     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                AEGEAN SEA INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                        3577                    91-2032368
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)
                                   4991 Corporate Drive
                                 Huntsville, Alabama 35805
                                      (256) 430-4000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                       DOYLE C. WEEKS AND BARRY L. HARMON
                                AEGEAN SEA INC.
                              4991 CORPORATE DRIVE
                           HUNTSVILLE, ALABAMA 35805
                                 (256) 430-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

  PATRICK J. SCHULTHEIS, ESQ.            BARRY L. HARMON                STEPHEN F. THORNTON              JOHN H. COOPER, ESQ.
  CHRISTIAN E. MONTEGUT, ESQ.        SAMUEL F. SARACINO, ESQ.           DOUGLAS E. PRITCHETT            SEAN T. WHEELER, ESQ.
WILSON SONSINI GOODRICH & ROSATI            APEX INC.                      CYBEX COMPUTER               SIROTE & PERMUTT, P.C.
    PROFESSIONAL CORPORATION          9911 WILLOWS ROAD N.E.            PRODUCTS CORPORATION           2311 HIGHLAND AVE. SOUTH
      5300 CARILLON POINT           REDMOND, WASHINGTON 98052           4991 CORPORATE DRIVE          BIRMINGHAM, ALABAMA 35205
   KIRKLAND, WASHINGTON 98033             (425) 861-5858             HUNTSVILLE, ALABAMA 35805              (205) 930-5100
         (425) 576-5800                                                    (256) 430-4000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                         AMOUNT TO BE          PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED(1)         OFFERING PRICE(2)        REGISTRATION FEE
Common Stock $0.001 par value....................     45,215,131 shares         $1,622,334,080             $428,296

(1) Represents the number of shares of the common stock of the registrant which may be issued to shareholders of Apex Inc., a Washington corporation, and to shareholders of Cybex Computer Products Corporation, an Alabama corporation, pursuant to the transactions described herein.

(2) Pursuant to Rule 457(f)(1) and (c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of common stock of each of Apex and Cybex as reported on The Nasdaq Stock Market on March 30, 2000:

    (a) Apex common stock, 22,981,502 shares, multiplied by the exchange ratio of 1.0905, multiplied by average price, $36.4375; plus

    (b) Cybex common stock, 20,153,803 shares, multiplied by average price, $35.1875.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED             , 2000

                                     [LOGO]

To Our Shareholders:

    You are cordially invited to attend the special meeting of shareholders of
Apex Inc. to be held at             at             , Washington       on
            , 2000 at 9:00 a.m., Pacific time.

    The proposal expected to be acted upon at the meeting relates to the proposed merger of a wholly-owned subsidiary of Aegean Sea Inc. with and into Apex as described in the merger agreement dated as of March 8, 2000, among Apex, Aegean Sea and Cybex Computer Products Corporation. After the merger, Apex will be a wholly-owned subsidiary of Aegean Sea. This proposal is described in detail in the attached notice of special meeting of shareholders and joint proxy statement/prospectus.

    In the merger, each share of Apex common stock will be exchanged for 1.0905 shares of Aegean Sea common stock. Aegean Sea common stock will be traded on The Nasdaq Stock Market under the symbol "ASEA."

    At the same time as the Apex merger, another wholly-owned subsidiary of Aegean Sea will merge with and into Cybex. Following the two mergers, Apex and Cybex will be wholly-owned subsidiaries of Aegean Sea. Immediately following the mergers, the former Apex shareholders will hold approximately 54.5% of the outstanding Aegean Sea common stock, and the former Cybex shareholders will hold approximately 45.5% of the outstanding Aegean Sea common stock.

    The Apex merger cannot be completed unless the holders of two-thirds of Apex's outstanding common stock approve the merger agreement and the Apex merger. Only shareholders who hold shares of Apex common stock at the close of
business on             , 2000, will be entitled to vote at the special meeting.

    After careful consideration, your board of directors has approved the Apex merger, and has determined it to be fair to and in the best interests of Apex and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE APEX MERGER.

    The attached joint proxy statement/prospectus provides you with detailed information concerning Apex, Aegean Sea, Cybex and the mergers. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS JOINT PROXY STATEMENT/ PROSPECTUS.

    It is important that you use this opportunity to take part in the affairs of Apex by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting. YOUR VOTE IS VERY IMPORTANT. Returning the proxy will not prevent you from attending the meeting and voting your shares in person.

                                          Sincerely,

                                          Kevin J. Hafer
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN

This joint proxy statement/prospectus is dated       , 2000 and was first mailed
                    to shareholders on or about       , 2000

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF AEGEAN SEA COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS OR DETERMINED WHETHER THIS JOINT PROXY STATEMENT/PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     [LOGO]
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD             , 2000 AT 9:00 A.M.

To Our Shareholders:

    A special meeting of shareholders of Apex Inc. will be held at
located at             , Washington       on             , 2000 at 9:00 a.m.,
Pacific time, for the following purposes:

    1. To consider and vote upon a proposal to approve the merger agreement dated as of March 8, 2000, among Apex, Cybex Computer Products Corporation and Aegean Sea Inc., pursuant to which Apex and Cybex will each become a wholly-owned subsidiary of Aegean Sea Inc. and each share of Apex common stock will be automatically converted into 1.0905 shares of Aegean Sea common stock, and to approve the Apex merger.

    2. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

    The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully.

    Apex shareholders are entitled to assert dissenters' rights under Washington law in connection with the Apex merger. A copy of Chapter 23B.13 of the Washington Business Corporation Act, which sets forth the dissenters' rights, is attached to the joint proxy statement/prospectus as Annex D.

    We have fixed the close of business on             , 2000 as the record date
for the determination of our shareholders entitled to vote at this meeting.

                                          By Order of the Board of Directors of
                                          Apex Inc.

                                          Samuel F. Saracino
                                          SECRETARY

Redmond, Washington
            , 2000

  YOUR VOTE IS VERY IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. RETURNING THE PROXY DOES NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK, YOU MUST INSTRUCT THEM HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE APEX MERGER.

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER DESCRIBED IN THE JOINT PROXY STATEMENT/ PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED            , 2000

                                     [LOGO]

To Our Shareholders:

    You are cordially invited to attend the special meeting of shareholders of
Cybex Computer Products Corporation to be held at             at
         Huntsville, Alabama       on             , 2000 at 11:00 a.m., Central
time.

    The proposal expected to be acted upon at the meeting relates to the proposed merger of a wholly-owned subsidiary of Aegean Sea Inc. with and into Cybex as described in the merger agreement, dated as of March 8, 2000, among Apex Inc., Aegean Sea and Cybex. After the merger, Cybex will be a wholly-owned subsidiary of Aegean Sea. This proposal is described in detail in the attached notice of special meeting of shareholders and joint proxy statement/prospectus.

    In the merger, each share of Cybex common stock will be exchanged for one share of Aegean Sea common stock. Aegean Sea common stock will be traded on The Nasdaq Stock Market under the symbol "ASEA."

    At the same time as the Cybex merger, another wholly-owned subsidiary of Aegean Sea will merge with and into Apex. Following the two mergers, Apex and Cybex will be wholly-owned subsidiaries of Aegean Sea. Immediately following the mergers, the former Apex shareholders will hold approximately 54.5% of the outstanding Aegean Sea common stock and the former Cybex shareholders will hold approximately 45.5% of the outstanding Aegean Sea common stock.

    The Cybex merger cannot be completed unless the holders of two-thirds of Cybex's outstanding common stock approve the merger agreement and the Cybex merger. Only shareholders who hold shares of Cybex common stock at the close of
business on             , 2000 will be entitled to vote at the special meeting.

    After careful consideration, your board of directors has approved the Cybex merger, and has determined it to be fair to and in the best interests of Cybex and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE CYBEX MERGER.

    The attached joint proxy statement/prospectus provides you with detailed information concerning Apex, Aegean Sea, Cybex and the mergers. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

    It is important that you use this opportunity to take part in the affairs of Cybex by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                       Sincerely,

                                       Stephen F. Thornton
                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

This joint proxy statement/prospectus is dated       , 2000 and was first mailed
                    to shareholders on or about       , 2000

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF AEGEAN SEA COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS OR DETERMINED WHETHER THIS JOINT PROXY STATEMENT/PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     [LOGO]

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD             , 2000 AT 11:00 A.M.

To Our Shareholders:

    A special meeting of shareholders of Cybex Computer Products Corporation
will be held at             located at             Huntsville, Alabama       on
            , 2000 at 11:00 a.m., Central time, for the following purposes:

    1. To consider and vote upon a proposal to approve the merger agreement dated as of March 8, 2000, among Cybex, Apex Inc., and Aegean Sea Inc. pursuant to which Apex and Cybex will each become a wholly-owned subsidiary of Aegean Sea and each share of Cybex common stock will be automatically converted into one share of Aegean Sea common stock, and to approve the Cybex merger.

    2. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

    These items of business are described in the attached joint proxy statement/prospectus. We encourage you to read the entire document carefully.
Holders of record of Cybex common stock at the close of business on       ,
2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

    Cybex shareholders are entitled to assert dissenters' rights under Alabama law in connection with the Cybex merger. A copy of Article 13 of the Alabama Business Corporation Act, which sets forth the dissenters' rights, is attached to the joint proxy statement/prospectus as Annex E.

                                          By Order of the Board of Directors of
                                          Cybex Computer Products Corporation

                                          Remigius G. Shatas
                                          SECRETARY

Huntsville, Alabama
            , 2000

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE A HOLDER OF RECORD, YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE SPECIAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE CYBEX MERGER.

               DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT
                           PROXY STATEMENT/PROSPECTUS

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCLUDES INFORMATION THAT HAS NOT BEEN DELIVERED OR PRESENTED TO YOU BUT IS "INCORPORATED BY REFERENCE." This means that Apex and Cybex disclose information to you by referring you to another document filed separately with the Securities and Exchange Commission (SEC). The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below, which contain important business and financial information.

    All documents filed by Apex or Cybex under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this joint proxy statement/prospectus and before the date of the Apex special meeting and the Cybex special meeting are incorporated by reference into and deemed to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

    The following documents, which were filed by Apex with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

    - Apex's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000

    - Apex's current report on Form 8-K, dated March 8, 2000, filed on March 13, 2000, which describes the merger agreement and the mergers.

    The following documents, which were filed by Cybex with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

    - Cybex's annual report on Form 10-K for the fiscal year ended March 31, 1999, filed on June 23, 1999

    - Cybex's quarterly report on Form 10-Q for the fiscal quarter ended July 2, 1999, filed on August 16, 1999

    - Cybex's quarterly report on Form 10-Q for the fiscal quarter ended October 1, 1999, filed on November 15, 1999

    - Cybex's quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed on February 14, 2000

    - Cybex's current report on Form 8-K, dated March 8, 2000, filed on March 16, 2000, which describes the merger agreement and the mergers.

    Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    The documents incorporated by reference into this joint proxy statement/prospectus are available from Apex and Cybex upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus), without charge, upon written or
oral request. YOU SHOULD MAKE ANY REQUEST FOR DOCUMENTS BY             , 2000 TO
ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

    Reports, proxy statements and other information concerning Apex and Cybex may be inspected at: The National Association of Securities Dealers, 1735 K Street N.W., Washington, D.C. 20006.

   Requests for documents relating to Apex       Requests for documents relating to Cybex
           should be directed to:                         should be directed to:

                  Apex Inc.                         Cybex Computer Products Corporation
           9911 Willows Road N.E.                          4991 Corporate Drive
          Redmond, Washington 98052                      Huntsville, Alabama 35805
               (425) 861-5858                                 (256) 430-4000
         Attention: Barry L. Harmon                   Attention: Douglas E. Pritchett

    Apex and Cybex have filed reports, proxy statements and other information with the SEC. Copies of its reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the
SEC:

       Judiciary Plaza                Citicorp Center           Seven World Trade Center
          Room 1024               500 West Madison Street              13th Floor
   450 Fifth Street, N.W.               Suite 1400              New York, New York 10048
   Washington, D.C. 20549         Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

    Aegean Sea has filed a registration statement under the Securities Act with the SEC with respect to Aegean Sea's common stock to be issued to Apex and Cybex shareholders in the mergers. This joint proxy statement/prospectus constitutes the prospectus of Aegean Sea filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

  REFERENCES IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO "WE," "US," "OUR," AND "OURS" REFER TO AEGEAN SEA, APEX, CYBEX AND THEIR CONSOLIDATED SUBSIDIARIES FOLLOWING THE MERGERS.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
DOCUMENTS INCORPORATED BY REFERENCE IN THE JOINT PROXY
    STATEMENT/PROSPECTUS....................................       i

WHERE YOU CAN FIND MORE INFORMATION.........................      ii

QUESTIONS AND ANSWERS FOR APEX AND CYBEX SHAREHOLDERS.......       1

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS.............       4
    The Companies...........................................       4
    Summary of the Mergers..................................       5

SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA
    CONDENSED COMBINED FINANCIAL DATA.......................      13
    Apex Selected Historical Financial Data.................      13
    Cybex Selected Historical Financial Data................      14
    Selected Unaudited Pro Forma Condensed Combined
     Financial Data.........................................      15
    Comparative Historical and Unaudited Pro Forma Per Share
     Data...................................................      16

RISK FACTORS................................................      18
    Risks related to the proposed mergers...................      18
    Risks related to the combined company's business........      21

THE APEX SPECIAL MEETING....................................      32
    Date, time and place of Apex special meeting............      32
    Purpose of special meeting..............................      32
    Record date and outstanding shares......................      32
    Vote and quorum required................................      32
    Abstentions; broker non-votes...........................      33
    Expenses of proxy solicitation..........................      33
    Proxies.................................................      33
    Rights of dissenting shareholders.......................      34
    Recommendation of the board of directors................      34

THE CYBEX SPECIAL MEETING...................................      35
    Date, time and place of Cybex special meeting...........      35
    Purpose of special meeting..............................      35
    Record date and outstanding shares......................      35
    Vote and quorum required................................      35
    Abstentions; broker non-votes...........................      36
    Expenses of proxy solicitation..........................      36
    Proxies.................................................      36
    Rights of dissenting shareholders.......................      37
    Recommendation of the board of directors................      37

THE MERGERS.................................................      38
    Background of the mergers and related agreements........      38
    Apex's reasons for the merger...........................      41
    Recommendation of Apex's board of directors.............      43
    Cybex's reasons for the merger..........................      44
    Recommendation of Cybex's board of directors............      46
    Opinion of Apex's financial advisor.....................      46

                                                                PAGE
                                                              --------
    Fee arrangements with Apex's financial advisor..........      52
    Opinion of Cybex's financial advisor....................      52
    Fee arrangements with Cybex's financial advisor.........      57
    Interests of Apex directors, officers and affiliates in
     the mergers............................................      57
    Interests of Cybex directors, officers and affiliates in
     the mergers............................................      59
    Completion and effectiveness of the mergers.............      61
    Structure of the merger and conversion of stock and
     options................................................      61
    Assumption of stock plans...............................      62
    Exchange of Apex and Cybex stock certificates for Aegean
     Sea stock certificates.................................      62
    No dividends............................................      63
    Material United States federal income tax considerations
     of the mergers.........................................      63
    Accounting treatment of the mergers.....................      64
    Regulatory filings and approvals required to complete
     the merger.............................................      64
    Restrictions on sales of shares by affiliates...........      64
    Dissenters' rights......................................      65
    Listing on The Nasdaq Stock Market of Aegean Sea common
     stock to be issued in the mergers......................      66
    Delisting and deregistration of Apex and Cybex common
     stock after the mergers................................      66

THE MERGER AGREEMENT........................................      67
    Representations and warranties..........................      67
    Apex's and Cybex's conduct of business before completion
     of the mergers.........................................      68
    No other negotiations; no solicitation..................      69
    Apex's and Cybex's employee benefit plans...............      71
    Treatment of stock options..............................      71
    Conditions to completion of the mergers.................      72
    Termination of the merger agreement.....................      73
    Payment of termination fees.............................      75
    Extension, waiver and amendment of the merger
     agreement..............................................      75

AGREEMENTS RELATED TO THE MERGERS...........................      76
    Apex shareholders' voting agreements....................      76
    Cybex shareholders' voting agreements...................      76
    Apex affiliate agreements...............................      77
    Cybex affiliate agreements..............................      77

MARKET PRICE AND DIVIDEND INFORMATION.......................      78
    Historical market prices................................      78
    Recent share price......................................      78
    Dividends...............................................      79

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
    STATEMENTS..............................................      80

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
    OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999.........      81

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF
    DECEMBER 31, 1999.......................................      82
    Notes to Unaudited Pro Forma Condensed Combined
     Financial Statements...................................      83

COMPARISON OF RIGHTS OF HOLDERS OF AEGEAN SEA COMMON STOCK,
    APEX COMMON STOCK AND CYBEX COMMON STOCK................      87

                                                                PAGE
                                                              --------
INFORMATION REGARDING APEX AND CYBEX........................      97
    Security ownership of certain beneficial owners and
     management of Apex.....................................      97
    Security ownership of certain beneficial owners and
     management of Cybex....................................      98

MANAGEMENT OF AEGEAN SEA....................................     101
    Executive officers and directors........................     101
    Classified board........................................     103
    Audit committee.........................................     103
    Compensation committee interlocks and insider
     participation..........................................     103
    Director compensation...................................     103
    Limitation on directors' liability and
     indemnification........................................     104

DESCRIPTION OF CAPITAL STOCK................................     104
    Common stock............................................     104
    Preferred stock.........................................     105
    Antitakeover effects of provisions of the charter
     documents..............................................     105
    Effect of Delaware antitakeover statute.................     106
    Transfer agent and registrar............................     106

LEGAL OPINION...............................................     107

EXPERTS.....................................................     107

STOCKHOLDER PROPOSALS.......................................     107

ANNEX A  The Merger Agreement

ANNEX B  Opinion of Donaldson, Lufkin & Jenrette Securities
         Corporation

ANNEX C  Opinion of SG Cowen Securities Corporation

ANNEX D  Chapter 23B.13 of the Washington Business Corporation Act
         (Dissenters' Rights)

ANNEX E  Article 13 of the Alabama Business Corporation Act
         (Dissenters' Rights)

ANNEX F  Form of Apex Voting Agreement

ANNEX G  Form of Cybex Voting Agreement

             QUESTIONS AND ANSWERS FOR APEX AND CYBEX SHAREHOLDERS

Q:  WHY ARE APEX AND CYBEX PROPOSING THE MERGERS? (SEE PAGE 38)

    A: Apex and Cybex are proposing the mergers because they believe the combined company will be well positioned to speed the development of advanced solutions for efficiently managing large data centers worldwide. Like Apex and Cybex today, the combined company will design, manufacture and market progressive solutions for network management, including keyboard/video/mouse (KVM) switching systems, KVM extension products, digital video solutions and remote access management tools.

Q:  WHAT IS AEGEAN SEA INC.? (SEE PAGE 61)

    A: Aegean Sea Inc. is a new corporation formed specifically for the transactions described in this joint proxy statement/ prospectus. After the mergers are completed, Apex and Cybex will be wholly-owned subsidiaries of Aegean Sea.

Q:  WHAT IS THE MERGER (IS IT 1 OR 2 MERGERS)? (SEE PAGE 61)

    A: The merger actually will include two separate mergers that will happen simultaneously. A new, wholly-owned subsidiary of Aegean Sea will merge with and into Apex, resulting in Apex becoming a wholly-owned subsidiary of Aegean Sea. We call this the Apex merger. Simultaneously, another new, wholly-owned subsidiary of Aegean Sea will merge with and into Cybex, resulting in Cybex becoming a wholly-owned subsidiary of Aegean Sea. We call this the Cybex merger. We refer to the Apex merger and the Cybex merger together as the mergers.

Q:  WHAT WILL APEX COMMON SHAREHOLDERS RECEIVE IN THE APEX MERGER? (SEE
    PAGE 61)

    A: Holders of Apex common stock will receive 1.0905 shares of Aegean Sea common stock in exchange for each share of Apex common stock. No fractional shares will be issued. Instead of fractional shares, Apex shareholders will receive cash in an amount based on the average closing prices reported on Nasdaq for Apex common stock for the five trading days immediately preceding the effective date of the Apex merger divided by 1.0905.

Q: HOW WILL THE APEX MERGER AFFECT OPTIONS TO PURCHASE APEX COMMON STOCK? (SEE PAGE 61)

    A: Each option to purchase Apex common stock that is outstanding immediately prior to the Apex merger will automatically become an option to purchase Aegean Sea common stock. The number of shares of Aegean Sea common stock purchasable under the option will be the product of the number of shares of Apex common stock that were purchasable before the merger multiplied by 1.0905. The exercise price per share will be the pre-merger exercise price divided by 1.0905.

Q:  WHAT WILL CYBEX COMMON SHAREHOLDERS RECEIVE IN THE CYBEX MERGER? (SEE
    PAGE 62)

    A: Holders of Cybex common stock will receive one share of Aegean Sea common stock in exchange for each share of Cybex common stock.

Q: HOW WILL THE CYBEX MERGER AFFECT OPTIONS TO PURCHASE CYBEX COMMON STOCK. (SEE PAGE 62)

    A: Each option to purchase Cybex common stock that is outstanding immediately prior to the Cybex merger will automatically become an option to purchase Aegean Sea common stock. The number of shares purchasable and the exercise price per share will not change.

Q: WHAT PERCENTAGE OF AEGEAN SEA WILL THE FORMER APEX SHAREHOLDERS AND FORMER CYBEX SHAREHOLDERS OWN IMMEDIATELY FOLLOWING THE MERGERS? (SEE PAGE 62)

    A: Immediately following the mergers, the former shareholders of Apex and Cybex will have approximately the following aggregate ownership interests in Aegean Sea common stock:

                                              AEGEAN SEA
                                                COMMON
                                                STOCK,
                                AEGEAN SEA     ASSUMING
                                  COMMON      EXERCISE OF
                                   STOCK          ALL
                                OUTSTANDING   OUTSTANDING
                                    (%)       OPTIONS (%)
                                -----------   -----------
         APEX SHAREHOLDERS         54.5          55.1
         CYBEX SHAREHOLDERS        45.5          44.9

Q: DOES THE BOARD OF DIRECTORS OF APEX RECOMMEND VOTING IN FAVOR OF THE APEX MERGER? (SEE PAGE 43)

    A: Yes. After careful consideration, Apex's board of directors unanimously recommends that Apex shareholders vote in favor of approval of the merger agreement and the Apex merger.

Q: DOES THE BOARD OF DIRECTORS OF CYBEX RECOMMEND VOTING IN FAVOR OF THE CYBEX MERGER? (SEE PAGE 46)

    A: Yes. After careful consideration, Cybex's board of directors unanimously recommends that Cybex shareholders vote in favor of approval of the merger agreement and the Cybex merger.

Q: WHAT SHAREHOLDER APPROVALS ARE NEEDED TO COMPLETE THE MERGERS? (SEE PAGES 32 AND 35)

    A: For Apex, the affirmative vote of the holders of two-thirds of the outstanding shares of Apex's common stock is required to approve the merger agreement and the Apex merger.

       For Cybex, the affirmative vote of the holders of two-thirds of the outstanding shares of Cybex's common stock is required to approve the merger agreement and the Cybex merger.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGERS? (SEE PAGE 18)

    A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "RISK FACTORS" beginning on page 18.

Q:  WHAT DO I NEED TO DO NOW? (SEE PAGES 33 AND 36)

    A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please mail your signed Apex or Cybex proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting.

Q:  SHOULD I SEND IN MY APEX OR CYBEX STOCK CERTIFICATES NOW? (SEE PAGES 33 AND
    36)

    A: No. After the mergers are completed, Aegean Sea will send you written instructions for exchanging your Apex and Cybex stock certificates for Aegean Sea stock certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (SEE PAGES 33 AND 36)

    A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE? (SEE PAGES 33 AND 36)

    A: You can change your vote at any time before your proxy is voted at your special meeting. There are three ways for you to do this:

       - send notice to the secretary of Apex or Cybex (as appropriate) that you wish to revoke your proxy

       - send notice to the secretary of Apex or Cybex (as appropriate) that you wish to change your proxy

       - attend the shareholder meeting and vote in person

       If your shares are held in an account at a brokerage firm or bank, you should contact the brokerage firm or bank to change your vote.

Q:  WHAT IF I DON'T VOTE? (SEE PAGES 33 AND 36)

    A: If you fail to vote, it will have the same effect as a vote against the merger.

       - If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve the merger agreement and the Apex merger or the Cybex merger, as applicable.

       - If you respond and abstain from voting, your proxy will have the same effect as a vote against approval of the merger agreement and the Apex merger or the Cybex merger, as applicable.

Q:  WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED? (SEE PAGE 61)

    A: Apex and Cybex are working toward completing the mergers as quickly as possible. We hope to complete the mergers during the second or third calendar quarter of 2000.

Q:  WHERE WILL MY SHARES OF AEGEAN SEA COMMON STOCK BE LISTED? (SEE PAGE 66)

    A: We intend to apply to list the Aegean Sea common stock on Nasdaq under the symbol "ASEA."

Q:  WILL I RECOGNIZE AN INCOME TAX GAIN OR LOSS ON THE MERGER? (SEE PAGE 63)

    A: For both Apex shareholders and Cybex shareholders, it is expected that you will not recognize gain or loss for United States federal income tax purposes in connection with the mergers, except that Apex shareholders will recognize gain or loss with respect to cash received for fractional shares and cash received through exercise of dissenters' rights. However, all Apex and Cybex shareholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q:  AM I ENTITLED TO ASSERT DISSENTERS' OR APPRAISAL RIGHTS? (SEE PAGE 65)

    A: Yes, Apex and Cybex shareholders will have the opportunity to assert dissenters' rights relating to the mergers. To claim these rights, Apex shareholders must comply with the requirements of Washington law, and Cybex shareholders must comply with the requirements of Alabama law. These requirements generally consist of the following:

       - Before the shareholder vote is taken, you must deliver to Apex or Cybex, as applicable, written notice of your intent to demand payment for your shares if the merger is effected.

       - You must not vote your shares in favor of the merger at your shareholders' meeting.

       - You must demand payment for your shares in the manner required by the notice sent to you by Apex or Cybex, as applicable.

       - You must certify that you acquired beneficial ownership of your shares before March 8, 2000.

       - You must deposit the certificates representing your shares as provided in the notice you receive from Apex or Cybex.

Q:  WHOM SHOULD I CALL WITH QUESTIONS? (SEE PAGE II)

    A: Apex shareholders should call Barry L. Harmon, at (425) 461-5858, with any questions about the mergers.

       Cybex shareholders should call Douglas E. "Dusty" Pritchett, at
       (256) 430-4000, ext. 1504, with any questions about the mergers.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

    THIS JOINT PROXY STATEMENT/PROSPECTUS PERTAINS TO THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF AEGEAN SEA WITH AND INTO APEX AND THE MERGER OF ANOTHER WHOLLY-OWNED SUBSIDIARY OF AEGEAN SEA WITH AND INTO CYBEX. THIS JOINT PROXY STATEMENT/PROSPECTUS IS BEING SENT TO THE HOLDERS OF COMMON STOCK OF BOTH APEX AND CYBEX. THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU.

    YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERENCED IN IT FOR A MORE COMPLETE UNDERSTANDING OF THE MERGERS. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A, THE OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, WHICH IS ATTACHED AS ANNEX B, AND THE OPINION OF SG COWEN SECURITIES CORPORATION, WHICH IS ATTACHED AS ANNEX C. IF YOU WISH TO ASSERT DESSENTERS' RIGHTS, YOU SHOULD READ THE WASHINGTON LAWS OR ALABAMA LAWS, AS APPLICABLE, REGARDING DISSENTERS' RIGHTS, ATTACHED AS ANNEX D AND ANNEX E.

    IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT APEX AND CYBEX IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERRING TO THAT INFORMATION IN DOCUMENTS PUBLICLY FILED BY APEX AND CYBEX. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" THAT BEGINS ON PAGE II OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                 THE COMPANIES


                   [LOGO]                                         [LOGO]
    APEX INC.                                      CYBEX COMPUTER PRODUCTS CORPORATION
    9911 Willows Road N.E.                         4991 Corporate Drive
    Redmond, Washington 98052                      Huntsville, Alabama 35805
    (425) 861-5858                                 (256) 430-4000
    http://www.apex.com                            http://www.cybex.com
Apex designs, manufactures, and sells          Cybex develops, produces, and markets
stand-alone switching systems and remote       keyboard, video monitor and mouse switch,
access products for the client/server          extension and remote access products for use
computing market. Network administrators in    in the computer industry.
client/server environments have increasingly
complex and growing server populations, and    Cybex's keyboard, video monitor and mouse
Apex's switching systems and remote access     switch products provide multiple users, each
products help network administrators manage    with a separate keyboard, video monitor and
multiple servers from a single keyboard,       mouse, with the capability to control over
video monitor and mouse configuration, which   2,000 personal computers, eliminating the
may be at a remote location. Specifically,     need for individual keyboards, video monitors
Apex products reduce personnel, space,         or mice for the controlled computers. Cybex's
energy, depreciation and maintenance costs     keyboard, video monitor and mouse switch
that organizations face when adopting or       products are particularly useful in
expanding client/server architecture.          networking environments when multiple
                                               computers are dedicated as servers and in
Apex provides comprehensive "plug and play"    situations where multiple computers need to
solutions to many of the network               be controlled from one location to facilitate
administration, management and storage         network management.
problems inherent in client/server network
environments. Apex's                           Cybex's family of keyboard, video monitor and
OUTLOOK-Registered Trademark-,                 mouse extension products allow users to
VIEWPOINT-Registered Trademark- and            separate the keyboards, video monitors and
EMERGE-TM- products consolidate the control    mice up to 600
and monitoring of multiple network servers to
a centralized command center

consisting of one or more consoles. These      feet from the computer. In addition, certain
products work with server populations that     extension products allow multiple users
use different platforms and different          shared access to the same computer from
operating systems. Most of Apex's console      different keyboards, video monitors and mice.
switching and remote access products use the   These products are particularly useful in
patented OSCAR-Registered Trademark-           congested work areas or where working
interface that enables a network               conditions may be hazardous to the function
administrator to immediately identify and      of the computer.
access servers using the administrator's own
naming convention. Apex's console switching    Cybex's remote access line of extension
and remote access products operate with a      products allows users to control servers from
direct hardwired connection between the        remote locations using a standard modem,
console and the attached servers through the   Internet or network connection, without the
switch. This direct connection enables         necessity of remote access hardware or
network administrators to access network       software on the computers or servers being
servers and locate the problem server even     accessed. When used in conjunction with a
when the network is down.                      switch product, Cybex's remote access line of
                                               extension products permits users to control
Apex also sells integrated server cabinet      attached computers remotely.
solutions to consolidate and store a variety
of servers and related hardware in a single
cabinet that makes physical access and
hardware maintenance tasks safer and more
efficient.

                                AEGEAN SEA INC.
                              4991 Corporate Drive
                           Huntsville, Alabama 35805
                                 (256) 430-4000

    Aegean Sea is a newly-formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement/prospectus. Upon completion of the mergers, Apex and Cybex will become wholly-owned subsidiaries of Aegean Sea. The business of Aegean Sea will be the combined businesses currently conducted by Apex and Cybex.

                             SUMMARY OF THE MERGERS

THE MERGERS (SEE PAGE 61)

    The proposed transaction involves two mergers that will occur simultaneously, one involving Apex and another involving Cybex.

    THE APEX MERGER. Apex will merge with a wholly-owned subsidiary of Aegean Sea. Apex will survive the merger as a wholly-owned subsidiary of Aegean Sea. As a result of the Apex merger, each outstanding share of Apex common stock will be automatically converted into 1.0905 shares of Aegean Sea common stock.

    THE CYBEX MERGER. Cybex will merge with a wholly-owned subsidiary of Aegean Sea. Cybex will survive the merger as a wholly-owned subsidiary of Aegean Sea. As a result of the Cybex merger, each outstanding share of Cybex common stock will be automatically converted into one share of Aegean Sea common stock.

    Following the mergers, the former Apex shareholders will hold approximately 54.5% of the outstanding common stock of Aegean Sea, and the former Cybex shareholders will hold approximately 45.5% of the outstanding common stock of Aegean Sea.

    The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

THE SPECIAL MEETINGS (SEE PAGES 32 AND 35)

    SPECIAL MEETING OF APEX'S SHAREHOLDERS. The Apex special meeting will be held at [ ] on [ ], 2000, starting at 9:00 a.m., Pacific time.

    SPECIAL MEETING OF CYBEX'S SHAREHOLDERS. The Cybex special meeting will be
held at [      Huntsville, Alabama] on [  ], 2000, starting at 11:00 a.m.,
Central time.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (SEE PAGES 43 AND 46)

    APEX BOARD: The Apex board of directors believes that the Apex merger is fair to you and in your best interest and unanimously approved the merger agreement and the Apex merger. The Apex board of directors unanimously recommends that you vote FOR approval of the merger agreement and the Apex merger.

    CYBEX BOARD: The Cybex board of directors believes that the Cybex merger is fair to you and in your best interest and unanimously approved the merger agreement and the Cybex merger. The Cybex board of directors unanimously recommends that you vote FOR approval of the merger agreement and the Cybex merger.

VOTE REQUIRED FOR APPROVAL (SEE PAGES 32 AND 35)

    APEX: The holders of two-thirds of the outstanding shares of Apex common stock must approve the merger agreement and the Apex merger. Apex shareholders are entitled to cast one vote per share of Apex common stock owned as of the record date.

    CYBEX: The holders of two-thirds of the outstanding shares of Cybex common stock must approve the merger agreement and the Cybex merger. Cybex shareholders are entitled to cast one vote per share of Cybex common stock owned as of the record date.

THE SHAREHOLDER VOTING AGREEMENTS (SEE PAGE 76)

    Apex shareholders who collectively hold approximately    % of the
outstanding Apex common stock as of the record date entered into voting agreements requiring them to vote all of their shares of Apex common stock in favor of the merger agreement and the Apex merger.

    Cybex shareholders who collectively hold approximately   % of the
outstanding Cybex common stock as of the record date entered into voting agreements requiring them to vote all their shares of Cybex common stock in favor of the merger agreement and the Cybex merger.

PROCEDURES FOR VOTING YOUR SHARES (SEE PAGES 33 AND 36)

    Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at your shareholder meeting. You may vote your shares by signing your proxy card and mailing it in the enclosed return envelope. If you are a holder of record, you may vote in person at the special meeting.

    - If you do not include instructions on how to vote your properly executed proxy card, your shares will be voted FOR approval of the merger agreement and the mergers.

    - If your shares are held in an account at a brokerage firm or bank, your broker will vote your shares only if you provide instructions on how to vote, by following the information provided to you by your broker.

    - If you do not vote or abstain from voting, it will have the same effect as voting against the mergers.

PROCEDURES FOR CHANGING YOUR VOTE (SEE PAGES 33 AND 36)

    You can change your vote at any time before your proxy is voted at the special meeting of your company's shareholders. You can do this in one of three ways. First, you can send a written notice stating that you are revoking your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy for Apex shares to the Corporate Secretary of Apex at the address on page ii and for Cybex shares to the Corporate Secretary of Cybex at the address on page ii. You must deliver this notice before your shares are voted at your special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your broker to change your vote.

    Third, if you are a holder of record, you can attend the special meeting of your company's shareholders and vote in person.

OPINIONS OF APEX'S AND CYBEX'S FINANCIAL ADVISORS (SEE PAGES 46 AND 52)

    In deciding to approve the Apex merger, Apex's board of directors considered an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, as to the fairness, from a financial point of view, of the Apex exchange ratio to the Apex shareholders. In deciding to approve the Cybex merger, Cybex's board of directors considered the opinion from its financial advisor, SG Cowen Securities Corporation, as to the fairness, from a financial point of view, of the Cybex exchange ratio to the Cybex shareholders.

    The full text of the written opinions of the financial advisors are attached to this joint proxy statement/prospectus as Annex B and Annex C. You should read these opinions carefully and completely for a description of the assumptions made, matters considered and the limitations of the review the advisors conducted. The opinion of Donaldson, Lufkin & Jenrette is directed to the Apex board, and the opinion of SG Cowen is directed to the Cybex board. These opinions do not address the prices at which Aegean Sea's common stock will trade after the proposed mergers and are not a recommendation as to how to vote on any matter relating to the proposed mergers.

CONDITIONS TO COMPLETION OF THE MERGERS (SEE PAGE 72)

    Apex's and Cybex's obligations to complete the mergers are subject to the satisfaction or waiver of closing conditions. The conditions that must be satisfied or waived before the completion of the mergers include the following, subject to exceptions and qualifications:

    - The merger agreement and the Apex merger must be approved by the Apex shareholders, and the merger agreement and the Cybex merger must be approved by the Cybex shareholders.

    - No injunction or order preventing the completion of the mergers may be in effect.

    - All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated early.

    - Apex and Cybex must each receive an opinion of tax counsel that the mergers will, together, qualify as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code.

    - The shares of Aegean Sea common stock to be issued in the mergers must have been approved for listing on Nasdaq.

    - Apex's and Cybex's representations and warranties in the merger agreement must be true and correct unless the failure to be true and correct would not have a material adverse effect.

    - Apex and Cybex must have complied in all material respects with the agreements and covenants that each has made in the merger agreement.

    If either Apex or Cybex waives any conditions, they will each consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from their shareholders is appropriate.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 73)

    The merger agreement may be terminated prior to the effectiveness of the mergers under the following conditions:

    - Apex and Cybex may terminate the merger agreement by mutual consent.

    - Either Apex or Cybex may terminate the merger agreement if a governmental body has prohibited either merger.

    - Either Apex or Cybex may terminate the merger agreement if the mergers have not occurred by September 30, 2000. However, a party may not exercise this termination right if its breach of the merger agreement caused the delay in effecting the mergers.

    - Either Apex or Cybex may terminate the merger agreement if the required approval of the Apex shareholders or of the Cybex shareholders is not obtained. However, a party may not exercise this termination right if its breach of the merger agreement caused the shareholder approval not to be obtained.

    - By Apex, if Cybex breaches a representation, warranty or covenant of the merger agreement, causing the conditions to Apex's obligation to complete the mergers not to be satisfied. Cybex is entitled to a 30-day period to cure the breach prior to Apex having the right to terminate the merger agreement.

    - By Cybex, if Apex breaches a representation, warranty or covenant of the merger agreement, causing the conditions to Cybex's obligation to complete the mergers not to be satisfied. Apex is entitled to a 30-day period to cure the breach prior to Cybex having the right to terminate the merger agreement.

    - By Apex, if the Cybex board of directors fails to recommend unanimously that the Cybex shareholders approve the merger agreement and the Cybex merger.

    - By Cybex, if the Apex board of directors fails to recommend unanimously that the Apex shareholders approve the merger agreement and the Apex merger.

    - By Apex, if the Cybex board of directors makes any recommendation or approval of any extraordinary transaction involving Cybex and a party other than Apex, such as a merger or sale of significant assets.

    - By Cybex, if the Apex board of directors makes any recommendation or approval of any extraordinary transaction involving Apex and a party other than Cybex, such as a merger or sale of significant assets.

PAYMENT OF TERMINATION FEES (SEE PAGE 75)

    If the merger agreement is terminated upon certain occurrences, Apex may be required to pay to Cybex a termination fee of $25 million, or Cybex may be required to pay to Apex a termination fee of $25 million.

NO OTHER NEGOTIATIONS BY APEX OR CYBEX (SEE PAGE 69)

    Apex and Cybex have each agreed, subject to some exceptions, not to initiate or engage in discussions with another party concerning a business combination with another party while the mergers are pending.

DIRECTORS OF AEGEAN SEA FOLLOWING THE MERGERS (SEE PAGE 101)

    Following the mergers, the board of directors of Aegean Sea will consist of seven members. These members will consist of:

    - FROM APEX: Barry L. Harmon, Apex's current Chief Operating Officer, Chief Financial Officer and Treasurer, and two current non-employee members of Apex's board of directors

    - FROM CYBEX: three current members of Cybex's board of directors, including Stephen F. Thornton, Cybex's current Chairman of the Board, President and Chief Executive Officer, Doyle C.

      Weeks, Cybex's current Executive Vice President, Group Operations and Business Development, and John R. Cooper, a non-employee member of Cybex's board of directors

    - The seventh member of the board of directors will be a person named by the board members from Cybex, subject to the approval of the board members from Apex. This person must have experience in the computer and communication technology industry and cannot be affiliated with Apex or Cybex.

    The Aegean Sea board of directors will be a staggered board consisting of three classes of directors. At each annual meeting of stockholders, one of the classes will be elected. Except for the first term of each class following the mergers, directors will serve for a three year term. The first term will be one year for Class I, two years for Class II and three years for Class III.

EXECUTIVE OFFICERS OF AEGEAN SEA FOLLOWING THE MERGERS (SEE PAGE 101)

    Following the mergers, the executive management team of Aegean Sea is expected to include:

    - Stephen F. Thornton, as President, Chief Executive Officer and Chairman (Mr. Thornton currently has the same positions at Cybex)

    - Doyle C. Weeks, as Executive Vice President, Group Operations and Business Development (Mr. Weeks currently has the same positions at Cybex)

    - R. Byron Driver, as Senior Vice President, Operations and Chief Operating Officer (Mr. Driver currently has the same positions at Cybex)

    - Barry L. Harmon, as Senior Vice President, West Coast Operations
      (Mr. Harmon is currently Apex's Chief Operating Officer, Chief Financial Officer and Treasurer)

    - Gary R. Johnson, as Senior Vice President, Sales and Marketing (Mr. Johnson currently has the same position at Cybex)

    - Kieran MacSweeney, as Managing Director of International Operations (Mr. MacSweeney currently has the same position at Cybex)

    - Victor Odryna, as Senior Vice President, Corporate Strategic Marketing (Mr. Odryna currently has the same position at Cybex)

    - Douglas E. Pritchett, as Senior Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary (Mr. Pritchett currently has the same positions at Cybex)

    - Samuel F. Saracino, as Senior Vice President, Legal and Corporate Affairs, General Counsel and Secretary (Mr. Saracino is currently Apex's Vice President of Business Development, General Counsel and Secretary)

    - Christopher L. Thomas, as Senior Vice President, Engineering (Mr. Thomas currently has the same position at Cybex)

    - C. David Perry, as Vice President, OEM Sales (Mr. Perry is currently Apex's Vice President of Worldwide Sales)

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS (SEE PAGE 63)

    Apex and Cybex have structured the mergers so that, in general, Apex, Apex's shareholders, Cybex and Cybex's shareholders will not recognize gain or loss for United States federal income tax purposes in the mergers, except for taxes payable because of cash received by Apex shareholders instead of fractional shares and cash received through exercise of dissenters' rights. It is a condition to the mergers that both Apex and Cybex receive opinions from their lawyers concerning this tax treatment.

ACCOUNTING TREATMENT OF THE MERGERS (SEE PAGE 64)

    Aegean Sea intends to account for the mergers as a purchase of Cybex by Apex, using the purchase method of accounting.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS (SEE PAGES 57 AND 59)

    When considering the recommendations of Apex's and Cybex's boards of directors, you should be aware that some Apex and Cybex directors, officers and shareholders have interests in the mergers that are different from, or are in addition to, your interests. These interests include:

    - Kevin J. Hafer, Apex's Chairman of the Board of Directors, Chief Executive Officer and President, will receive full acceleration of the vesting of his Apex options immediately prior to completion of the mergers. For a period of one year following the mergers, Mr. Hafer will continue to receive substantially the same compensation and benefits he currently receives, even though he will not be an officer or director of Aegean Sea.

    - In connection with the mergers, Barry L. Harmon, C. David Perry and Samuel
      F. Saracino, officers of Apex, will receive partial acceleration of the vesting of their Apex options immediately prior to completion of the mergers. These officers of Apex will also become officers of Aegean Sea upon completion of the mergers. Mr. Harmon will also be a director of Aegean Sea following the mergers.

    - Aegean Sea has agreed to continue to indemnify and provide directors and officers insurance coverage for the current directors and officers of Apex and Cybex for six years following the mergers.

    - Stephen F. Thornton, Doyle C. Weeks, and Douglas E. Pritchett have amended their employment agreements to provide that the mergers do not constitute a change in control for purposes of their employment agreements.

    - Cybex has entered into separate employment agreements with Remigius G. Shatas, R. Byron Driver, Gary R. Johnson, Christopher L. Thomas and Kieran MacSweeney providing for the payment of severance compensation and accelerated vesting of all stock option awards in the event the employee terminates employment at any time following a change in control, such as the Cybex merger.

DISSENTERS' RIGHTS (SEE PAGE 65)

    APEX SHAREHOLDERS: Under Washington law, shareholders of Apex are entitled to dissenters' rights in connection with the Apex merger. To claim dissenters' rights, an Apex shareholder must comply with the following requirements:

    - Before the shareholder vote is taken, you must deliver to Apex written notice of your intent to demand payment for your shares if the Apex merger is effected

    - You must not vote your shares in favor of the Apex merger at the shareholder meeting

    - Apex will send you notice after the shareholder meeting, indicating when and how to demand payment for your shares

    - After receiving the notice from Apex, you must demand payment for your shares in the manner required by the notice sent by Apex

    - You must certify that you acquired beneficial ownership of your shares before March 8, 2000

    - You must deposit the certificates representing your shares in accordance with the terms of the notice you receive from Apex

    CYBEX SHAREHOLDERS: Under Alabama law, shareholders of Cybex are entitled to dissenters' rights in connection with the Cybex merger. To claim these rights, a Cybex shareholder must take the following steps:

    - Before the shareholder vote is taken, you must deliver to Cybex written notice of your intent to demand payment for your shares if the Cybex merger is effected

    - You must not vote your shares in favor of the Cybex merger at the shareholder meeting

    - Cybex will send you notice after the shareholder meeting, indicating when and how to demand payment for your shares

    - After receiving the notice from Cybex, you must demand payment for your shares in the manner required by the notice sent by Cybex

    - You must certify that you acquired beneficial ownership of your shares before March 8, 2000

    - You must deposit the certificates representing your shares in accordance with the terms of the notice you receive from Cybex

RESTRICTIONS ON THE ABILITY TO SELL AEGEAN SEA STOCK (SEE PAGE 65)

    All shares of Aegean Sea common stock received by Apex and Cybex shareholders in connection with the mergers will be freely transferable unless the holder is considered an affiliate of either Apex or Cybex under the Securities Act of 1933. Shares of Aegean Sea held by affiliates may only be sold under a registration statement or an exemption from the registration requirements of the Securities Act.

ANTITRUST APPROVALS REQUIRED TO COMPLETE THE MERGERS (SEE PAGE 64)

    The mergers are subject to approval under antitrust laws. Apex and Cybex will make all required filings with the United States Department of Justice and the Federal Trade Commission, but the applicable waiting periods have not expired as of the date of this joint proxy statement/prospectus. Apex and Cybex are not permitted to complete the mergers until the waiting periods have expired or been terminated. However, the Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the mergers at any time before or after their completion.

FORWARD-LOOKING STATEMENTS IN THIS JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to the financial condition, results of operations and business of Apex, Cybex and Aegean Sea and the expected impact of the mergers on Aegean Sea's financial performance. Words such as anticipates, expects, intends, plans, believes, seeks, estimates and similar expressions identify forward-looking statements.

    These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the mergers, you should carefully consider the discussion of these and other factors in the section entitled "RISK FACTORS" beginning on page 18.

COMPARATIVE MARKET PRICE INFORMATION (SEE PAGE 78)

    Shares of Apex common stock and Cybex common stock are listed on The Nasdaq Stock Market. Apex's trading symbol is "APEX." Cybex's trading symbol is "CBXC." On March 7, 2000, the last full trading day prior to the public announcement of the proposed mergers, the last reported sale prices of Apex's common stock and of Cybex's common stock were:

    - $36.00 per share of Apex common stock, and

    - $44.8125 per share of Cybex common stock.

    On March 30, 2000 the last reported sale prices of shares of Apex common stock and of Cybex common stock were:

    - $36.8750 per share of Apex common stock, and

    - $35.5000 per share of Cybex common stock.

    Apex, Cybex and Aegean Sea urge you to obtain current market quotations.

INCORPORATION OF ADDITIONAL INFORMATION BY REFERENCE (SEE PAGE I)

    We incorporate important business and financial information about Apex and Cybex into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled "WHERE YOU CAN FIND MORE INFORMATION" on page ii.

         SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA

    The following tables present (1) selected historical financial data of Apex,
(2) selected historical financial data of Cybex and (3) selected unaudited pro forma condensed combined financial data of Aegean Sea, which reflect the mergers.

                    APEX SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The selected historical financial data of Apex have been derived from the audited historical consolidated financial statements and related notes of Apex for each of the years in the five-year period ended December 31, 1999. The historical data are only a summary, and you should read them in conjunction with the historical consolidated financial statements and related notes contained in the annual and quarterly reports of Apex which have been incorporated by reference into this joint proxy statement/prospectus.

                                                          FISCAL YEARS ENDED DECEMBER 31,
                                                ----------------------------------------------------
                                                1995(*)      1996       1997       1998       1999
                                                --------   --------   --------   --------   --------
CONSOLIDATED HISTORICAL STATEMENT OF INCOME
  DATA:
Net sales.....................................  $19,671    $33,622    $55,390    $75,640    $107,288
Gross profit..................................    9,035     14,383     24,902     35,472      49,914
Purchased research and development expenses...       --         --         --         --          --
Operating income..............................    3,737      7,328     14,668     20,993      29,296
Income before extraordinary item..............    2,344      3,608     10,468     15,710      21,243
Basic per share income before extraordinary
  item........................................     0.20       0.42       0.59       0.78        1.03
Diluted per share income before extraordinary
  item........................................     0.20       0.29       0.55       0.75        0.99

                                                                    DECEMBER 31,
                                                ----------------------------------------------------
                                                  1995       1996       1997       1998       1999
                                                --------   --------   --------   --------   --------
CONSOLIDATED HISTORICAL BALANCE SHEET DATA:
Total assets..................................  $ 9,048    $11,953    $55,271    $73,375    $104,314
Long-term obligations and preferred stock.....   28,819     28,316         --         --          --

Cash dividends declared per share.............     0.08         --         --         --          --

------------------------

* Income before extraordinary item and per share data are shown on a pro forma basis for 1995 to record income taxes for a subchapter S corporation.

                    CYBEX SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The selected historical financial data of Cybex have been derived from the audited historical consolidated financial statements and related notes of Cybex for each of the years in the five-year period ended March 31, 1999 and the unaudited consolidated financial statements for the nine months ended
January 1, 1999 and December 31, 1999, and have been adjusted to reflect three-for-two stock splits in April 1998, December 1998 and February 2000. The consolidated historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Cybex which have been incorporated by reference into this joint proxy statement/prospectus.

                                                                                               NINE MONTHS ENDED
                                                FISCAL YEARS ENDED MARCH 31,               -------------------------
                                    ----------------------------------------------------   JANUARY 1,   DECEMBER 31,
                                      1995       1996       1997       1998       1999        1999          1999
                                    --------   --------   --------   --------   --------   ----------   ------------
CONSOLIDATED HISTORICAL STATEMENT
  OF INCOME DATA:
Net sales.........................  $18,182    $25,010    $34,568    $52,564    $82,195      $58,662       $85,848
Gross profit......................   10,142     13,858     18,160     27,584     43,893       31,291        46,069
Purchased research and development
  expenses........................       --         --         --      4,705      1,850           --         2,462
Operating income..................    4,050      6,076      7,331      6,181     16,641       12,781        19,145
Net income........................    2,700      4,693      5,840      3,571     12,432        9,570        13,597
Basic per share income............     0.28       0.29       0.32       0.19       0.66         0.51          0.71
Diluted per share income..........     0.24       0.27       0.31       0.19       0.63         0.49          0.67

                                                          MARCH 31,
                                     ----------------------------------------------------   JANUARY 1,   DECEMBER 31,
                                       1995       1996       1997       1998       1999        1999          1999
                                     --------   --------   --------   --------   --------   ----------   ------------
CONSOLIDATED HISTORICAL BALANCE
  SHEET DATA:
Total assets.......................   $7,498    $47,418    $56,527    $70,719    $92,850      $70,570       $96,985
Long term obligations and preferred
  stock............................       --         --         --         --         --           --            --
Cash dividends declared per
  share............................       --         --         --         --         --           --            --

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The selected unaudited pro forma condensed combined financial data of Apex and Cybex are derived from the unaudited pro forma condensed combined financial information, which gives effect to the mergers using the purchase method of accounting, and should be read in conjunction with the unaudited pro forma condensed combined financial statements and related notes, which are included elsewhere in this joint proxy statement/prospectus.

    The following unaudited pro forma condensed combined financial data are presented to illustrate the effects of the mergers on the historical financial position and operating results of Apex and Cybex. On a December 31 calendar year basis, the unaudited pro forma condensed combined statements of operations of Aegean Sea for the year ended December 31, 1999 give effect to the mergers as if they occurred as of January 1, 1999. The following unaudited pro forma condensed combined balance sheet of Aegean Sea at December 31, 1999 gives effect to the mergers as if they occurred as of that date.

    Aegean Sea will account for the mergers as a purchase of Cybex by Apex using the purchase method of accounting. Aegean Sea will record the fair value of the consideration given for Cybex common stock and for options to purchase Cybex common stock assumed by Aegean Sea, plus the amount of direct transaction costs as the cost of acquiring Cybex.

    The total estimated purchase cost of the mergers has been allocated on a preliminary basis to Cybex's assets and liabilities based on management's best estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The impact of such changes could be material.

    The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the times indicated, nor is it necessarily indicative of future operating results or financial condition of Aegean Sea.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
  OPERATIONS DATA:
Net sales...................................................      $216,669
Gross profit................................................       100,586
Amortization of intangibles.................................       126,321
Purchased research and development expenses.................         4,312
Operating loss..............................................       (81,596)
Net loss....................................................       (96,194)
Basic per share loss........................................         (2.30)
Diluted per share loss......................................         (2.30)

                                                              DECEMBER 31, 1999
                                                              -----------------
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash and short-term investments.............................      $ 88,757
Total assets................................................       856,420
Long-term obligations, net of current portion...............            --
Cash dividends declared per share...........................            --

         COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

    The following table sets forth:

    - historical book value per share and historical net income per share data of Apex and Cybex

    - unaudited pro forma condensed combined book value per share and unaudited pro forma condensed combined net loss per share data of Aegean Sea after giving effect to the mergers

    - unaudited pro forma equivalent condensed combined book value per share and unaudited pro forma equivalent condensed combined net loss per share data of Apex and Cybex based on the exchange ratio of 1.0905 shares of Aegean Sea common stock for each share of Apex common stock and one share of Aegean Sea common stock for each share of Cybex common stock

    The information in the table should be read in conjunction with the financial statements of Apex and Cybex and the related notes incorporated by reference in this joint proxy statement/prospectus and the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial data is not necessarily indicative of the net loss per share or book value per share that would have been achieved had the mergers been consummated as of the beginning of the periods presented and should not be construed as representative of these amounts for any future dates or periods.

    Although Apex and Cybex have different fiscal years, pro forma per share data are presented on a December 31 calendar year basis.

    The information in the table is only a summary and you should read it in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 80 and the respective audited and unaudited consolidated financial statements of Apex and Cybex, including the notes thereto, incorporated by reference in this joint proxy statement/prospectus.

    The Cybex pro forma equivalent per share amounts are calculated by multiplying the Aegean Sea pro forma per share amounts by the fixed exchange ratio of one Cybex share for one Aegean Sea share.

    The Apex pro forma equivalent per share amounts are calculated by multiplying the Aegean Sea pro forma per share amounts by the fixed exchange ratio of one Apex share for 1.0905 Aegean Sea share.

    This information is not necessarily indicative of the results of future operations of the combined company or the actual results that would have occurred had the mergers been consummated prior to the period indicated.

                                                              AT OR FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              -------------
Per share of Apex common stock:
  Book value:
    Historical (1)..........................................     $ 4.54
    Pro forma...............................................     $ 3.86
  Net income (loss):
    Historical..............................................     $ 0.99
    Pro forma equivalent (3)................................     $(2.51)
Per share of Cybex common stock:
  Book value:
    Historical (1)..........................................     $ 3.74
    Pro forma equivalent....................................     $ 3.54
  Net income (loss):
    Historical..............................................     $ 0.81
    Pro forma equivalent (4)................................     $(2.30)
Per pro forma share of Aegean Sea common stock:
    Book value (2)..........................................     $ 3.54
    Net loss................................................     $(2.30)

------------------------

(1) Historical book value per share is computed by dividing shareholders' equity less goodwill and other intangible assets by the number of shares of common stock outstanding at December 31, 1999.

(2) The pro forma book value per share is computed by dividing pro forma shareholders' equity less goodwill and other intangible assets, including the effect of pro forma adjustments, by the pro forma number of shares of Aegean Sea common stock which would have been outstanding had the mergers been consummated as of December 31, 1999.

(3) The Apex pro forma equivalent per share amounts are calculated by multiplying the pro forma book value and net loss per share amounts by the exchange ratio of 1.0905 shares of Aegean Sea common stock for each share of Apex common stock.

(4) The Cybex pro forma equivalent per share amounts are calculated by multiplying pro forma book value and net loss per share amounts by the exchange ratio of one share of Aegean Sea common stock for each share of Cybex common stock.

                                  RISK FACTORS

    THE MERGERS INVOLVE A HIGH DEGREE OF RISK. BY VOTING IN FAVOR OF THE APEX AND CYBEX MERGERS, YOU WILL BE CHOOSING TO INVEST IN AEGEAN SEA COMMON STOCK. AN INVESTMENT IN AEGEAN SEA COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE MERGERS.

RISKS RELATING TO THE PROPOSED MERGERS

THE COMBINED COMPANY MAY NOT ACHIEVE THE BENEFITS EXPECTED FROM THE MERGERS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S BUSINESS AND COULD RESULT IN LOSS OF KEY PERSONNEL.

    Achieving the benefits of the mergers will depend in part on the successful integration of technology, operations and personnel. The integration of Apex and Cybex will be a complex, time-consuming and expensive process and may disrupt both companies' businesses if not completed in a timely and efficient manner. The challenges involved in this integration include the following:

    - Retaining existing customers and strategic partners of each company

    - Retaining and integrating management and other key employees of both Apex and Cybex

    - Coordinating research and development activities to enhance introduction of new products and technologies

    - Integrating purchasing and procurement operations in multiple locations

    - Combining product offerings and product lines effectively and quickly

    - Integrating sales efforts so that customers can do business easily with the combined company

    - Coordinating manufacturing operations in a rapid and efficient manner

    - Transitioning all facilities to a common information technology system

    - Persuading employees that the business cultures of Apex and Cybex are compatible

    - Offering products and services of Apex and Cybex to each other's customers

    - Bringing together the companies' marketing efforts so that the industry receives useful information about the mergers

    - Developing and maintaining uniform standards, controls, procedures and policies

    It is not certain that Apex and Cybex can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Risks to the successful integration of the companies include:

    - The impairment of relationships with employees, customers and suppliers as a result of integration of management and other key personnel

    - The potential disruption of the combined company's ongoing business and distraction of its management

    - The difficulty of incorporating acquired technology and rights into the product offerings of the combined company

    - Unanticipated expenses related to integration of the two companies

    The combined company may not succeed in addressing these risks or any other problems encountered in connection with the mergers. Further, neither Apex nor Cybex can assure you that the growth rate of the combined company will equal the historical growth rates experienced by Apex or Cybex.

NO MARKET CURRENTLY EXISTS FOR AEGEAN SEA COMMON STOCK, AND THE MARKET VALUE OF AEGEAN SEA COMMON STOCK AFTER THE MERGERS COULD BE LESS THAN THE MARKET VALUE OF APEX AND CYBEX BEFORE THE MERGERS.

    The market value of the shares of Aegean Sea common stock that will be received in exchange for shares of Apex common stock and shares of Cybex common stock in the mergers will not be known at the time shareholders of Apex and shareholders of Cybex vote on approval of the merger agreement and the mergers because the shares of Aegean Sea common stock will not trade publicly until the completion of the mergers. Shares of Apex common stock and shares of Cybex common stock may have a greater market value than the shares of Aegean Sea common stock for which they are exchanged.

YOU WILL RECEIVE A FIXED NUMBER OF SHARES OF AEGEAN SEA COMMON STOCK DESPITE CHANGES IN THE MARKET VALUES OF APEX COMMON STOCK OR CYBEX COMMON STOCK.

    The number of shares of Aegean Sea common stock to be exchanged for each share of Apex common stock and each share of Cybex common stock will not change. Upon completion of the mergers, each share of Apex common stock will be exchanged for 1.0905 shares of Aegean Sea common stock, and each share of Cybex common stock will be exchanged for one share of Aegean Sea common stock. There will be no adjustment to these exchange ratios for changes in the market price of either Apex common stock or Cybex common stock. In addition, neither Apex nor Cybex may terminate the merger agreement or "walk away" from the merger solely because of changes in the market price of either company's common stock. Therefore, if the market value of Apex common stock or Cybex common stock changes relative to the market value of the other, there will be no change in what you receive in the mergers to reflect this. The share prices of Apex common stock and Cybex common stock are by nature subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility, and you should obtain recent market quotations for Apex common stock and Cybex common stock. We cannot predict or give any assurances as to the market prices of Apex or Cybex common stock before the mergers or of Aegean Sea common stock at any time after the completion of the mergers.

THE COMBINED COMPANY'S REPORTED FINANCIAL RESULTS WILL SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES RELATING TO THE PROPOSED COMBINATION OF APEX AND CYBEX.

    Aegean Sea will account for the mergers as a purchase of Cybex by Apex using the purchase method of accounting. Under purchase accounting, Aegean Sea will record the fair value of the consideration given for Cybex common stock and for options to purchase Cybex common stock assumed by Aegean Sea, plus the amount of direct transaction costs as the cost of acquiring Cybex. Aegean Sea will allocate these costs to the individual Cybex assets acquired and liabilities assumed, including various identifiable intangible assets such as acquired technology, acquired trademarks and trade names and acquired workforce, and to in-process research and development, based on their respective fair values. In-process research and development, which is currently estimated at $75 million for Cybex, will be expensed in the quarter when the mergers close. Intangible assets, including goodwill, will be generally amortized over a three- to seven-year period.

    As described in the Unaudited Pro Forma Condensed Combined Financial Statements, the amount of purchase cost allocated to goodwill and other intangibles is estimated to be approximately $655 million. If goodwill and other intangible assets were amortized in equal quarterly amounts following completion of the mergers, the accounting charge attributable to these items would be approximately $33.5 million per quarter or $134 million per fiscal year. As a result, purchase accounting treatment of the mergers will result in a net loss for Aegean Sea in the foreseeable future which could have a

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material and adverse effect on the market value of Aegean Sea common stock following completion of the mergers.

THE MERGERS COULD ADVERSELY AFFECT COMBINED FINANCIAL RESULTS.

    Apex and Cybex expect to incur direct transaction costs of approximately
$18 million in connection with the mergers. If the benefits of the mergers do not exceed the costs associated with the mergers, including any dilution to Apex and Cybex shareholders resulting from the issuance of shares in connection with the mergers, the combined company's financial results, including earnings per share, could be adversely affected.

OFFICERS AND DIRECTORS OF APEX AND CYBEX HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGERS.

    Some of the directors and officers of Apex and Cybex participate in arrangements and have continuing indemnification against liabilities that give them interests in the mergers that are different from your interests, including the following:

    - Aegean Sea has agreed to cause the surviving corporations in the mergers to indemnify each present and former Apex and Cybex officer and director against liabilities arising out of such person's services as an officer or director. Aegean Sea will cause each surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years

    - As a result of the completion of the mergers, unvested options held by some officers and directors of Apex will immediately vest

    - Some officers of Apex will be entitled to severance payments and additional accelerated vesting of options if they are terminated by Aegean Sea after completion of the mergers

    - Some officers of Cybex will be entitled to severance payments and accelerated vesting of options if they are terminated by, or if they voluntarily terminate their employment with, Aegean Sea after completion of the mergers

    - Apex and Cybex have agreed that each shall be entitled to designate three individuals who are currently officers or directors of each to serve on Aegean Sea's board of directors

    For the above reasons, the directors and officers of Apex and Cybex could be more likely to vote to approve the merger agreement than if they did not have these interests. Apex and Cybex shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the mergers.

    Apex officers and directors, together, beneficially own approximately
[      ] shares of Apex common stock, which represent [  ]% of all outstanding shares of Apex common stock entitled to vote at the special meeting of Apex as
of [            ], 2000, and these persons have agreed to vote in favor of the
Apex merger. Cybex officers and directors, together, beneficially own
approximately [            ] shares of Cybex common stock, which represent [  ]%
of all outstanding shares of Cybex common stock entitled to vote at the special
meeting of Cybex as of [            ], 2000, and these persons have agreed to
vote in favor of the Cybex merger. The share ownership numbers in this paragraph include shares which could be purchased within 60 days by exercise of options.

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
FAILURE TO COMPLETE THE MERGERS COULD HAVE A NEGATIVE IMPACT ON APEX'S AND/OR CYBEX'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS OR FINANCIAL RESULTS.

    If the mergers are not completed for any reason, Apex and Cybex may be subject to a number of material risks, including the following:

    - Apex may be required under certain circumstances to pay Cybex, and Cybex may be required under certain circumstances to pay Apex, a termination fee of $25 million

    - The price of Apex and/or Cybex common stock may decline to the extent that the relevant current market price reflects a market assumption that the mergers will be completed

    - Some costs related to the mergers, such as legal, accounting, financial advisor and financial printing fees, must be paid even if the mergers are not completed

    - There may be substantial disruption to the businesses of Apex and Cybex and distraction of their workforces and management teams

    In addition, in response to the announcement of the mergers, customers or suppliers of Apex and Cybex may delay or defer product purchase or other decisions. Any delay or deferral in product purchase or other decisions by customers or suppliers could have a material adverse effect on business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective Apex and/or Cybex employees may experience uncertainty about their future roles with Aegean Sea until the mergers are completed and Aegean Sea's strategies with regard to the integration of operations of Apex and Cybex are announced or executed. This may adversely affect Apex's and/or Cybex's ability to attract and retain key management, sales, marketing and technical personnel.

APEX AND CYBEX MAY NOT BE ABLE TO OBTAIN THE REQUIRED REGULATORY APPROVALS FOR COMPLETION OF THE MERGERS.

    Apex and Cybex must obtain, as a condition to their obligation to complete the mergers, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other foreign consents that are material to the ongoing performance of the business. Apex and Cybex have made the initial, and will make all required, filings with the Department of Justice or the Federal Trade Commission. There can be no assurance that these consents and approvals will be obtained, or that these consents and approvals will be obtained without materially adverse restrictions or conditions that would have a material adverse effect on Apex and Cybex on a combined basis. Even if regulatory approvals are obtained, any federal, state or foreign governmental agency or private person may challenge the mergers at any time before or after their completion.

RISKS RELATING TO THE COMBINED COMPANY'S BUSINESS

THE COMBINED COMPANY'S BUSINESS WILL BE DEPENDENT UPON A LIMITED NUMBER OF CUSTOMERS THAT ARE NOT OBLIGATED TO CONTINUE TO DO BUSINESS WITH THE COMBINED COMPANY.

    A substantial portion of Apex's sales is concentrated among a limited number of private-label OEM customers. The combined company will bear this risk following the mergers. Sales to these OEMs represented approximately 63% of Apex's net sales for 1999, 60% of Apex's net sales for 1998, and 65% of Apex's net sales for 1997. Sales to Compaq represented approximately 50% of Apex's net sales for 1999, 43% of Apex's net sales for 1998, and 51% of Apex's net sales for 1997. The OEM business of the combined company is subject to risks, including:

    - Contract termination

    - Reduced or delayed orders

    - Adoption of competing products developed by third parties for the OEM or by the OEM's internal development team

    - Changes in corporate ownership, financial condition, business direction or product mix by the OEM

    Any of these risks could have a material adverse effect on the combined company's business, financial condition and results of operations. Apex has experienced, and the combined company may continue to experience, significant reductions or delays in orders from our OEM customers, which may in the future have a material adverse effect on the combined company's quarterly sales and operating results.

    The loss of one or more large OEM customers could materially harm the business of the combined company. While the combined company will have contracts with certain existing OEM customers of Apex and Cybex, none of these OEM customers is obligated to purchase products from the combined company except pursuant to binding purchase orders. Consequently, any OEM customer could cease doing business with the combined company at any time. Apex's dependence upon certain OEMs also results in a significant concentration of credit risk, thus a substantial portion of the combined company's trade receivables outstanding from time to time may be concentrated among a limited number of customers.

    Apex's sales of branded switching products to other manufacturers of servers and related networking products, who integrate and sell Apex-brand switches with their own products, are increasing. These manufacturers are not obligated to purchase products from Apex except pursuant to binding purchase orders and could cease doing business with the combined company at any time. Apex's business with these customers is subject to risks such as the following:

    - Short order cycles and difficulty in predicting sales

    - Reduced or delayed orders

    - Adoption of competing products developed by third parties for the customer or by the customer's own internal development team

    - Change in corporate ownership, financial condition, business direction or product mix of the customer

    The loss of, or material decline in orders from, certain of these customers could have a material adverse effect on the combined company's business, financial condition and results of operations.

THE REVENUE OF THE COMBINED COMPANY MAY NOT GROW AT THE SAME RATE AS THE REVENUES OF APEX AND CYBEX HAVE IN THE PAST.

    Although Apex's and Cybex's revenues have grown substantially in recent quarters, we do not expect revenue of the combined company to grow at such a rapid rate in the future, and its revenue could decline. Apex's total revenue has grown from $55 million in fiscal 1997, to $76 million in fiscal 1998, and to $107 million in fiscal 1999. Cybex's total revenue has grown from $35 million in fiscal 1997, to $53 million in fiscal 1998, and to $82 million in fiscal 1999. As the combined company's business matures, it is unlikely that revenue will continue to grow at the same rapid pace as it has for each of the companies individually prior to the mergers. If the combined company's revenue does not increase at or above the rate equity research analysts expect, the trading price for Aegean Sea's common stock may decline. The future growth rates for Aegean Sea will depend on the combined company's ability to expand sales of Apex's and Cybex's existing products, which will require significant expenses that the combined company's may not have sufficient resources to undertake.

THE COMBINED COMPANY IS LIKELY TO EXPERIENCE FLUCTUATIONS IN OPERATING RESULTS.

    Apex and Cybex have historically experienced substantial fluctuations in operating results, on a quarterly and an annual basis. These fluctuations will likely continue for the combined company in the future. Operating results for the combined company will be affected by a number of factors, including, but not limited to:

    - The volume and timing of orders, particularly from private-label OEM and other large customers

    - The timing of shipments

    - The timing of new product introductions and enhancements by us and by our competitors

    - Changes in product or distribution channel mixes

    - Changes in pricing policies or price reductions

    - Competition and price reductions by competitors

    - The availability and cost of supplies and components

    - Sales and marketing expenses related to entering into new markets, introducing new products and retaining current OEM and other large customers

    - Fluctuations in sales of servers due to changes in economic conditions or capital spending levels

    The combined company's operating results will be affected by seasonal trends and by general conditions in the server market. Apex has experienced, and the combined company will experience, some degree of seasonality due to customer buying cycles. The third and fourth quarters generally have higher net sales levels due to customer budgeting and procurement cycles, which correspondingly may depress net sales in other quarters. Because both Apex's and Cybex's business and operating results have depended to a significant extent on the general conditions in the server market, any adverse change in the server market due to adverse economic conditions, declining capital spending levels or other factors could have a material adverse effect on the combined company's business, financial condition and results of operations.

    We believe that quarter-to-quarter comparisons of Apex's or Cybex's historical financial results are not necessarily meaningful indicators of the combined company's future operating results, and you should not rely on them as an indication of the combined company's future performance. If the combined company's quarterly operating results fail to meet the expectations of equity research analysts, the price of the combined company's common stock could be negatively affected.

A SUBSTANTIAL PORTION OF THE COMBINED COMPANY'S BUSINESS WILL CONSIST OF SALES TO OEM CUSTOMERS, WHICH VARY SIGNIFICANTLY FROM QUARTER TO QUARTER. A SUBSTANTIAL DROP IN OEM SALES COULD GREATLY HARM THE COMBINED COMPANY'S BUSINESS.

    The majority of Apex's sales are to OEM customers. Apex has experienced, and the combined company will experience, period-to-period variability in sales to OEM customers. Any cancellation, rescheduling or reduction of orders by OEM customers in the future could materially adversely affect the combined company's operating results. Although Apex's OEM customers typically place orders for products up to several months prior to scheduled shipment dates, these orders are subject to cancellation generally up to six weeks prior to the scheduled shipment date. Apex currently uses, and the combined company will continue to use, warehouses near these customers to fulfill orders under a "just-in-time" inventory management system, and the combined company will generally recognize revenue when these customers take possession of the combined company's products. In the past, Apex generally has been required to plan production, order components and undertake its manufacturing activities prior to the time that these orders become firm or the products are accepted. In addition, OEM customers have in the past requested that Apex, and are likely in the future to request that the combined company, delay shipment dates or cancel orders for products that are subject to firm orders. Accordingly, sales to OEMs for future quarters are increasingly difficult to predict. These characteristics of OEM sales will apply to the combined company after the mergers.

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
A SUBSTANTIAL PORTION OF THE COMBINED COMPANY'S BUSINESS WILL CONSIST OF SALES OF BRANDED PRODUCTS, WHICH ARE DIFFICULT TO FORECAST. FAILURE TO ACCURATELY FORECAST THESE SALES COULD LEAD TO COSTLY OVERPRODUCTION OR PRODUCT SHORTAGES.

    A substantial portion of Cybex's sales consist of, and a substantial portion of the combined company's sales will consist of, sales of branded products (i.e., sales to customers other than private-label OEM customers). The combined company expects these sales to increase in the future. If the combined company succeeds in increasing branded sales as a percentage of net sales, quarterly sales and operating results will become more dependent upon the volume and timing of branded product orders received during the quarter. Because many customers of Apex's and Cybex's branded products typically place orders shortly before their requested shipment date, revenues from branded sales are difficult to forecast. With recent industry-wide initiatives to reduce all channel inventories and to shorten lead times, major OEM customers of Apex and Cybex are reducing the number of weeks of forward-committed firm orders. Furthermore, many purchasers typically require prompt delivery of products. This results in a limited backlog of orders for these products and requires Apex and Cybex, and will require the combined company, to maintain sufficient inventory levels to satisfy anticipated customer demand. The inability to accurately forecast the timing and volume of orders for branded products during any given quarter could adversely affect operating results for such quarter and, potentially, for future periods. If the combined company underestimates sales, it will not be able to timely fill orders. This could cause customer dissatisfaction and loss of future business. If the combined company overestimates sales, it will experience increased costs from inventory storage, waste and obsolescence.

GROSS MARGINS OF THE COMBINED COMPANY ARE EXPECTED TO VARY AND MAY DECLINE.

    Gross margins may vary significantly from period-to-period depending on a number of factors, including:

    - The ratio of OEM sales to branded sales since OEM sales typically have lower gross margins than branded sales

    - Product mix, because sales of some of the combined company's products will have lower gross margins than sales of other products

    - Raw materials and labor costs

    - New product introductions by the combined company and by competitors

    - The level of outsourcing of manufacturing and assembly services

    Gross margins of the combined company may decline in the future primarily due to increased competition and the introduction of new technologies that may affect product prices.

THE COMBINED COMPANY'S PRODUCTS WILL BE SUBJECT TO WARRANTY CLAIMS AND RETURNS. INCREASED WARRANTY CLAIMS OR RETURNS COULD HARM THE COMBINED COMPANY'S BUSINESS.

    Cybex has historically offered a 30-day unconditional money-back guarantee and a twelve to fifteen month limited warranty for all of its products and allows additional rights of return to certain of its customers. Apex has typically offered a one to three year limited warranty for all of its products and allows additional rights of return to certain of its customers. The combined company may offer similar terms in the future. Although Apex's and Cybex's historical return experiences have not been significant, an increase in returns would have an adverse effect on the combined company's sales and could negatively affect the combined company's financial results. Furthermore, maintaining sufficient inventory levels to assure prompt delivery of its products increases the amount of inventory that may become obsolete and increases the risk that the obsolescence of such inventory may have a material adverse effect on the combined company's business and operating results.

INTENSE COMPETITION FROM NEW AND EXISTING COMPETITORS COULD IMPAIR THE COMBINED COMPANY'S ABILITY TO GROW THE COMBINED BUSINESS AND SELL ITS PRODUCTS.

    The markets for Apex's and Cybex's products are highly fragmented and intensely competitive. Increased competition from both hardware and software products could result in price reductions, which would materially harm the business of the combined company. Apex's and Cybex's businesses are becoming increasingly sensitive to new product introductions, price changes and marketing efforts by competitors. Accordingly, the future success of the combined company will be highly dependent upon timely completion and introduction of new products and product features at competitive price and performance levels which address the evolving needs of the combined company's customers. Apex and Cybex are currently experiencing increased price competition for stand-alone switching systems, remote access products and integrated server cabinet solutions, and pricing pressures on the combined company will increase in the future. There can be no assurance that the combined company will be successful in gaining additional OEM or branded server manufacturer customers. The combined company will compete for sales of switching systems and extension products with independent third parties such as Raritan, Rose Electronics, CCC Group, Minicom Advanced Systems, Aten International, CompuCable Mfg. Group, Belkin, Lightwave Communications and StarTech Computer Accessories. The combined company will compete for sales of server cabinets with a significant number of regional and international manufacturers. The combined company continues to face competition from software providers who are able to offer software solutions at a much lower cost or even bundled for free, and these software solutions address many of the problems the combined company's switching systems, extension products and remote access products are designed to address.

    Current and potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the combined company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that enhance the ability of their products to address the needs of the combined company's prospective customers. The combined company may not be able to compete successfully against current and future competitors and competitive pressure may materially harm its business.

    Certain of Apex's OEM or other customers, such as Compaq or Microsoft, could decide to manufacture their own switching or remote access products, enhance their own internally-developed switching solutions or offer products supplied by competitors. These customers could also offer other hardware and/or software solutions to address the problems that the combined company's products address. Competition among companies with network management products (many of which are substantially larger than the combined company and have significantly more financial resources) is intense. Established companies with network management experience could offer new products, new technologies, or new solutions that compete with the combined company's products.

    Apex's server cabinets also compete with other types of lower density, unenclosed technology storage systems. Sales of server cabinets and other technology storage systems are characterized by intense price competition and low barriers to entry, and many of Apex's competitors offer products at significantly lower price points. Moreover, Apex's current OEM customers and certain of its other branded server manufacturer customers sell their own branded integrated server cabinets. The combined company's ability to compete successfully will depend in part upon its ability to continue to differentiate its cabinet systems from competing products.

FAILURE OF THE COMBINED COMPANY TO RESPOND TO RAPID TECHNOLOGICAL CHANGE OR TO INTRODUCE NEW PRODUCTS COULD IMPAIR THE OPERATING RESULTS OF THE COMBINED COMPANY.

    Sales of switching and remote access products are characterized by rapid technological advances, frequent new product introductions and enhancements, and significant price competition. If the combined company does not keep pace with these changes, it will lose customers, and its business will be harmed. The introduction of products incorporating superior or alternative technologies (such as switching software), the emergence of new industry standards or changes in pricing structure could render existing products and products under development obsolete or unmarketable. The combined company's products combine components, such as printed circuit boards, connectors, cable assemblies, power supplies and enclosures, that are manufactured by other companies and are generally available to competitors and potential competitors. The combined company's future success will depend in large part upon continued innovative application of such commercially available components to the expansion and enhancement of existing products and the development and introduction of new products that address changing customer needs on a cost-effective and timely basis. If the combined company fails to respond on a timely basis to technological developments, changes in industry standards or customer requirements or software innovations, the combined company will lose customers, and the combined company's business will be greatly harmed. Similar results could occur if the combined company experiences significant delays in new product development or introduction.

    Due to Apex's significant reliance on OEM relationships, its product development efforts are often focused on developing new products or enhancements for OEM customers. As a result, the combined company's OEM relationships may negatively affect the combined company's ability to develop new and enhanced products for its non-OEM customers. Moreover, these new products or enhancements for OEM customers may not be available to or readily marketable to other customers without significant modification and delay. The termination or significant disruption of the combined company's relationship with certain
OEMs or other customers for whom it has devoted significant product development resources is likely to result in lost opportunities with respect to the development of products or enhancements for the combined company's other customers.

THE COMBINED COMPANY WILL BE DEPENDENT UPON SUPPLIERS AND OUTSOURCED MANUFACTURING. DISRUPTION OF THE COMBINED COMPANY'S ACCESS TO THESE SUPPLIES AND SERVICES, OR PROBLEMS WITH THE QUALITY OF SUPPLIES OR SERVICES, COULD PREVENT IT FROM FILLING CUSTOMER ORDERS AND HARM ITS BUSINESS.

    The principal components of the combined company's products are power supplies, cable assemblies, line filters, enclosures and printed circuit boards, all of which are purchased from outside vendors. Both Apex and Cybex generally buy components under purchase orders and generally do not have long-term agreements with their suppliers. Also, neither Apex nor Cybex maintains, and the combined company will not maintain, large inventories of products or components. Any termination of, or significant disruption of, relationships with suppliers of product components may prevent the combined company from filling customer orders in a timely manner.

    Both Apex and Cybex purchase a number of the components for products from a single supplier or a limited number of suppliers. Both Apex and Cybex have occasionally experienced, and the combined company may in the future experience, delays in delivery of such components. Although alternate suppliers are available for most of the components and services needed to produce Apex's and Cybex's products, the number of suppliers of some components is limited, and qualifying a replacement supplier and receiving components from alternate suppliers could take several months.

    The combined company will depend upon suppliers to deliver components that are free from defects, competitive in functionality and cost and in compliance with specifications and delivery schedules. Disruption in supply, a significant increase in the cost of one or more components, failure of a third party supplier to remain competitive in functionality or price, or the failure of a supplier to comply with any of our procurement needs could delay or interrupt the combined company's ability to manufacture and deliver its products to customers on a timely basis, thereby adversely affecting the combined company's business, financial condition and results of operations.

    Both Apex and Cybex rely on third party manufacturers for subassembly of their products. These outsourcing arrangements and any future outsourcing arrangements involve numerous risks, including reduced control over product quality, delivery schedules, manufacturing yields and costs. Moreover,

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
although arrangements with such manufacturers may contain provisions for warranty obligations on the part of such manufacturers, the combined company will remain primarily responsible to the combined company's customers for warranty obligations.

IF THE CLIENT/SERVER MARKET DOES NOT CONTINUE TO GROW OR IF NETWORK RELIABILITY AND TOOLS DO NOT CONTINUE TO DEVELOP, THE BUSINESS OF THE COMBINED COMPANY WILL BE GREATLY HARMED.

    The combined company's business is dependent on the continued acceptance of the client/server model of network computing. Although distributed network computing utilizing client/server architecture has gained increasing acceptance, use of this networking model may not continue to grow or may be replaced by new technologies for network computing. This would render the combined company's products obsolete. In addition, sales of switching and remote access products are driven in part by the inherent unreliability of client/server networks. As client/server networks continue to proliferate, however, server manufacturers and software developers or providers may develop greater reliability and better tools for managing networks. To the extent that greater reliability and better network management tools are successfully developed, the combined company's products could be rendered obsolete, which could materially harm the combined company's business.

THE COMBINED COMPANY WILL NEED TO EXPAND THE RESELLER CHANNEL IN ORDER TO DEVELOP ITS BUSINESS AND INCREASE REVENUE.

    The combined company expects to rely increasingly on resellers, including distributors, VARs and systems integrators, for the distribution and sale of its branded products. The combined company's strategy contemplates the expansion of its reseller network both domestically and internationally. The combined company's future success will depend in part on its ability to attract, train and motivate new resellers and expand its relationships with current distributors. The combined company may not be successful in expanding its reseller channel. The combined company will be required to invest significant additional resources in order to expand its reseller channel, and the cost of this investment may exceed the revenues generated from this investment.

    The combined company will provide and expects to continue to provide discounts and other special pricing arrangements to resellers. As a result of these discounts and other arrangements, the combined company expects gross margins on sales through resellers to be lower than gross margins on direct sales. Although the combined company's existing reseller arrangements generally do not allow significant rights of return, as it expands its reseller channel, the combined company expects that certain resellers will have significant rights of return. There can be no assurance that actual returns in the future will not have a material adverse effect on the combined company's business, financial condition and results of operations.

    Apex's and Cybex's agreements with resellers are generally nonexclusive and may be terminated on short notice by either party without cause. These resellers are not obligated to purchase products from the combined company and frequently offer products of several different manufacturers, including competitor's products. These resellers may give higher priority to the sale of other products. A reduction in sales efforts by the combined company's resellers could lead to a reduction in its sales and could materially adversely affect the combined company's business, financial condition and results of operations.

APEX AND CYBEX EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL MAY NOT REMAIN WITH THE COMBINED COMPANY, WHICH COULD HARM ITS ABILITY TO GROW THE BUSINESS.

    Apex and Cybex have been, and the combined company will be, greatly dependent on the ability to retain key management and technical personnel. The combined company's future success will be highly dependent upon the personal efforts of management and technical personnel, and the loss of services of any one of them could have a material adverse effect on its business, financial condition and results of operations. The combined company's success will also be dependent in part upon its ability to attract, retain and motivate highly skilled employees. Competition for employees with the skills required, particularly engineering and other technical personnel, is intense, and there can be no assurance that the combined company will be able to attract and retain highly skilled employees in sufficient numbers to sustain its current business or to support future growth.

    Prior to the mergers, Mr. Kevin Hafer, Apex's Chairman of the Board, President and Chief Executive Officer, has been heavily involved in the daily operations of Apex. Upon the closing of the mergers, Mr. Hafer will not be an officer of Apex or of the combined company.

DIFFICULTIES ENCOUNTERED MANAGING THE COMBINED COMPANY'S GROWTH COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

    In recent periods, Apex and Cybex have experienced rapid revenue and customer growth and expansion in the number of employees, product offerings and the scope and complexity of their financial systems. This growth has placed significant strain on the management, operational and financial resources of both companies and has resulted in new and increased responsibilities for management personnel. The combined company expects these strains to continue, and possibly worsen following the mergers. There can be no assurance that management, personnel, systems, procedures and controls of the combined company will be adequate to support its existing and future operations.

    The combined company's ability to effectively manage this recent growth and any future growth will require it to continue to implement and improve its operational, financial and information systems and will likely require additional management personnel. In addition, the combined company believes that it must continue to develop greater engineering, marketing, sales and customer service capabilities in order to develop new products and product enhancements, secure new customers at a rate necessary to achieve desired growth and effectively serve the evolving needs of present and future customers. There can be no assurance that the combined company will be successful in strengthening these capabilities. Without adequate management, engineering, product development, marketing and sales and customer service capabilities, the combined company's ability to effectively manage growth, expand and enhance its product line, further penetrate existing markets and develop new markets will be significantly limited. If management is unable to effectively manage this growth, the combined company's business, financial condition and results of operations could be materially adversely affected.

THE COMBINED COMPANY WILL HAVE LIMITED PROTECTION OF PROPRIETARY RIGHTS AND FACE RISKS OF THIRD PARTY INFRINGEMENTS.

    The combined company's future success is dependent in part upon its ability to protect proprietary rights in its products. Apex and Cybex have sought to protect intellectual property rights by invoking the benefits of the patent, trademark, copyright, trade secret and unfair competition laws of the United States. These laws afford only limited protection. There can be no assurance that the steps Apex and Cybex have taken to protect their intellectual property rights, or that the steps that the combined company takes in the future, will be adequate to prevent misappropriation of the combined company's technology or that the combined company's competitors will not independently develop technologies that are substantially equivalent or superior to the combined company's technology.

    The United States Patent and Trademark Office has issued several patents to both Apex and Cybex for various aspects of their products. Apex and Cybex have various corresponding patent applications pending under the provisions of the Patent Cooperation Treaty (which permits the filing of corresponding foreign patent applications in numerous foreign countries within a limited time period). Apex and Cybex also have other United States and foreign patent applications pending. There can be no assurance that any additional patents will be issued from any of those pending applications or that any patents will be issued in any additional countries where Apex's and Cybex's products can be sold. Also, claims allowed in Apex's or Cybex's patents or in any pending patent applications may not be of sufficient scope or strength for, or provide meaningful protection or any commercial advantage to the combined company. Moreover, competitors may challenge the validity of, or be able to design around, the U.S. patents or any other patents that may be issued. The laws of certain foreign countries in which the combined company's products are or may be developed, manufactured or sold may not protect the combined company's products or intellectual property rights to the same extent as do the laws of the United States and thus increase the likelihood of piracy of the combined company's technology and products.

    The combined company may initiate claims or litigation against third parties for infringement of proprietary rights or to establish the validity of proprietary rights. Existing litigation, and any other litigation relating to intellectual property to which the combined company becomes a party, is subject to numerous risks and uncertainties, and the combined company may not be successful in any such litigation. Existing litigation or other litigation by or against the combined company could result in significant expense and divert the efforts of technical and management personnel, whether or not such litigation results in a favorable determination. In the event of an adverse result in any such litigation, the combined company could be required to pay substantial damages, suspend or cease the manufacture, use and sale of any infringing products, expend significant resources to develop non-infringing technology, discontinue the use of certain processes or obtain licenses to the infringing technology. There can be no assurance that the combined company would be successful in such development or that such licenses would be available on reasonable terms, or at all, and any such development or license could require the combined company to expend substantial time and other resources. In the event that any third party makes a successful claim against the combined company, or its customers, and a license is not made available on commercially reasonable terms, the combined company's business, financial condition and results of operations could be adversely affected.

    The network server, electronics and related industries are characterized by vigorous pursuit and protection of intellectual property rights or positions, which has resulted in significant and often protracted and expensive litigation. Apex and Cybex have in the past been, and the combined company may from time to time in the future be, a party in proceedings alleging infringement of intellectual property rights owned by third parties. If necessary or desirable, the combined company may seek licenses under such intellectual property rights. However, licenses may not be offered on terms acceptable to the combined company, or at all. The failure to obtain a license from a third party for technology used by the combined company could cause it to incur substantial liabilities and to suspend or cease the manufacture of products requiring such technology.

THE COMBINED COMPANY MUST MEET THE INCREASED DEMANDS ON CUSTOMER SERVICE OPERATIONS OR CUSTOMER SATISFACTION AND SALES COULD SUFFER.

    Continued growth of the combined company's branded sales is likely to be accompanied by increasing demands on customer service operations. As a result of the combined company's commitment to a high level of customer service, it will need to invest significant resources in the maintenance and improvement of its customer service resources. Any failure to maintain adequate customer service could cause customer dissatisfaction, result in reduced sales of products and, accordingly, materially adversely affect business, financial condition and results of operations.

IF THE COMBINED COMPANY IS UNABLE TO SUCCESSFULLY INTEGRATE ITS INTERNATIONAL DISTRIBUTION NETWORKS AND INTERNATIONAL SALES EFFORTS, RESULTS OF OPERATIONS MAY SUFFER.

    The combined company will have to develop, integrate and expand Apex's and Cybex's international distribution networks in an effort to increase international sales of switching, remote access and other products. There can be no assurance that the combined company will be successful in developing, integrating or expanding the international distribution network or in marketing and selling products in foreign markets. If the revenues generated by international sales are not adequate to recover the expense of establishing, expanding, integrating and maintaining an international distribution network, the combined company's business, financial condition and results of operations could be materially adversely affected.

    If international sales become a more significant component of net sales, the combined company's business could become more vulnerable to the risks inherent in doing business on an international level, including:

    - Difficulties in managing foreign resellers

    - Longer payment cycles and problems in collecting accounts receivable

    - The effects of seasonal customer demand

    - Changes in regulatory requirements

    - Risks relating to intellectual property rights

    - Export restrictions, tariffs and other trade barriers

    - Fluctuations in currency exchange rates

    - Potentially adverse tax consequences and political instability

    The existence or occurrence of any one of these factors could have a material adverse effect on the combined company's business, financial condition and results of operations.

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN CURRENCY EXCHANGE LOSSES.

    Currently, a majority of both Apex's and Cybex's international business is conducted in U.S. dollars. However, as the combined company expands international operations, it is likely that international business will increasingly be conducted in foreign currencies. Fluctuations in the value of foreign currencies relative to the U.S. dollar have caused, and are expected to increasingly cause, currency translation gains and losses. The combined company cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. The combined company may experience currency losses in the future. To date, the combined company has not adopted a hedging program to protect it from risks associated with foreign currency fluctuations.

THE COMBINED COMPANY MAY ACQUIRE TECHNOLOGIES OR COMPANIES IN THE FUTURE THAT COULD CAUSE DISRUPTION OF BUSINESS OR EXPOSURE TO OTHER RISKS.

    The combined company may acquire technologies or companies or make investments in complementary companies, products or technologies. These acquisitions entail many risks, any of which could materially harm the combined company's business. These risks include:

    - Difficulty assimilating the acquired company's personnel and operations

    - Diversion of management's attention

    - Loss of key personnel

    - Dilution of existing stockholders as a result of issuing equity securities

    - Assumption of liabilities of the acquired company

    - Incurring substantial expenses as a result of the transaction

    Cybex has grown its business in part through strategic acquisitions. Critical to the success of this growth is the ordered, efficient integration of these acquired businesses into the combined company. Any failure to manage this growth and the related integration challenges, could materially harm the business, financial condition and results of operations of the combined company.

PROVISIONS IN CHARTER DOCUMENTS AND IN DELAWARE LAW MAY DISCOURAGE POTENTIAL ACQUISITION BIDS FOR THE COMBINED COMPANY AND PREVENT CHANGES IN MANAGEMENT THAT STOCKHOLDERS MAY FAVOR.

    Provisions in the combined company's charter documents could discourage potential acquisition proposals and could delay or prevent a change in control transaction that stockholders may favor. These provisions could have the effect of discouraging others from making tender offers for shares, and as a result, these provisions may prevent the market price of our common stock from reflecting the effects of actual or rumored takeover attempts and may prevent stockholders from reselling their shares at or above the price at which they purchased their shares. These provisions may also prevent changes in management that stockholders may favor. The charter documents of the combined company do not permit stockholders to act by written consent, limit the ability of stockholders to call a stockholders meeting and provide for a classified board of directors, which means stockholders can only elect, or remove, a limited number of directors in any given year. Furthermore, the board of directors has the authority to issue up to five million shares of preferred stock in one or more series. The board of directors can fix the price, rights, preferences, privileges and restrictions of such preferred stock without any further vote or action by the combined company's stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by the combined company's stockholders.

    In addition, Delaware law may inhibit potential acquisition bids for the combined company. Delaware law prevents certain Delaware corporations, including the combined company, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For a further discussion of these charter provisions and Delaware law, see "DESCRIPTION OF CAPITAL STOCK" on page 104 of this joint proxy statement/prospectus.

THE STOCK OF THE COMBINED COMPANY WILL LIKELY BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS WHICH MAY PREVENT STOCKHOLDERS FROM RESELLING THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY PURCHASED THEIR SHARES.

    Fluctuations in the price and trading volume of the combined company's common stock may prevent stockholders from reselling their shares above the price at which they purchased their shares. Stock prices and trading volumes for many technology companies fluctuate widely for a number of reasons, including some reasons which may be unrelated to their businesses or results of operations. This market volatility, as well as general domestic or international economic, market and political conditions, could materially adversely affect the market price of the combined company's common stock without regard to operating performance. In addition, operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of the combined company's common stock would likely significantly decrease.

                            THE APEX SPECIAL MEETING

    This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Apex's board of directors in connection with the proposed merger of Apex with a wholly-owned subsidiary of Aegean Sea.

DATE, TIME AND PLACE OF APEX'S SPECIAL MEETING

    The date, time and place of the special meeting of Apex shareholders are as follows:

                                        , 2000
                             9:00 a.m. Pacific Time
                              -------------------
                                 , Washington

PURPOSE OF THE SPECIAL MEETING

    The special meeting is being held so that the Apex shareholders may consider and vote upon a proposal to approve the merger agreement entered into among Apex, Cybex and Aegean Sea, dated as of March 8, 2000, and to approve Apex's merger with a subsidiary of Aegean Sea that will cause Apex to become a wholly-owned subsidiary of Aegean Sea, and to conduct such other business as may properly come before the special meeting. The Apex board does not expect any other business to come before the meeting. The merger agreement is included as Annex A to this joint proxy statement/ prospectus. If the merger is approved, among other things:

    - Apex Acquisition Corp., a wholly-owned subsidiary of Aegean Sea, will merge with and into Apex

    - Each outstanding share of Apex common stock will be automatically converted into 1.0905 shares of Aegean Sea common stock

RECORD DATE AND OUTSTANDING SHARES

    Apex's board of directors has fixed the close of business on [      ], 2000
as the record date for the special meeting. Only holders of record of Apex common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date,
there were [      ] shares of Apex common stock outstanding and entitled to
vote, held of record by approximately [      ] shareholders, although Apex has
been informed that there are in excess of [      ] beneficial owners.

VOTE AND QUORUM REQUIRED

    Holders of Apex's common stock are entitled to one vote for each share held as of the record date. Approval of each proposal to be voted upon by Apex shareholders requires the affirmative vote of two-thirds ( 2/3) of the total voting power of the outstanding common stock of Apex. Attendance at the meeting in person or by proxy of a majority of the outstanding common stock of Apex is required for a quorum.

    On the record date, directors, executive officers and affiliates of Apex as
a group beneficially owned [            ] shares of Apex common stock. Several
shareholders of Apex have entered into shareholder voting agreements with Cybex
that obligate them to vote a total of approximately [      ]% of Apex's common
stock outstanding as of the record date in favor of approval of the Apex merger and the merger agreement.

ABSTENTIONS; BROKER NON-VOTES

    Abstentions will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum and will have the same effect as votes against these proposals. If a broker, bank, custodian, nominee or other record holder of Apex common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted. These shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

EXPENSES OF PROXY SOLICITATION

    Apex will pay the expenses of soliciting proxies from Apex shareholders to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, Apex and its agents also may solicit proxies by mail, telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Apex will request brokers, custodians, nominees and other record holders of Apex common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Apex common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Apex will reimburse such holders for their reasonable expenses.

PROXIES

    The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Apex board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Apex. All properly signed proxies that Apex receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR approval of the merger agreement and the Apex merger. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

    - Delivering a written notice to the secretary of Apex by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked.

    - Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting.

    - Attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

    Apex's board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

    YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SHARES OF AEGEAN SEA WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE APEX MERGER.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under Washington law, Apex shareholders are entitled to dissent from the Apex merger and instead demand payment from Apex of the fair value of their shares. To claim dissenters' rights, you must comply with the following requirements:

    - Before the shareholder vote on the Apex merger and the merger agreement is taken, you must deliver to Apex written notice of your intent to demand payment for your shares if the merger is effected.

    - You must not vote your shares in favor of the Apex merger at the Apex shareholder meeting.

    - If you properly notified Apex of your intent to demand dissenters' rights, Apex will send you written notice within ten days after the completion of the Apex merger, indicating when and how to demand payment for your shares. After receiving the notice, you must demand payment for your shares in the manner required by the notice sent by Apex.

    - You must certify to Apex that you acquired beneficial ownership of your shares before March 8, 2000.

    - You must deposit the certificates representing your shares in the manner required by the notice you receive from Apex.

If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the dissenters' rights provisions of Washington law.

    If you comply with the outlined requirements, within 30 days of the later of the date of effectiveness of the Apex merger or the date Apex received your demand for payment, Apex will pay to you the amount Apex estimates to be the fair value of your shares of Apex common stock. If you believe Apex's estimate of the fair value of your shares is incorrect, or if Apex has not paid you for your shares within 60 days of the last day you were entitled to demand payment, you may notify Apex in writing of your own estimate of the fair value of your shares of Apex common stock and demand payment of your estimate. YOUR DISSENTERS' RIGHTS ARE SET OUT IN THEIR ENTIRETY IN CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATIONS ACT, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The board of directors of Apex has unanimously determined that the terms of the merger agreement and the Apex merger are fair to and in the best interests of Apex and the Apex shareholders. Accordingly, the Apex board of directors recommends that Apex shareholders vote FOR the proposal to approve the merger agreement and the Apex merger.

  YOUR VOTE IS VERY IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. RETURNING YOUR PROXY DOES NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE APEX MERGER.

                           THE CYBEX SPECIAL MEETING

    This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Cybex's board of directors in connection with the proposed merger of Cybex with a wholly-owned subsidiary of Aegean Sea.

DATE, PLACE AND TIME OF CYBEX'S SPECIAL MEETING

    The date, time and place of the special meeting of Cybex shareholders are as follows:

                                          , 2000
                            11:00 a.m. Central Time

                              Huntsville, Alabama

PURPOSE OF THE SPECIAL MEETING

    The special meeting is being held so that Cybex shareholders may consider and vote upon a proposal to approve the merger agreement entered into among Apex, Cybex and Aegean Sea, dated as of March 8, 2000, and to approve Cybex's merger with a subsidiary of Aegean Sea that will cause Cybex to become a wholly-owned subsidiary of Aegean Sea, and such other business as may properly come before the special meeting. The Cybex board of directors does not expect any other business to come before the meeting. The merger agreement is included as Annex A to this joint proxy statement/ prospectus. If the merger is approved, among other things:

    - Cybex Acquisition Corp., a wholly-owned subsidiary of Aegean Sea, will merge with and into Cybex

    - Each outstanding share of Cybex common stock will be automatically converted into one share of Aegean Sea common stock

RECORD DATE AND OUTSTANDING SHARES

    Cybex's board of directors has fixed the close of business on [      ], 2000
as the record date for the special meeting. Only holders of record of Cybex common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date,
there were [      ] shares of Cybex common stock outstanding and entitled to
vote, held of record by approximately [      ] shareholders, although Cybex has
been informed that there are in excess of [      ] beneficial owners.

VOTE REQUIRED; VOTING AT THE MEETING

    Holders of Cybex's common stock are entitled to one vote for each share held as of the record date. Approval of each of the proposals to be voted upon by Cybex shareholders requires the affirmative vote of two-thirds ( 2/3) of the shares of Cybex common stock entitled to vote. Attendance at the meeting in person or by proxy of a majority of the outstanding common stock of Cybex is required for a quorum.

    On the record date, directors, executive officers and affiliates of Cybex as
a group beneficially owned [            ] shares of Cybex common stock. Several
shareholders of Cybex have entered into shareholder voting agreements with Apex
that obligate them to vote a total of approximately [      ]% of Cybex's common
stock outstanding as of the record date in favor of approval of the Cybex merger and the merger agreement.

ABSTENTIONS; BROKER NON-VOTES

    Abstentions will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum and will have the same effect as votes against these proposals. If a broker, bank, custodian, nominee or other record holder of Cybex common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted. These shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

EXPENSES OF PROXY SOLICITATION

    Cybex will pay the expenses of soliciting proxies from Cybex shareholders to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, Cybex and its agents also may solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Cybex will request brokers, custodians, nominees and other record holders of Cybex common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Cybex common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Cybex will reimburse such holders for their reasonable expenses. Cybex has retained Corporate Communications, Inc. to assist in the solicitation of proxies by Cybex for a fee of $7,500 plus reasonable out-of-pocket costs and expenses.

PROXIES

    The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Cybex board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Cybex. All properly signed proxies that Cybex receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR approval of the merger agreement and the Cybex merger. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

    - Delivering a written notice to the secretary of Cybex by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked.

    - Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting.

    - Attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

    Cybex's board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

    YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SHARES OF AEGEAN SEA WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE CYBEX MERGER.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under Alabama law, Cybex shareholders are entitled to dissent from the Cybex merger and instead demand payment from Cybex of the fair value of their shares. To claim dissenters' rights, you must comply with the following requirements:

    - Before the shareholder vote on the Cybex merger and the merger agreement is taken, you must deliver to Cybex written notice of your intent to demand payment for your shares if the merger is effected.

    - You must not vote your shares in favor of the Cybex merger at the Cybex shareholder meeting.

    - If you properly notified Cybex of your intent to demand dissenters' rights, Cybex will send you written notice within ten days after the completion of the Cybex merger, indicating when and how to demand payment for your shares. After receiving the notice, you must demand payment for your shares in the manner required by the notice sent by Cybex.

    - You must certify to Cybex that you acquired beneficial ownership of your shares before March 8, 2000.

    - You must deposit the certificates representing your shares in the manner required by the notice you receive from Cybex.

    If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the dissenters' rights provisions of Alabama law.

    If you comply with the outlined requirements, within 30 days of the later of the date of effectiveness of the Cybex merger or the date Cybex received your demand for payment, Cybex will pay to you the amount Cybex estimates to be the fair value of your shares of Cybex common stock. If you believe Cybex's estimate of the fair value of your shares is incorrect, or if Cybex has not paid you for your shares within 60 days of the last day you were entitled to demand payment, you may notify Cybex in writing of your own estimate of the fair value of your shares of Cybex common stock and demand payment of your estimate. YOUR DISSENTERS' RIGHTS ARE SET OUT IN THEIR ENTIRETY IN ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATIONS ACT, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX E.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Cybex board of directors has unanimously determined that the terms of the merger agreement and the Cybex merger are fair to and in the best interests of Cybex and the Cybex shareholders. Accordingly, the Cybex board of directors recommends that Cybex shareholders vote FOR the proposal to approve the merger agreement and the Cybex merger.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE A HOLDER OF RECORD, YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE SPECIAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE CYBEX MERGER.

                                  THE MERGERS

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE PROPOSED MERGERS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGERS AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFERRED TO FOR A MORE COMPLETE UNDERSTANDING OF THE MERGERS.

    IN ADDITION, IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT APEX AND CYBEX IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" THAT BEGINS ON PAGE II OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

BACKGROUND OF THE MERGERS AND RELATED AGREEMENTS

    The provisions of the merger agreement are the result of arm's length negotiations conducted among representatives of Apex and Cybex and their respective legal and financial advisors. The following is a summary of the meetings, negotiations and discussions between the parties that preceded the execution of the merger agreement.

    Apex and Cybex have been familiar with each other's business for several years. Senior executives of the two companies have encountered one another in a variety of business and industry settings over the years, and senior executives of Apex and Cybex had preliminary discussions on several occasions in 1997 and 1998 concerning possible business combinations. The senior management of each company has been familiar with the other's products and customers.

    In February 1998, Apex filed complaints for infringement of U.S. Patent Number 5,721,842 in United States District Court for the Western District of Washington against Cybex (and Rose Electronics). The complaints alleged that the products manufactured and sold by the defendants embodied the invention claimed in U.S. Patent Number 5,721,842, and sought injunctive relief, damages, attorneys fees, and costs. The defendants each filed counterclaims seeking to recover the expenses of litigation (including fees and costs) and to obtain a declaratory judgment that the products did not infringe the 5,721,842 patent and that the 5,721,842 patent was invalid and unenforceable.

    Apex and Cybex had conversations concerning the patent dispute at various times in 1998. In February 1999, Mr. Samuel F. Saracino, Apex's Vice President of Business Development and General Counsel, and Mr. Doyle C. Weeks, Cybex's Executive Vice President for Group Operations and Business Development, met in Denver to discuss possible ways to settle the patent lawsuit. The parties were not able to reach an agreement regarding a complete settlement of the patent dispute. Subsequently, the parties agreed to dismiss the lawsuit without prejudice and to have the patent issues raised in the lawsuit determined by the Board of Appeals and Interpretations of the United States Patent and Trademark Office. The parties also agreed that the lawsuit could be reinstated by either party at the conclusion of the proceedings in the Patent and Trademark Office.

    In December 1999, Cybex engaged SG Cowen Securities Corporation as its financial advisor to determine if a merger or other transaction with Apex was possible. In December 1999, SG Cowen called Mr. Kevin J. Hafer, Apex's Chairman, Chief Executive Officer and President, to ask if a meeting could be arranged. The call was returned by Mr. Saracino and Mr. Barry L. Harmon, Apex's Vice President, Chief Financial Officer and Treasurer. The parties agreed to hold a meeting on February 21, 2000.

    At a regularly scheduled meeting of Cybex's board of directors on January 18, 2000, Mr. Stephen F. Thornton, Cybex's Chairman of the Board, Chief Executive Officer and President, informed the Cybex board of SG Cowen's conversations with Apex.

    At a regularly scheduled meeting of the Apex board of directors on January 28, 2000, Mr. Hafer informed the Apex board of the inquiry from SG Cowen.

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
    On February 12, 2000, Messrs. Harmon and Saracino held a telephone meeting with SG Cowen to finalize the agenda for the February meeting and to discuss the process for conducting discussions. On February 15, 2000, SG Cowen confirmed that Cybex's executive officers would be available for a meeting in SG Cowen's Boston offices on February 21, 2000. Apex and Cybex agreed on the terms of a confidentiality and nondisclosure agreement on February 19, 2000.

    On February 21, 2000, after Apex and Cybex signed a confidentiality and nondisclosure agreement, Messrs. Harmon and Saracino met with Mr. Weeks, Mr. Douglas E. Pritchett, Cybex's Senior Vice President of Finance and Chief Financial Officer, and representatives of SG Cowen in SG Cowen's Boston offices to discuss the possible advantages of a potential combination of the two companies. On February 22, 2000, the meeting reconvened to discuss the benefits, timing and valuation of a possible combination, as well as roles for senior executives.

    In order to better assess the viability of the proposed transaction, on February 23, 2000, Messrs. Harmon and Saracino flew to Huntsville, Alabama, to meet with Mr. Thornton and to visit the Cybex facility. Messrs. Harmon and Saracino met Mr. Thornton for dinner, and discussed with him the proposed transaction, management philosophies and related issues.

    On February 24, 2000, Messrs. Harmon and Saracino met with Mr. Pritchett in Huntsville and toured Cybex's Huntsville facility. A special meeting of the Cybex board of directors had been scheduled for February 24, 2000, to review the terms of the proposed transaction. Prior to the beginning of the formal meeting, Messrs. Harmon and Saracino met with the Cybex board of directors.
Messrs. Harmon and Saracino briefly outlined for the Cybex board of directors their respective professional experiences and their management roles at Apex. Messrs. Harmon and Saracino then left Cybex.

    A special meeting of the Apex board of directors had been scheduled for later in the day on February 24, 2000, to review the terms of the proposed transaction. Messrs. Harmon and Saracino participated in that meeting by telephone conference call and summarized for the Apex board of directors the history of their negotiations, the proposed terms of the transaction, and other related matters.

    On February 25, 2000, Apex engaged Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor for the proposed transaction. Also on February 25th, Apex's legal counsel distributed an initial draft of the merger agreement to Cybex, Cybex's legal counsel, SG Cowen and Donaldson, Lufkin & Jenrette.

    On February 27, 2000, Mr. Pritchett, Cybex's legal counsel, representatives of SG Cowen and Donaldson, Lufkin & Jenrette and representatives of PricewaterhouseCoopers LLP met with Messrs. Harmon, Saracino and Apex's legal counsel at Wilson Sonsini Goodrich & Rosati's offices in Kirkland, Washington to conduct due diligence and review the proposed merger agreement. At the same time, Apex's legal counsel was conducting due diligence regarding Cybex at the offices of Sirote & Permutt, P.C., Cybex's legal counsel in Birmingham, Alabama.

    During the week of February 28, 2000, Messrs. Hafer, Harmon and Saracino met in New York City with representatives of Donaldson, Lufkin & Jenrette, who were in contact with SG Cowen on a variety of open issues regarding the transaction. On March 3, 2000, Messrs. Harmon and Pritchett finalized the material terms of the mergers over the telephone.

    On March 4, 2000, representatives of Donaldson, Lufkin & Jenrette conducted a due diligence review of Cybex in Huntsville, Alabama.

    On March 4, 2000, the Cybex board of directors met to consider the Cybex merger, and SG Cowen reviewed its financial analyses. A copy of a revised draft of the merger agreement had been delivered to the Cybex board prior to the meeting. Counsel to Cybex reviewed the terms of the definitive merger agreement, noting for the Cybex board that:

    - The proposed merger agreement contained conditions customary for transactions of this type, including approval of the shareholders of Cybex, the continuing accuracy of Apex's and Cybex's respective representations and warranties, and the absence of any litigation seeking to prohibit the consummation of the Cybex merger

    - The merger agreement had been fully negotiated, but was being revised to reflect the formation of Aegean Sea and the mergers of Cybex and Apex with separate subsidiaries of Aegean Sea

    - Under Alabama law the Cybex merger would require the affirmative vote of 66 2/3% of the outstanding Cybex common stock

    - A special meeting of Cybex's shareholders would be needed to obtain the requisite approval

    On March 6, 2000, the Apex board of directors met to review the status of the proposed transaction. At this meeting, the board discussed with management the perceived advantages and disadvantages of the Apex merger, the results of the due diligence investigations conducted by management and its advisors, and the issues associated with integrating and managing the businesses following the mergers. After discussion, the Apex board of directors authorized management to complete the negotiation of the agreement and to report back to the board of directors the following day.

    On March 7, 2000, the Apex board of directors met again to review the final terms of the merger agreement. Representatives of Wilson Sonsini Goodrich & Rosati, Apex's counsel, reviewed with the board its legal responsibilities in considering the Apex merger and the terms and conditions of the draft merger agreement and the related voting agreements, which had been circulated prior to the meeting. Counsel also noted for the Apex board of directors that:

    - The proposed merger agreement contained conditions customary for transactions of this type, including approval of the shareholders of Apex, the continuing accuracy of Apex's and Cybex's representations and warranties, and the absence of any litigation seeking to prohibit the consummation of the Apex merger

    - The structure of the mergers was being revised to reflect the formation of Aegean Sea and the mergers of Apex and Cybex with separate subsidiaries of Aegean Sea

    - Washington law would require the Apex merger to be approved by the affirmative vote of 66 2/3% of the outstanding Apex common stock

    - A special meeting of Apex's shareholders would be needed to obtain the requisite approval

    At the March 7, 2000 meeting of the Apex board, representatives of Donaldson, Lufkin & Jenrette reviewed for the Apex board the financial analyses performed by Donaldson, Lufkin & Jenrette in connection with its evaluation of the Apex exchange ratio and rendered to the Apex board its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated
March 7, 2000), to the effect that, as of such date and based upon and subject to certain matters, the Apex exchange ratio was fair to the holders of Apex common stock from a financial point of view. For a more detailed discussion of this analysis and opinion, see OPINION OF APEX'S FINANCIAL ADVISOR" below.

    After careful consideration of the final definitive merger agreement and of Donaldson, Lufkin & Jenrette's fairness opinion, the Apex board unanimously:

    - Determined that the Apex merger is fair to, and in the best interests of, the Apex shareholders

    - Approved the Apex merger, the merger agreement and the transactions contemplated in the merger agreement

    - Resolved to call a special meeting of Apex shareholders to approve the merger agreement and the Apex merger

    - Resolved to recommend that the shareholders of Apex vote in favor of approval of the merger agreement and the Apex merger

    On March 7, 2000, the Cybex board of directors met again to consider the Cybex merger. At this meeting, SG Cowen reviewed for the Cybex board the financial analyses performed by SG Cowen in connection with its evaluation of the Cybex exchange ratio and rendered to the Cybex Board its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated
March 7, 2000), to the effect that, as of such date and based upon and subject to certain matters, the Cybex exchange ratio was fair to the holders of Cybex common stock from a financial point of view. For a more detailed discussion of this analysis and opinion, see "OPINION OF CYBEX'S FINANCIAL ADVISOR" below. After careful consideration of the final definitive merger agreement and receipt of SG Cowen's written fairness opinion, the Cybex board unanimously:

    - Determined that the Cybex merger is fair to, and in the best interests of, the Cybex shareholders

    - Approved the Cybex merger, the merger agreement and the transactions contemplated thereby

    - Resolved to recommend that the shareholders of Cybex vote in favor of the approval of the merger agreement and the Cybex merger

APEX'S REASONS FOR THE MERGER

    In reaching its determination to approve and adopt the merger agreement and the Apex merger, the Apex board of directors consulted with Apex's management and its financial and legal advisors, and considered a number of factors. The Apex board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors. In its decision to recommend and approve the Apex merger, the most important benefits identified by the board of directors of Apex were the following:

    - Apex's management believes that, given the complementary nature of the product lines of Apex and Cybex, the mergers will enhance the opportunity for the potential realization of Apex's strategic objectives

    - Apex's shareholders would have the opportunity to participate in the potential for growth of the combined company after the mergers

    - The combination of Cybex's products with Apex's products will allow the combined company to offer a more comprehensive product line to its customers

    - The combination of Apex's and Cybex's complimentary distribution strategies will allow the combined company to distribute its products more widely

    - Combined technological resources may allow the combined company to compete more effectively against increasing competition from multiple sectors by providing the combined company with enhanced ability to develop new products at lower price points with greater functionality than existing products

    - The broader customer base of the combined company will allow it to mitigate the risk of customer concentration to which Apex is currently exposed

    The Apex board of directors consulted with management and its outside legal and financial advisors as part of the process of approving the Apex merger. In its evaluation the Apex board considered the following factors among others:

    - The potential strategic benefits of the mergers

    - Historical information concerning Apex's and Cybex's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations for each company filed with the SEC

    - Apex's management's view of the financial condition, results of operations and businesses of Apex and Cybex before and after giving effect to the mergers

    - Current financial market conditions and historical market prices, volatility and trading information with respect to Apex's common stock and Cybex's common stock

    - The consideration to be received by Apex's and Cybex's respective shareholders in the mergers and the relationship between the current and historical market values of Apex's common stock and Cybex's common stock and a comparison of comparable merger transactions

    - The belief that the terms of the merger agreement, including the Apex exchange ratio and the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable. The Apex board of directors also considered the provisions in the merger agreement that prohibited solicitation of third-party bids and the acceptance, approval or recommendation of any unsolicited third-party bids. The Apex board of directors considered that the provisions in the merger agreement for the benefit of Apex reasonably protected the interests of Apex shareholders, and those for the benefit of Cybex did not present any significant impediments to proceeding with the transaction considering all of the circumstances.

    - The prospects of Apex as an independent company

    - The potential for other third parties to enter into strategic relationships with or to acquire Apex or Cybex

    - Detailed financial analysis and pro forma and other information with respect to the companies presented to the board, including the opinion of Donaldson, Lufkin & Jenrette that the exchange ratio in the Apex merger was fair from a financial point of view to Apex's shareholders. The opinion is subject to assumptions and limitations noted in the opinion and described under "OPINION OF APEX'S FINANCIAL ADVISOR," and shareholders should carefully read both that section and the opinion that is attached to this document as Annex B. The opinion of Donaldson, Lufkin & Jenrette is directed to the Apex board and does not constitute a recommendation to shareholders of Apex on how they should vote at, or take any other action in connection with, the special meeting for the Apex merger. The Apex board viewed the analyses and opinion of an independent, internationally recognized financial advisor such as Donaldson, Lufkin & Jenrette to be important factors in reaching a determination that the Apex merger should be approved.

    - The expectation that the Apex merger will be treated as a tax-free reorganization for federal income tax purposes

    - The expected impact of the merger on Apex's customers and employees

    - Reports from management, legal and financial advisors as to the results of the due diligence investigation of Cybex

    - The interests of the officers and directors of Apex in the Apex merger, including the matters disclosed under "INTERESTS OF APEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS" beginning on page 57.

    Potential risks or other negative factors identified by the Apex board of directors include the following:

    - The risk that the potential benefits of the mergers may not be realized

    - The challenges of integrating the management teams, strategies, cultures and organizations of the two companies, especially in light of the physical distance between Apex's headquarters in Redmond, Washington and Cybex's headquarters in Huntsville, Alabama

    - The risk of disruption of sales momentum as a result of uncertainties created by the announcement of the mergers

    - The risk that the mergers might not be consummated despite the parties' efforts, even if approved by shareholders

    - The significant adverse impact to the net income of the combined company that will arise due to non-cash charges for the amortization of goodwill and other intangibles in light of the impact of purchase accounting for the mergers

    - The substantial charges to be incurred in connection with the mergers, including costs of integrating the businesses and transaction expenses arising from the mergers

    - The possibility that the mergers might not be consummated and the effect of public announcement of the merger on (a) Apex's sales and operating results, (b) Apex's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects

    - The risk that, despite the efforts of the combined company, other key technical and management personnel might not remain employed by the combined company

    - The departure of Kevin J. Hafer, Apex's Chairman, Chief Executive Officer and President, upon completion of the mergers

    - Other risks described in the section of this joint proxy statement/prospectus entitled "RISK FACTORS" beginning on page 18.

    The foregoing discussion of the information and factors considered by the Apex board of directors is not intended to be exhaustive but includes the material factors considered by the Apex board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Apex board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the Apex board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Apex board of directors conducted an overall analysis of the factors described above, including discussions with Apex's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Apex board of directors may have given different weight to different factors. The Apex board considered all these factors as a whole and believed the factors supported its determination to approve the Apex merger. After taking into consideration all of the factors set forth above, Apex's board of directors concluded that the Apex merger was fair to, and in the best interests of, Apex and its shareholders and that Apex should proceed with the Apex merger.

RECOMMENDATION OF APEX'S BOARD OF DIRECTORS

    After careful consideration, the Apex board of directors has determined that the Apex merger is fair to and in the best interests of Apex's shareholders, has approved the Apex merger and the merger agreement, and recommends that Apex shareholders vote in favor of approval and adoption of the merger agreement and approval of the Apex merger.

    In considering the recommendation by Apex's board of directors of the merger agreement, you should be aware that some directors and officers of Apex have interests in the merger that are different from, or are in addition to, the interests of Apex's shareholders generally. Please see the section entitled "INTERESTS OF APEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS" on page 57 of this joint proxy statement/prospectus.

CYBEX'S REASONS FOR THE MERGER

    In reaching its determination, the Cybex board consulted with Cybex's management and legal and financial advisors, and carefully considered a number of factors without assigning relative weights to them, including, among others, the following material factors:

    - The Cybex board's familiarity with and review of the business, operations, financial condition and earnings of Cybex on an historical and a prospective basis

    - The Cybex board's review of the business, operations, financial condition and earnings of Apex and Cybex on an historical and a prospective basis and of the combined company on a pro forma basis, the historical stock price performance of the Cybex common stock and Apex common stock, the resulting relative interests of Cybex shareholders and Apex shareholders in the common equity of the combined company, and the potential for increased earnings of the combined company for the holders of Cybex common stock

    - The process conducted on behalf of Cybex in exploring and determining the potential value which could be realized by Cybex shareholders in a business combination transaction

    - The potential benefits of the combination of the two companies. The management of Cybex discussed with the Cybex board the current operations of Apex and the opportunities that would be created for the benefit of Cybex shareholders from the combination of the two companies, including the two companies' complementary product lines and distribution channels. The Cybex board discussed with Cybex management how the business of Apex would complement Cybex's business and provide opportunities for revenue enhancements, operating efficiencies, cost savings and the consolidation of intellectual property assets and the savings associated with consolidating duplicative research and development efforts.

    - The ability of the combined companies to establish a research and development platform with faster time-to-market product cycles

    - The estimated combined revenue of the two companies in calendar year 2000, which would create a strong presence in the fast growing computer peripheral and Internet infrastructure industry

    - The ability to cross-sell and integrate products along a complete spectrum of server switching solutions, which the combination of the two companies would offer

    - The improved access to capital and the lower cost of capital potentially created by the strategic affiliation with Apex

    - The fact that Cybex's Chairman of the Board, President and Chief Executive Officer and its Senior Vice President of Finance and Chief Financial Officer, respectively, would serve as the Chairman of the Board, President and Chief Executive Officer and Senior Vice President of Finance and Chief Financial Officer, respectively, of Aegean Sea after the mergers

    - The fact that the corporate headquarters for Aegean Sea after the Cybex merger would initially be in Huntsville, Alabama

    - The receipt of Aegean Sea common stock by the holders of Cybex common stock, which will enable Cybex shareholders to participate in the value and increased liquidity that may be generated through the combination of the two companies through their combined equity participation as shareholders of Aegean Sea

    - The current and historical market prices and trading volumes of the Cybex common stock and the Apex common stock and the current and historical trading multiples of other comparable companies

    - The prospects of Cybex as an independent company

    - The potential for other third parties to enter into strategic relationships with or to acquire Apex or Cybex

    - The impact of the Cybex merger on Cybex's customers and employees

    - Reports from management, legal and financial advisors as to the results of the due diligence investigation of Apex.

    - The risk that the potential benefits of the mergers may not be realized

    - The challenges of integrating the management teams, strategies, cultures and organizations of the two companies, especially in light of the physical distance between Apex's headquarters in Redmond, Washington and Cybex's headquarters in Huntsville, Alabama

    - The terms of the merger agreement and the Cybex merger, including the Cybex exchange ratio

    - The Cybex board considered favorably the detailed financial analyses and pro forma and other information relating to the two companies presented by SG Cowen, including the opinion of SG Cowen that the Cybex exchange ratio was fair to Cybex shareholders from a financial point of view. The opinion is subject to assumptions and limitations noted in the opinion and described under "OPINION OF CYBEX'S FINANCIAL ADVISOR," and shareholders should carefully read both that section and the opinion that is attached to this document as Annex C. The opinion of SG Cowen is directed to the Cybex board of directors and does not constitute a recommendation to shareholders of Cybex on how they should vote at, or take any other action in connection with, the special meeting for the Cybex merger. The Cybex board of directors viewed the analyses and opinion of an independent, internationally recognized financial advisor such as SG Cowen to be important factors in reaching a determination that the Cybex merger should be approved.

    - The expectation that the Cybex merger will be treated as a tax-free reorganization for federal income tax purposes as discussed under "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGERS" on page 63

    - The Cybex board of directors viewed the terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as reasonable in light of the entire transaction. The Cybex board of directors also considered the provisions in the merger agreement that prohibited solicitation of third-party bids and the acceptance, approval or recommendation of any unsolicited third-party bids. The Cybex board of directors considered that the provisions in the merger agreement for the benefit of Cybex reasonably protected the interests of Cybex shareholders, and those for the benefit of Apex did not present any significant impediments to proceeding with the transaction considering all of the circumstances.

    - The other provisions of the merger agreement, including the fact that the Cybex shareholders will vote on the transaction

    - The interests of the officers and directors of Cybex in the Cybex merger, including the matters disclosed under "INTERESTS OF CYBEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS" beginning on page 59

    - The challenges of combining the businesses of two major corporations of this size and the attendant risk of not achieving the expected synergies or improved earnings (as discussed under "RISK FACTORS--RISKS RELATING TO THE PROPOSED MERGERS" beginning on page 18) and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time

    The foregoing discussion of the information and factors considered by the Cybex board is not intended to be exhaustive but is believed to include all material factors considered by the Cybex board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Cybex board, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the Cybex board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including discussions with Cybex's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Cybex board may have given different weight to different factors. The Cybex board considered all these factors as a whole and believed the factors supported its determination to approve the Cybex merger. After taking into consideration all of the factors set forth above, Cybex's board concluded that the Cybex merger was fair to, and in the best interests, of Cybex and the Cybex shareholders and that Cybex should proceed with the Cybex merger.

RECOMMENDATION OF CYBEX'S BOARD OF DIRECTORS

    After carefully evaluating these factors, both positive and negative, the board of directors of Cybex has determined that the Cybex merger is fair to and in the best interests of the Cybex shareholders and unanimously recommends that you vote for approval and adoption of the merger agreement and approval of the Cybex merger.

    In considering the recommendation of the Cybex board with respect to the Cybex merger, you should be aware that some directors and officers of Cybex have interests in the Cybex merger that are different from, or are in addition to, the interests of Cybex shareholders generally. For information regarding the interests of these directors and officers, see the section entitled "INTERESTS OF CYBEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS" on page 59.

OPINION OF APEX'S FINANCIAL ADVISOR

    Apex asked Donaldson, Lufkin & Jenrette, in its role as financial advisor to Apex, to render an opinion to the Apex board as to the fairness, from a financial point of view, to the holders of Apex common stock of the Apex exchange ratio. On March 7, 2000, Donaldson, Lufkin & Jenrette delivered to the Apex board its oral opinion to the effect that, as of that date, the Apex exchange ratio was fair to the holders of Apex common stock from a financial point of view. This opinion was subsequently confirmed in the written Donaldson, Lufkin & Jenrette opinion to the effect that, as of March 7, 2000, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the Apex exchange ratio was fair to the holders of Apex common stock from a financial point of view.

    THE FULL TEXT OF DONALDSON, LUFKIN & JENRETTE'S OPINION IS ATTACHED AS
ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF DONALDSON, LUFKIN & JENRETTE'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF DONALDSON,
LUFKIN & JENRETTE'S OPINION. APEX SHAREHOLDERS ARE URGED TO READ DONALDSON, LUFKIN & JENRETTE'S OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DONALDSON, LUFKIN & JENRETTE IN CONNECTION WITH ITS OPINION.

    Donaldson, Lufkin & Jenrette prepared its opinion for the Apex board. The opinion addresses only the fairness to the holders of Apex common stock from a financial point of view, as of the date thereof, of the Apex exchange ratio. Donaldson, Lufkin & Jenrette expressed no opinion as to the prices at which the common stock of Aegean Sea, Apex or Cybex would actually trade at any time. Donaldson, Lufkin & Jenrette's opinion did not address the relative merits of the merger and the other business strategies considered by the Apex board nor did it address the Apex board's decision to proceed with the merger. Donaldson, Lufkin & Jenrette's opinion did not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

    Apex selected Donaldson, Lufkin & Jenrette as its financial advisor because Donaldson, Lufkin & Jenrette is an internationally recognized investment banking firm that has substantial experience providing strategic advisory services. Donaldson, Lufkin & Jenrette was not retained as an advisor or agent to the shareholders of Apex or any other person. As part of its investment banking business, Donaldson, Lufkin & Jenrette is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Donaldson, Lufkin & Jenrette was not requested to solicit, nor did Donaldson, Lufkin & Jenrette solicit, the interest of any other party in acquiring or engaging in a business combination with Apex.

    In arriving at its opinion, Donaldson, Lufkin & Jenrette:

    - Reviewed the merger agreement

    - Reviewed financial and other information that was publicly available or furnished to it by Apex and Cybex, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Cybex for the period beginning January 1, 2000 and ending March 31, 2002, prepared by a nationally recognized research analyst identified by the management of Cybex, and certain financial projections of Cybex for the period beginning April 1, 2002 and ending December 31, 2004 that were based upon the financial projections for such earlier period with guidance from the management of Cybex, in each case as adjusted by the management of Apex, and certain financial projections of Apex for the period beginning January 1, 2000 and ending December 31, 2004 prepared by the management of Apex

    - Compared certain financial and securities data of Apex and Cybex with various other companies whose securities are traded in public markets

    - Reviewed the historical stock prices and trading volumes of the common stock of Cybex and Apex

    - Conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of rendering its opinion

    In rendering its opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to Donaldson, Lufkin & Jenrette or identified to Donaldson, Lufkin & Jenrette by Apex and Cybex, or their respective representatives or advisors, or that was otherwise reviewed by Donaldson, Lufkin & Jenrette, and assumed that Apex was not aware of any information prepared by it, Cybex or their respective representatives or advisors that might be material to Donaldson, Lufkin & Jenrette's opinion that has not been made available to Donaldson, Lufkin & Jenrette. With respect to the financial projections for Apex referred to above, Donaldson, Lufkin & Jenrette relied on representations that the projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Apex as to the future operating and financial performance of Apex. With respect to the projections for Cybex referred to above, Donaldson, Lufkin & Jenrette conducted discussions with certain members of senior management of Apex with respect to Apex management's views as to the accuracy and reasonableness of such projections for Cybex, Donaldson, Lufkin & Jenrette relied on representations that they reflect the best currently available estimates and judgments of the management of Apex as to the future operating and financial performance of Cybex, and Donaldson, Lufkin & Jenrette further assumed with the consent of the Apex board the reasonableness thereof and that the projections do not materially differ from the best currently available estimates and judgments of the management of Cybex as to the future operating and financial performance of Cybex. Donaldson, Lufkin & Jenrette did not assume any responsibility for making any independent evaluation of the assets or liabilities, or for making any independent verification of the information reviewed by Donaldson, Lufkin & Jenrette. Donaldson, Lufkin & Jenrette relied as to certain legal matters, including that the merger will be free of federal tax to Apex and its shareholders, on advice of counsel to Apex.

    Donaldson, Lufkin & Jenrette's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Donaldson, Lufkin & Jenrette as of, the date of its opinion. Donaldson, Lufkin & Jenrette states in its opinion that, although subsequent developments may affect its opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion.

SUMMARY OF FINANCIAL ANALYSES PERFORMED BY DONALDSON, LUFKIN & JENRETTE

    The following is a summary of the financial analyses presented by Donaldson, Lufkin & Jenrette to the Apex board on March 7, 2000 in connection with the preparation of Donaldson, Lufkin & Jenrette's opinion. The information summarized in the tables which follow should be read in conjunction with the accompanying text. No company used in the analyses that follow is directly comparable to Apex or Cybex. In addition, mathematical analysis such as determining the average or median is not in itself a meaningful method of using selected company data. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. The implied relative Apex exchange ratios estimated pursuant to the historical exchange ratio analysis, the comparable publicly traded analysis and the discounted cash flow analysis summarized below were each based on (i) 21,197,251 shares of Apex common stock outstanding and options outstanding to purchase 2,873,245 shares of Apex common stock at a weighted average exercise price of $12.38, and
(ii) 19,288,232 shares of Cybex common stock outstanding and options outstanding to purchase 2,190,233 shares of Cybex common stock at a weighted average exercise price of $10.51.

    COMMON STOCK TRADING HISTORY. Donaldson, Lufkin & Jenrette examined the historical closing prices of Apex common stock from March 3, 1999 to March 6, 2000. During this time period, Apex common stock reached a high of $47.13 per share, a low of $11.44 per share and averaged $24.39 per share. Donaldson, Lufkin & Jenrette also examined the historical closing prices of Cybex common stock from March 3, 1999 to March 6, 2000. During this time period, Cybex common stock reached a high of $46.50 per share, a low of $10.25 per share and averaged $22.10 per share.

    HISTORICAL IMPLIED EXCHANGE RATIO ANALYSIS. Donaldson, Lufkin & Jenrette reviewed the historical exchange ratios implied by the daily closing prices per share of Apex common stock and Cybex common stock for the period beginning on March 3, 1997 and ending on March 6, 2000. This analysis showed that on March 6, 2000, the last trading day prior to Donaldson, Lufkin & Jenrette's delivery to the Apex board of its opinion, the implied Apex exchange ratio was 0.91, and that the average historical Apex exchange ratios during the periods ending on March 6, 2000 were as follows:

                                                         IMPLIED AVERAGE HISTORICAL
PERIODS ENDED MARCH 6, 2000                                 APEX EXCHANGE RATIO
---------------------------                              --------------------------
10 day.................................................             0.97
20 day.................................................             1.10
30 day.................................................             1.15
60 day.................................................             1.16
90 day.................................................             1.14
180 day................................................             0.98
1 year.................................................             1.14
3 year.................................................             1.58

    COMPARATIVE STOCK PRICE VOLATILITY. Donaldson, Lufkin & Jenrette examined the relative historical stock price volatility of Apex common stock and Cybex common stock compared to the stock price volatilities of (1) the NASDAQ composite index; (2) the Standard & Poor's 500 composite index; and (3) the Russell 2000 composite index over the 30-, 90- and 180-day periods ended
March 6, 2000, each as reported by Bloomberg LP. This analysis yielded the following results:

                                                     30 DAYS    90 DAYS    180 DAYS
                                                     --------   --------   --------
Apex...............................................   83.6%      75.9%      90.3%
Cybex..............................................   74.4%      71.5%      62.6%
NASDAQ Composite Index.............................   34.4%      30.8%      28.5%
S&P 500 Index......................................   21.1%      20.5%      19.4%
Russell 2000.......................................   23.8%      19.7%      17.3%

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. Donaldson, Lufkin & Jenrette analyzed the market values and trading multiples of selected publicly traded computer peripheral and technology companies that Donaldson, Lufkin & Jenrette believed are reasonably comparable to Apex in certain respects. These comparable companies consisted of:

    - Compaq Computer Corporation

    - Symbol Technologies, Inc.

    - American Power Conversion Corporation

    - Electronics For Imaging Inc.

    - Advanced Digital Information Corporation

    - Zebra Technologies Corporation

    - Black Box Corporation

    - Logitech International S.A.

    - Artesyn Technologies, Inc.

    In examining these comparable companies, Donaldson, Lufkin & Jenrette calculated the enterprise value of each company as a multiple of its respective:
(i) LTM revenue and projected calendar year 2000 and 2001 revenue and (ii) LTM EBIT and projected calendar year 2000 and 2001 EBIT. The enterprise value of a company is equal to the value of its fully-diluted common equity plus debt and the liquidation value of outstanding preferred stock, if any, minus cash and the value of certain other assets, including minority interests in other entities. LTM is defined as last reported twelve months. EBIT is defined as earnings before interest and taxes. Donaldson, Lufkin & Jenrette also calculated the market price of each company as a multiple of projected calendar year 2000 and 2001 earnings per share. All historical data was derived from publicly available sources and all projected data was obtained from equity research reports and First Call where available. Donaldson, Lufkin & Jenrette's analysis of the comparable companies yielded the following multiple ranges:

            COMPARABLE COMPUTER PERIPHERAL AND TECHNOLOGY COMPANIES

                                                        LTM        2000       2001       LTM        2000       2001
                                                      REVENUES   REVENUES   REVENUES     EBIT       EBIT       EBIT
                                                      --------   --------   --------   --------   --------   --------
High................................................   12.1x       9.2x       5.6x      62.9x      71.1x      37.6x
Low.................................................    1.2x       1.1x       0.9x      12.6x      11.5x       8.5x
Average.............................................    4.9x       4.0x       2.7x      32.1x      27.7x      18.4x
Median..............................................    4.3x       3.7x       2.4x      22.6x      19.3x      14.9x

                                                              2000 PRICE/EPS   2001 PRICE/EPS
                                                              --------------   --------------
High........................................................      86.1x            52.8x
Low.........................................................      16.1x            12.5x
Average.....................................................      38.5x            24.8x
Median......................................................      26.1x            20.7x

    Based on an analysis of this data and projected results of Apex and Cybex for comparable periods, Donaldson, Lufkin & Jenrette estimated a value per share of Apex common stock ranging from approximately $34 to $47 and a value per share of Cybex common stock ranging from approximately $36 to $49. This analysis also yielded an implied relative Apex exchange ratio ranging from 0.6940x to 1.3060x (obtained by comparing the lowest estimated valuation of Apex common stock to the highest estimated valuation of Cybex common stock and the highest estimated valuation of Apex common stock to the lowest estimated valuation of Cybex common stock), compared to the proposed Apex exchange ratio of 1.0905x.

    DISCOUNTED CASH FLOW ANALYSIS. Donaldson, Lufkin & Jenrette performed a discounted cash flow analysis of the projected cash flows of Apex and Cybex for the period from January 1, 2000 through December 31, 2004 using projections and assumptions for Cybex for the period beginning January 1, 2000 and ending
March 31, 2002, prepared by a nationally recognized research analyst identified by the management of Cybex, and certain financial projections of Cybex for the period beginning April 1, 2002 and ending December 31, 2004 that were based upon the financial projections for such earlier period with guidance from the management of Cybex, in each case as adjusted by the management of Apex, and certain financial projections of Apex for the period beginning January 1, 2000 and ending December 31, 2004 prepared by the management of Apex. Donaldson, Lufkin & Jenrette's discounted cash flow calculation is an analysis of the present value of projected unlevered free cash flows and an estimated terminal year enterprise value using the discount rates and terminal year EBIT multiples indicated below.

    The discounted cash flow values for Apex and Cybex were each estimated using weighted average cost of capital discount rates ranging from 15.5% to 18.5% and estimated terminal multiples of 2004 EBIT ranging from 16.0x to 19.0x. This analysis yielded an estimated present value per share of Apex common stock ranging from $38.97 to $50.15 and an estimated present value per share of Cybex common stock ranging from $40.67 to $52.64. This analysis also yielded an implied relative Apex exchange ratio ranging from 0.7403x to 1.2331x (obtained by comparing the lowest estimated valuation of Apex common stock to the highest estimated valuation of Cybex common stock and the highest estimated valuation of Apex common stock to the lowest estimated valuation of Cybex common stock), compared to the proposed Apex exchange ratio of 1.0905x.

    CONTRIBUTION ANALYSIS. Donaldson, Lufkin & Jenrette analyzed the relative contributions of Apex and Cybex to the pro forma combined company for the calendar years 1999 through 2002 based on selected financial data, assuming no anticipated cost savings or related expenses from the proposed transaction. Donaldson, Lufkin & Jenrette analyzed the respective contributions of each company's projected revenues, EBIT, net income and diluted earnings per share for each of the calendar years 1999 through 2002 based on projections and assumptions for Cybex for the period beginning January 1, 2000 and ending March 31, 2002, prepared by a nationally recognized research analyst identified by the management of Cybex, and certain financial projections of Cybex for the period beginning April 1, 2002 and ending December 31, 2002 that were based upon the financial projections for such earlier period with guidance from the management of Cybex, in each case as adjusted by the management of Apex, and certain financial projections of Apex for the period beginning January 1, 2000 and ending December 31, 2002 prepared by the management of Apex.

    This analysis yielded an implied relative Apex exchange ratio ranging from 0.9079x to 1.0534x (obtained by calculating the Apex exchange ratio implied by the contributions of Apex, on the one hand, and Cybex, on the other hand, to the results of the pro forma combined company), compared to the proposed Apex exchange ratio of 1.0905x.

    PRO FORMA EPS AND CASH EPS ACCRETION/DILUTION ANALYSIS. Using projections and assumptions for Cybex for the period beginning January 1, 2000 and ending March 31, 2002, prepared by a nationally recognized research analyst identified by the management of Cybex, and certain financial projections of Cybex for the period beginning April 1, 2002 and ending December 31, 2004 that were based upon the financial projections for such earlier period with guidance from the management of Cybex, in each case as adjusted by the management of Apex, and certain financial projections of Apex for the period beginning January 1, 2000 and ending December 31, 2004 prepared by the management of Apex, Donaldson, Lufkin & Jenrette compared the 1999 EPS and 1999 cash EPS of Apex and Cybex and the projected EPS and cash EPS of Apex and Cybex for 2000 and 2001 on a stand-alone basis to the 1999 pro forma EPS and 1999 pro forma cash EPS and the projected pro forma EPS and cash EPS of the combined company after the merger. EPS is defined as earnings per share. Cash EPS is defined as EPS before amortization of goodwill. This analysis showed that without synergies, the merger would be dilutive to EPS and accretive to cash EPS for Apex shareholders.

    The summary set forth above does not purport to be a complete description of the analyses performed by Donaldson, Lufkin & Jenrette but describes, in summary form, the material elements of the presentation made by Donaldson, Lufkin & Jenrette to the Apex board on March 7, 2000 in connection with the preparation of Donaldson, Lufkin & Jenrette's fairness opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Donaldson, Lufkin & Jenrette was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette has indicated to Apex that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses.

FEE ARRANGEMENTS WITH APEX'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated March 1, 2000, Apex has agreed to pay Donaldson, Lufkin & Jenrette a fee of $1.1 million in connection with the delivery of the fairness opinion rendered on March 7, 2000. Upon consummation of the proposed transaction, Apex has agreed to pay Donaldson, Lufkin & Jenrette an additional fee of $2.4 million. Apex also has agreed to reimburse Donaldson, Lufkin & Jenrette for its reasonable out-of-pocket expenses and to indemnify Donaldson, Lufkin & Jenrette against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Donaldson, Lufkin & Jenrette's engagement as financial advisor.

    In the ordinary course of business, Donaldson, Lufkin & Jenrette actively trades in the equity and derivative securities of Apex and Cybex for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Donaldson, Lufkin & Jenrette may in the future provide investment banking or other financial advisory services to Apex, Cybex or the combined company.

OPINION OF CYBEX'S FINANCIAL ADVISOR

    PURSUANT TO AN ENGAGEMENT LETTER DATED FEBRUARY 21, 2000, CYBEX RETAINED
SG COWEN TO RENDER AN OPINION TO THE BOARD OF DIRECTORS OF CYBEX AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF CYBEX COMMON STOCK (OTHER THAN APEX OR AEGEAN SEA OR THEIR AFFILIATES) OF THE EXCHANGE RATIO TO BE RECEIVED BY THE HOLDERS OF CYBEX COMMON STOCK IN THE TRANSACTION.

    On March 7, 2000, SG Cowen delivered certain of its written analyses and its oral opinion to the Cybex board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions and limits of review set forth therein, as of March 7, 2000, the exchange ratio to be received in the transaction by the holders of Cybex common stock was fair, from a financial point of view, to the common stockholders of Cybex (other than Apex or Aegean Sea or their affiliates). The full text of the written opinion of SG Cowen, dated March 7, 2000, is attached as Annex C and is incorporated by reference. Holders of Cybex common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. SG Cowen's analyses and opinion were prepared for and addressed to the Cybex board and are directed only to the fairness, from a financial point of view, of the exchange ratio to be received in the transaction by the holders of Cybex common stock, and do not constitute an opinion as to the merits of the transaction or a recommendation to any stockholder as to how to vote on the proposed transaction. The exchange ratio to be received in the transaction by the holders of Cybex common stock was determined through negotiations between Cybex and Apex and not pursuant to recommendations of SG Cowen.

    In arriving at its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

    - A draft of the merger agreement dated March 4, 2000

    - Certain publicly available information for Cybex, including its annual reports filed on Form 10-K for each of the years ended March 31, 1998 and 1999, its quarterly reports filed on Form 10-Q for each of the quarters ended July 2, 1999, October 1, 1999 and December 31, 1999, all reports on Form 8-K filed by Cybex during the last two years and certain other relevant historical financial and operating data furnished to SG Cowen by Cybex management

    - Certain publicly available information for Apex, including its annual reports filed on Form 10-K for each of the years ended December 31, 1997 and 1998, its quarterly reports filed on Form 10-Q for each of the quarters ended April 2, 1999, July 2, 1999 and October 1, 1999, the Apex press release related to its financial condition and results of operations for the year ended

      December 31, 1999 ("1999 Estimated Financials"), all reports on Form 8-K filed by Apex during the last two years and certain other relevant historical financial and operating data furnished to SG Cowen by Apex management

    - Certain internal financial analyses, financial forecasts, reports and other information concerning Cybex (the "Cybex Financial Information"), prepared by the management of Cybex, and the amounts and timing of the cost savings and related expenses expected to result from the transaction furnished to us by the management of Cybex (the "Expected Synergies"). The Expected Synergies analysis is based on the following assumptions and considerations as provided by Cybex management: projected pro forma revenue enhancements for calendar year 2000 and calendar year 2001 derived from combining the two companies and potentially pursuing new growth opportunities and projected reduction of pro forma calendar year 2000 and calendar year 2001 operating expenses to reflect some of the strategic and operational benefits associated with combining the two companies and functioning as a single entity

    - First Call estimates ("First Call Estimates") and financial projections in Wall Street analyst reports selected by SG Cowen ("Wall Street Projections") for each of Cybex and Apex

    - Discussions representatives of SG Cowen had with certain members of the managements of each of Cybex and Apex concerning the historical and current business operations, financial conditions and prospects of Cybex and Apex, respectively, Cybex Financial Information, the Expected Synergies and such other matters SG Cowen deemed relevant

    - Certain operating results, the reported price and trading histories of the shares of the common stock of Cybex and Apex, respectively, as compared to the operating results, the reported price and trading histories of certain publicly traded companies SG Cowen deemed relevant

    - Certain financial terms of the transaction as compared to the financial terms of certain selected business combinations SG Cowen deemed relevant

    - Certain pro forma financial effects excluding and including goodwill of the transaction on an accretion/dilution basis

    - Such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of its opinion including an assessment of general economic, market and monetary conditions

    In conducting its review and arriving at its opinion, SG Cowen, with Cybex's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Cybex and Apex or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or to verify independently, such information. In addition, SG Cowen did not conduct nor did it assume any obligation to conduct any physical inspection of the properties or facilities of Cybex or Apex. SG Cowen further relied upon the assurance of management of Cybex that they were unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen assumed, with Cybex's permission, that the actual financial condition and results of operations of Apex for the period ending December 31, 1999 will not be substantially different from the 1999 Estimated Financials. Management of Cybex confirmed to SG Cowen, and SG Cowen assumed, with Cybex's consent, that the Cybex Financial Information and description of Expected Synergies provided to SG Cowen were reasonably prepared by the management of Cybex and reflected the best available estimates and good faith judgments of such management as to the future performance of Cybex, and such projections and synergies, and the First Call Estimates and Wall Street Projections for each of Cybex and Apex provide a reasonable basis for SG Cowen's opinion. Apex did not provide SG Cowen with internal financial forecasts or projections concerning Apex for SG Cowen to be able to perform a discounted cash flow analysis.

    SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Cybex or Apex, nor was SG Cowen furnished with these materials. With respect to all legal matters relating to Cybex, SG Cowen relied on the advice of legal counsel to Cybex. SG Cowen's services to Cybex in connection with the transaction have included rendering an opinion from a financial point of view of the exchange ratio to be received in the transaction. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so. Additionally, SG Cowen was not authorized or requested to, and did not, solicit alternative offers for Cybex or its assets, nor did SG Cowen investigate any other alternative transactions that may be available to Cybex.

    For purposes of rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the transaction agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the transaction agreement and that all conditions to the consummation of the transaction will be satisfied without waiver thereof. SG Cowen assumed that the final form of the transaction agreement would be substantially similar to the last draft received by SG Cowen prior to rendering its opinion. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the transaction agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the transaction. Cybex informed SG Cowen, and SG Cowen assumed, that the transaction will be treated as a tax-free reorganization.

    SG Cowen's opinion does not constitute a recommendation to any stockholder of either Cybex or Apex as to how such stockholder should vote on the proposed transaction or to take any other action in connection with the transaction or otherwise. SG Cowen's opinion does not imply any conclusion as to what the value of the shares of common stock of Aegean Sea actually will be when issued to Cybex's and Apex's stockholders pursuant to the transaction or the likely trading range for Aegean Sea common stock following consummation of the transaction or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the exchange ratio to be received by the holders of Cybex common stock in the transaction. SG Cowen expresses no opinion as to the underlying business reasons that may support the decision of the Cybex board to approve, or Cybex's decision to consummate, the transaction.

    In order to opine as to the fairness, from a financial point of view, of the exchange ratio to be received by Cybex common stockholders in the transaction, SG Cowen performed valuation analyses on both Apex and Cybex, which valuations were used to derive a valuation of Aegean Sea. SG Cowen then compared the valuation of Aegean Sea, after giving effect to the exchange ratio to be paid to Apex common stockholders, to its valuation of Cybex.

    The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the managements of Cybex and Apex the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Cybex and Apex.

    ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES. To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Cybex and Apex to the corresponding financial data and ratios of certain other companies (the "Selected Companies") whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Cybex and Apex. These companies were:

    - American Power Conversion

    - Electronics for Imaging

    - Logitech International SA

    - Black Box Corp.

    - Tellabs

    - ADC Telecom

    - Advanced Fibre Communications

    - Adtran

    - Westell Technologies

    The data and ratios compared by SG Cowen included the Enterprise Value of the Selected Companies as a multiple of 2000 calendar year revenues. Enterprise Value was defined as equity value plus debt less cash. SG Cowen also examined the ratio of the current share prices of the Selected Companies to the estimated 2000 calendar year earnings per share ("EPS") (as available from research analyst reports or, if not so available, First Call) for the Selected Companies, Cybex and Apex.

    The following table presents, for the periods indicated, the multiples implied by the ratio of Enterprise Value to 2000 calendar year revenues, and the ratio of equity value to the estimated 2000 calendar year earnings for Cybex, Apex and the Selected Companies. The information in the table is based on the closing stock prices of the Selected Companies stocks on March 3, 2000 and on the implied transaction values of Cybex and Apex.

                                                                                   IMPLIED
                                                                                 TRANSACTION
                                         SELECTED COMPANIES MULTIPLES             MULTIPLES
                                     -------------------------------------   -------------------
                                       MEAN      MEDIAN    REFERENCE RANGE    CYBEX       APEX
                                     --------   --------   ---------------   --------   --------
Enterprise Value as a ratio of:
  CY 2000E Revenues................    5.8x       5.8x             5x-8x       6.1x       7.3x
Equity Value as a ratio of:
  CY 2000E Earnings................      39         33             30-40         35         38

    Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Cybex or Apex. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies, Cybex or Apex to which they are being compared.

    CONTRIBUTION ANALYSIS. SG Cowen analyzed the respective contributions of 1999 calendar year revenues, Earnings Before Interest and Taxes ("EBIT") and net incomes and 2000 calendar year estimated revenues, EBIT and net incomes of Cybex and Apex to the combined company, based upon the historical and projected financial results of Cybex and Apex (based upon the Wall Street Projections for Apex and Cybex).

                                                          % OF COMBINED COMPANY
                                                       ---------------------------
                                                           APEX          CYBEX
                                                       CONTRIBUTION   CONTRIBUTION
                                                       ------------   ------------
Operating Results
  CY 1999
    Revenues.........................................       50%            50%
    EBIT.............................................       52             48
    Net Income.......................................       53             47

  CY 2000
    Revenues.........................................       51             49
    EBIT.............................................       51             49
    Net Income.......................................       53             47

Average Relative Contribution........................       51%            49%

    HISTORICAL EXCHANGE RATIO ANALYSIS. SG Cowen analyzed the ratios of the closing prices of Apex common stock to those of Cybex common stock over various periods ending March 3, 2000. The table below illustrates the ratios for those periods.

HISTORICAL PERIOD                                             EXCHANGE RATIO
-----------------                                             --------------
One Year Median.............................................       1.15x
One Year Average............................................       1.14
Latest Six Months Average...................................       0.99
Latest Three Months Average.................................       1.15
Latest One Month Average....................................       1.19
Latest Ten Days Average.....................................       1.14
Last Trade..................................................       0.99

Median of Historical Exchange Ratios........................       1.14x

    PRO FORMA OWNERSHIP ANALYSIS. SG Cowen analyzed the pro forma ownership in the combined company by the holders of Cybex and noted that holders of Cybex common stock would own approximately 45.2% of the combined company, based on the closing share prices of Cybex and Apex on March 3, 2000.

    DISCOUNTED CASH FLOW ANALYSIS. Because of the limited number of years for which projected financial information for Cybex was provided by Cybex, and because Apex did not provide SG Cowen with internal financial forecasts or projections concerning Apex for SG Cowen to be able to perform a discounted cash flow analysis, and because the discounted terminal value accounted for such a high percentage of the discounted present value of Cybex or Apex, SG Cowen determined not to apply the discounted cash flow method to the valuation analyses.

    The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the Cybex board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Cybex and Apex. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Cybex, Apex, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the Cybex board in making its decision to enter into the transaction agreement and should not be considered as determinative of such decision.

FEE ARRANGEMENTS WITH CYBEX'S FINANCIAL ADVISOR

    SG Cowen was selected by the Cybex board to render an opinion to the Cybex board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services for Cybex for which it will receive customary fees. In addition, in the ordinary course of its business, SG Cowen and its affiliates may trade the equity securities of Cybex and Apex for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to Cybex and Apex, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services.

    Pursuant to the SG Cowen engagement letter, if the transaction is consummated, SG Cowen will be entitled to receive a transaction fee equal to 1.0% of the aggregate consideration to be received by Cybex or its securityholders up to 110% of the market capitalization of Cybex on the date of the announcement of the transaction (the "Market Cap"), plus 2.0% of the aggregate consideration between 110% and 150% of the Market Cap, plus 3.0% of the aggregate consideration above 150% of the Market Cap. Cybex has also agreed to pay a fee of $500,000 to SG Cowen for rendering its opinion. Additionally, Cybex has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Cybex and SG Cowen, and the Cybex board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the transaction.

INTERESTS OF APEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS

    When considering the recommendation of Apex's board of directors, you should be aware that Apex's directors and officers have interests in the merger that are different from, or are in addition to, your interests. The Apex board of directors was aware of these potential conflicts and considered them.

    As of March 3, 2000, Apex's executive officers and directors held options to purchase a total of 1,914,179 shares of Apex common stock, at the weighted average exercise price of $15.90 per share. 1,420,751 shares under those options were unvested.

    Under the terms of the merger agreement, several members of Apex's board of directors and executive management team will become officers and/or members of the board of directors of Aegean Sea, as follows:

NAME                                 APEX POSITION(S)            AEGEAN SEA POSITION(S)
----                           -----------------------------  -----------------------------
Barry L. Harmon                Chief Operating Officer,       Director, Senior Vice
                               Chief Financial Officer and    President, West Coast
                               Treasurer                      Operations

Samuel F. Saracino             Vice President of Business     Senior Vice President, Legal
                               Development, General Counsel   and Corporate Affairs,
                               and Secretary                  General Counsel and Secretary

C. David Perry                 Vice President of Worldwide    Vice President, OEM Sales
                               Sales

Current non-employee director  Director                       Director
  of Apex to be named prior
  to effectiveness of the
  registration statement

Current non-employee director  Director                       Director
  of Apex to be named prior
  to effectiveness of the
  registration statement

    In connection with the merger agreement, four members of the Apex executive management team, including one member of the Apex board of directors, have entered into employment agreements or amended existing employment agreements as follows:

    - Kevin J. Hafer, Chairman of the Board, President, Chief Executive Officer and director of Apex, amended his employment agreement, effective immediately prior to completion of the mergers. The amendment provides that the vesting of Mr. Hafer's stock options will be fully accelerated immediately prior to the closing of the Apex merger. Additionally, following the mergers, Mr. Hafer will continue to receive substantially the same salary and benefits he currently receives for a period of one year. The amendment also provides that Mr. Hafer will be indemnified for any "golden parachute" taxes payable by Mr. Hafer as a result of the benefits he receives in connection with the mergers.

    - In contemplation of the mergers, Apex entered into employment agreements with each of Barry L. Harmon, C. David Perry, and Samuel F. Saracino. Under these agreements, each of these Apex officers will become an officer of Aegean Sea on completion of the mergers. The agreements provide for annual base salary increases, annual bonuses and other benefits. The agreements also provide for severance benefits and full acceleration of all unvested stock options upon termination without cause or upon resignation after a change of control that occurs after the mergers. Additionally, the agreements provide that, immediately prior to the closing of the Apex merger, the vesting of options held by the individuals will accelerate to the extent of 75,000 shares of Apex common stock. The agreements also provide for full acceleration of the vesting of options upon death or disability. The agreements provide that Messrs. Harmon, Saracino and Perry will be indemnified for any "golden parachute" taxes payable by any such individual as a result of any benefits they receive in connection with the mergers.

    - One current non-employee director of Apex will not become a director of Aegean Sea and will receive full acceleration of vesting of his Apex options immediately prior to the closing of the Apex merger.

    Under the merger agreement, Aegean Sea has agreed to honor Apex's obligations under indemnification agreements between Apex and its directors and officers in effect before the completion of the merger and any indemnification provisions of Apex's articles of incorporation and bylaws. Aegean Sea has also agreed to provide for indemnification provisions in the articles of incorporation and bylaws of the surviving corporation of the Apex merger that are at least as favorable as Apex's provisions and to maintain these provisions for six years from the completion of the merger.

    In addition, Aegean Sea has agreed to maintain Apex's directors' and officers' liability insurance for six years from the completion of the merger, provided that Aegean Sea is not required to pay more than $400,000 per year of the annual premium for Apex's insurance.

    Aegean Sea has agreed to guarantee these obligations or make arrangements to have them assumed in the event of a subsequent sale of Aegean Sea or Apex to a third party.

    As a result of these interests, these directors and officers of Apex could be more likely to vote to approve the merger agreement and the Apex merger than if they did not hold these interests. Apex's shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the Apex merger.

INTERESTS OF CYBEX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGERS

    When considering the recommendation of Cybex's board of directors, Cybex shareholders should be aware that Cybex's directors and officers have interests in the mergers that are different from, or are in addition to, your interests. The Cybex board of directors was aware of these potential conflicts and considered them.

    As of March 22, 2000, Cybex's executive officers and directors held options to purchase a total of 1,081,625 shares of Cybex common stock, at the weighted average exercise price of $8.85 per share. A total of 776,559 shares under those options were unvested.

    Under the terms of the merger agreement, several members of Cybex's board of directors and executive management team will become officers and/or members of the board of directors of Aegean Sea, as follows:.

NAME                                          CYBEX POSITION(S)           AEGEAN SEA POSITION(S)
----                                     ----------------------------  ----------------------------
Stephen F. Thornton....................  Director, Chairman of the     Director, Chairman of the
                                         Board of Directors, Chief     Board of Directors, Chief
                                         Executive Officer, and        Executive Officer, and
                                         President                     President

Doyle C. Weeks.........................  Director, Executive Vice      Director, Executive Vice
                                         President, Group Operations   President, Group Operations
                                         and Business Development      and Business Development

Douglas E. Pritchett...................  Director, Senior Vice         Senior Vice President,
                                         President, Finance, Chief     Finance, Chief Financial
                                         Financial Officer,            Officer, Treasurer, and
                                         Treasurer, and Assistant      Assistant Secretary
                                         Secretary

R. Byron Driver........................  Senior Vice President,        Senior Vice President,
                                         Operations and Chief          Operations and Chief
                                         Operating Officer             Operating Officer

Gary R. Johnson........................  Senior Vice President, Sales  Senior Vice President, Sales
                                         and Marketing                 and Marketing

Kieran MacSweeney......................  Managing Director of          Managing Director of
                                         International Operations      International Operations

Victor Odryna..........................  Senior Vice President,        Senior Vice President,
                                         Corporate Strategic           Corporate Strategic
                                         Marketing                     Marketing

Christopher L. Thomas..................  Senior Vice President,        Senior Vice President,
                                         Engineering                   Engineering

John R. Cooper.........................  Director                      Director

    In connection with the merger agreement, Stephen F. Thornton, Doyle C. Weeks, and Douglas E. Pritchett, all of whom are members of the Cybex executive management team and the Cybex board of directors, amended existing employment agreements to provide that the mergers do not constitute a change in control within the meaning of their employment agreements. The amendments also provide that Messrs. Thornton, Weeks, and Pritchett will be indemnified for any golden parachute taxes payable by any such individual as a result of any benefits they receive in connection with any change in control.

    Under the merger agreement, Aegean Sea has agreed to honor Cybex's obligations under the indemnification provisions of Cybex's articles of incorporation and bylaws. Aegean Sea has also agreed to provide for indemnification provisions in the articles of incorporation and bylaws of the surviving corporation of the Cybex merger that are at least as favorable as Cybex's provisions and to maintain these provisions for six years from the completion of the Cybex merger.

    In addition, Aegean Sea has agreed to maintain Cybex's directors' and officers' liability insurance for six years from the completion of the mergers, provided that Aegean Sea is not required to pay more than $400,000 per year of the annual premium for Cybex's insurance.

    Aegean Sea has agreed to guarantee these obligations or make arrangements to have them assumed in the event of a subsequent sale of Aegean Sea or Cybex to a third party.

    As a result of these interests, these directors and officers of Cybex could be more likely to vote to approve the merger agreement and the Cybex merger than if they did not hold these interests. Cybex's shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the Cybex merger.

COMPLETION AND EFFECTIVENESS OF THE MERGERS

    The Apex merger and the Cybex merger will be completed when all of the conditions to completion of the mergers are satisfied or waived, including approval and adoption of the merger agreement and the Apex merger by the shareholders of Apex and the approval and adoption of the merger agreement and the Cybex merger by the shareholders of Cybex. We hope to complete the mergers during the second or third quarters of 2000. The mergers will become effective upon the filing of articles of merger with the State of Washington for the Apex merger and with the State of Alabama for the Cybex merger.

STRUCTURE OF THE MERGERS AND CONVERSION OF STOCK AND OPTIONS

    Aegean Sea is a newly formed corporation, formed specifically for the mergers described in this joint proxy statement/prospectus. Aegean Sea has also formed two wholly-owned subsidiaries, Apex Acquisition Corp. and Cybex Acquisition Corp. As provided in the merger agreement, Apex Acquisition Corp. will merge with and into Apex, and Cybex Acquisition Corp. will merge with and into Cybex. These two mergers are referred to in this joint proxy statement/prospectus as the Apex merger and the Cybex merger. On the effectiveness of the mergers, Apex and Cybex will become wholly-owned subsidiaries of Aegean Sea, and Apex shareholders and Cybex shareholders will become shareholders of Aegean Sea as described in the following paragraphs.

    APEX COMMON STOCK

    Upon effectiveness of the Apex merger, each outstanding share of Apex common stock will be converted into the right to receive 1.0905 shares of Aegean Sea common stock.

    APEX SHAREHOLDERS' FRACTIONAL SHARES OF AEGEAN SEA COMMON STOCK

    No fractional shares of Aegean Sea common stock will be issued in the Apex merger. Instead, former Apex shareholders will be entitled to receive an amount of cash determined by multiplying their fractional share amount, after aggregating all fractional shares for a former holder of Apex common stock, by the average closing price of Apex common stock as reported on Nasdaq for the five trading days ending the last full trading day prior to the effectiveness of the Apex merger, and then dividing the result by 1.0905.

    APEX OPTIONS

    Upon completion of the Apex merger, each outstanding stock option issued by Apex will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will be exercisable for a number of whole shares of Aegean Sea common stock determined by multiplying the number of shares of Apex common stock purchaseable under the option immediately prior to the Apex merger by 1.0905. The number of shares of Aegean Sea common stock purchaseable under the option will be rounded down to the nearest whole share, without payment of any cash for fractional shares. The per share exercise price of the option after the Apex merger will be equal to the per share exercise price immediately prior to the Apex merger divided by 1.0905. The exercise price will be rounded up to the nearest whole cent.

    APEX EMPLOYEE STOCK PURCHASE PLAN

    Upon completion of the Apex merger, each outstanding stock option under the Apex employee stock purchase plan will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will continue to be subject to the terms and conditions of the Apex employee stock purchase plan, except that the fair market value per share of Apex common stock at the beginning of each offering period in effect as of the effectiveness of the Apex merger shall be deemed to be that fair market value divided by 1.0905, rounded up to the nearest whole cent.

    CYBEX COMMON STOCK

    Upon completion of the Cybex merger, each outstanding share of Cybex common stock will be converted into the right to receive one share of Aegean Sea common stock.

    CYBEX OPTIONS

    Upon completion of the Cybex merger, each outstanding stock option issued by Cybex will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will be exercisable for a number of whole shares of Aegean Sea common stock equal to the number of shares of Cybex common stock that would have been purchaseable under the option immediately prior to the Apex merger. The per share exercise price of the option after the Cybex merger will be equal to the per share exercise price immediately prior to the Cybex merger.

    PERCENTAGE OWNERSHIP OF AEGEAN SEA AFTER THE MERGERS

    Based on the number of outstanding shares of Apex common stock and Cybex common stock as of March 3, 2000, immediately upon the effectiveness of the mergers, former Apex shareholders will hold approximately 54.5% of the outstanding common stock of Aegean Sea and former Cybex shareholders will hold approximately 45.5% of the outstanding common stock of Aegean Sea. Assuming exercise of all outstanding options, former Apex shareholders and option holders will hold approximately 55.1% and former Cybex shareholders and option holders will hold approximately 44.9% of the common stock of Aegean Sea.

ASSUMPTION OF STOCK PLANS

    Aegean Sea will, upon effectiveness of the mergers, assume the option plans maintained by Apex and Cybex and the Apex employee stock purchase plan.

EXCHANGE OF APEX AND CYBEX STOCK CERTIFICATES FOR AEGEAN SEA STOCK CERTIFICATES

    When the mergers are completed, Aegean Sea's exchange agent will mail to Apex and Cybex shareholders a letter of transmittal and instructions for use in surrendering Apex and Cybex stock certificates in exchange for Aegean Sea stock certificates. When you deliver your Apex or Cybex stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Apex or Cybex stock certificates will be canceled and you will receive Aegean Sea stock certificates representing the number of full shares of Aegean Sea common stock to which you are entitled under the merger agreement. You will receive payment in cash, without interest, instead of any fractional shares of Aegean Sea common stock which would have otherwise been issuable to you in the mergers.

    Aegean Sea will only issue to Apex and Cybex shareholders an Aegean Sea stock certificate or a check in lieu of a fractional share in the name in which the surrendered Apex or Cybex stock certificate is registered. If Apex and Cybex shareholders wish to have their certificates issued in another name they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

    APEX AND CYBEX SHAREHOLDERS SHOULD NOT SUBMIT THEIR APEX AND CYBEX STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

NO DIVIDENDS

    Apex and Cybex shareholders are not entitled to receive any dividends or other distributions on Aegean Sea common stock until the mergers are completed and they have surrendered their Apex and Cybex stock certificates in exchange for Aegean Sea stock certificates.

    Subject to the effect of applicable laws, promptly following surrender of Apex and Cybex stock certificates and the issuance of the corresponding Aegean Sea certificates, Apex and Cybex shareholders will be paid the amount of dividends or other distributions, if any, without interest, with a record date after the completion of the mergers which were previously paid with respect to their whole shares of Aegean Sea common stock. At the appropriate payment date, Apex and Cybex shareholders will also receive the amount of dividends or other distributions, without interest, with a record date after the completion of the mergers and a payment date after they exchange their Apex and Cybex stock certificates for Aegean Sea stock certificates.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGERS

    The following discussion summarizes the material federal income tax considerations of the Apex merger and the Cybex merger that are generally applicable to holders of Apex common stock and Cybex common stock. This discussion is based on existing authorities. These authorities may change, or the Internal Revenue Service might interpret the existing authorities differently. In either case, the tax consequences of the Apex merger and the Cybex merger to the holders of Apex common stock and Cybex common stock could differ from those described below. This discussion is for general information only and does not provide a complete analysis of all potential tax considerations that may be relevant to particular shareholders because of their specific circumstances, or because they are subject to special rules. This discussion does not describe the federal income tax consequences of transactions other than the Apex merger or the Cybex merger or the tax consequences of either merger under foreign, state, or local law. This discussion also does not address the federal income tax consequences of either merger to holders of Apex stock options, options under the Apex employee stock purchase plan or Cybex stock options.

    HOLDERS OF APEX COMMON STOCK OR CYBEX COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

    The obligations of Apex and Cybex to effect the mergers are conditioned on their receipt of substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, for Apex, and Sirote & Permutt, P.C., for Cybex, that the mergers will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the Apex merger and the Cybex merger each qualifies as a reorganization:

    - No gain or loss will be recognized by the holders of Apex common stock or Cybex common stock upon the receipt of Aegean Sea common stock solely in exchange for their Apex common stock or Cybex common stock in the mergers.

    - A holder of Apex common stock or Cybex common stock who receives cash in the mergers in lieu of a fractional share of Aegean Sea common stock will be treated as if he/she had received the fractional share and then had that share redeemed for the cash. The holder will recognize gain or loss equal to the difference between the cash received and that portion of his/her basis in the Aegean Sea common stock attributable to the fractional share.

    - The aggregate tax basis of the Aegean Sea common stock received by each holder of Apex common stock or Cybex common stock in the mergers (including any fractional share that the holder will be treated as having received and then had immediately redeemed for cash) will be the same as the aggregate tax basis of the Apex common stock or Cybex common stock surrendered in the exchange.

    - The holding period of the Aegean Sea common stock received by each holder of Apex common stock or Cybex common stock in the merger will include the period during which the holder held his/her Apex common stock or Cybex common stock, if he/she held that stock as a capital asset at the time of the mergers.

    - Neither Apex nor Cybex will recognize gain as a result of the mergers.

    Any holder of Apex common stock or Cybex common stock who exercises dissenters' or appraisal rights will recognize gain or loss measured by the difference between the amount of cash received by the holder for his/her stock and the holder's tax basis in the stock.

    The tax opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Sirote & Permutt, P.C., will be subject to limitations and qualifications and will be based on representations made by Apex and Cybex. The tax opinions are not binding on the IRS and do not preclude the IRS from taking a contrary position. Neither Apex nor Cybex has requested or will request a ruling from the IRS regarding any of the federal income tax consequences of the mergers, except that Apex plans to seek a ruling from the IRS that the merger agreement and the mergers do not result in a "change in control" of Apex within the meaning of Section 280G of the Internal Revenue Code.

    SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGERS IN THEIR PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT OF THE MERGERS

    Aegean Sea intends to account for the mergers as a "purchase" of Cybex by Apex for financial reporting and accounting purposes, in accordance with generally accepted accounting principles.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS

    The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents reportable transactions from being completed until statutory waiting periods expire or are terminated. During such waiting periods, the Antitrust Division of the Department of Justice or the Federal Trade Commission may request the parties to provide, voluntarily or otherwise, certain information relevant to their review. Apex and Cybex have made the required filings with the Department of Justice and the Federal Trade Commission, and the applicable waiting periods have not yet expired. Apex and Cybex intend to make any other material notifications to foreign jurisdictions and to comply with all requests for information from any government entity.

    The requirements of Hart-Scott-Rodino will be satisfied if the mergers are completed within one year from the termination of the waiting period. During or after the statutory waiting periods, and even after completion of the mergers, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge or seek to block the mergers under the antitrust laws, as it deems necessary or desirable in the public interest. Foreign competition agencies with jurisdiction over the mergers could also initiate action to challenge or block the mergers. In addition, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the mergers, before or after they are completed. Apex and Cybex cannot be sure that a challenge to the mergers will not be made or that, if a challenge is made, Apex and Cybex will prevail.

    Neither Apex nor Cybex is aware of any other material governmental or regulatory approval required for completion of the mergers, other than the effectiveness of the registration statement of

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which this joint proxy statement/prospectus is a part, and compliance with applicable corporate laws of Washington, Alabama and Delaware.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

    The shares of Aegean Sea common stock to be issued in the mergers will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of Aegean Sea common stock issued to any person who is an affiliate of Apex or Cybex. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of Apex or Cybex and may include some of their respective officers and directors, as well as their respective principal shareholders. Affiliates may not sell their shares of Aegean Sea common stock acquired in the mergers except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

DISSENTERS' RIGHTS

    APEX SHAREHOLDERS. Dissenters' rights under Washington law are available to Apex shareholders in connection with the Apex merger. To claim dissenters' rights, an Apex shareholder must comply with the following requirements:

    - Before the shareholder vote is taken, you must deliver to Apex written notice of your intent to demand payment for your shares if the merger is effected.

    - You must not vote your shares in favor of the Apex merger at the Apex shareholder meeting.

    - If you properly notified Apex of your intent to demand dissenters' rights, Apex will send you written notice within ten days after the completion of the Apex merger, indicating when and how to demand payment for your shares. After receiving the notice, you must demand payment for your shares in the manner required by the notice sent by Apex.

    - You must certify to Apex that you acquired beneficial ownership of your shares before March 8, 2000.

    - You must deposit the certificates representing your shares in the manner required by the notice you receive from Apex.

    If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the dissenters' rights provisions of Washington law. If you do comply with the outlined requirements, within 30 days of the later of the date of effectiveness of the Apex merger or the date Apex received your demand for payment, Apex will pay to you the amount Apex estimates to be the fair value of your shares of Apex common stock. If you believe Apex's estimate of the fair value of your shares is incorrect, or if Apex has not paid you for your shares within 60 days of the last day you were entitled to demand payment, you may notify Apex in writing of your own estimate of the fair value of your shares of Apex common stock and demand payment of your estimate. YOUR DISSENTERS' RIGHTS ARE SET OUT IN THEIR ENTIRETY IN CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATIONS ACT, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D.

    CYBEX SHAREHOLDERS. Dissenters' rights under Alabama law are available to Cybex shareholders in connection with the Cybex merger. To claim dissenters' rights, an Cybex shareholder must comply with the following requirements:

    - Before the shareholder vote is taken, you must deliver to Cybex written notice of your intent to demand payment for your shares if the merger is effected.

    - You must not vote your shares in favor of the Cybex merger at the Cybex shareholder meeting.

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    - If you properly notified Cybex of your intent to demand dissenters'
      rights, Cybex will send you written notice within ten days after the completion of the Cybex merger, indicating when and how to demand payment for your shares. After receiving the notice, you must demand payment for your shares in the manner required by the notice sent by Cybex.

    - You must certify to Cybex that you acquired beneficial ownership of your shares before March 8, 2000.

    - You must deposit the certificates representing your shares in the manner required by the notice you receive from Cybex.

    If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the dissenters' rights provisions of Alabama law. If you do comply with the outlined requirements, within 30 days of the later of the date of effectiveness of the Cybex merger or the date Cybex received your demand for payment, Cybex will pay to you the amount Cybex estimates to be the fair value of your shares of Cybex common stock. If you believe Cybex's estimate of the fair value of your shares is incorrect, or if Cybex has not paid you for your shares within 60 days of the last day you were entitled to demand payment, you may notify Cybex in writing of your own estimate of the fair value of your shares of Cybex common stock and demand payment of your estimate. YOUR DISSENTERS' RIGHTS ARE SET OUT IN THEIR ENTIRETY IN ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX E.

LISTING ON THE NASDAQ STOCK MARKET OF AEGEAN SEA COMMON STOCK TO BE ISSUED IN THE MERGERS

    Aegean Sea has agreed to cause the shares of Aegean Sea common stock to be issued in the mergers to be approved for listing on Nasdaq, subject to official notice of issuance prior to the effectiveness of the mergers.

DELISTING AND DEREGISTRATION OF APEX AND CYBEX COMMON STOCK AFTER THE MERGERS

    If the mergers are completed, Apex common stock and Cybex common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended.

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                              THE MERGER AGREEMENT

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE MERGER AGREEMENT AMONG APEX, CYBEX AND AEGEAN SEA, DATED AS OF MARCH 8, 2000. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER AGREEMENT, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THE MERGER AGREEMENT IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX A, AND WE URGE YOU TO READ IT CAREFULLY.

REPRESENTATIONS AND WARRANTIES

    Apex and Cybex each made a number of representations and warranties in the merger agreement regarding aspects of its respective businesses, financial condition, structure and other facts pertinent to the mergers.

    CYBEX REPRESENTATIONS AND WARRANTIES

    Cybex's representations and warranties include representations as to:

    - Cybex's corporate organization and its qualification to do business

    - Cybex's articles of incorporation and bylaws

    - Cybex's capitalization

    - Authorization of the merger agreement by Cybex

    - Regulatory approvals required to complete the mergers

    - The effect of the mergers on obligations of Cybex and under applicable laws

    - Cybex's filings and reports with the SEC

    - Cybex's financial statements

    - Changes in Cybex's business since December 31, 1999

    - Cybex's taxes

    - Cybex's intellectual property

    - Cybex's compliance with applicable laws

    - Permits required to conduct Cybex's business and compliance with those permits

    - Restrictions on the conduct of Cybex's business

    - Litigation involving Cybex

    - Payments, if any, required to be made by Cybex to brokers and agents on account of the merger

    - Cybex's employee benefit plans and agreements

    - Cybex's title to the properties it owns and leases

    - Environmental matters that apply to Cybex

    - Labor matters that apply to Cybex

    - Cybex's material contracts

    - Information supplied by Cybex in this joint proxy statement/prospectus and the related registration statement filed by Aegean Sea

    - Approval by the Cybex board

    - The inapplicability of state takeover statues

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    - The fairness opinion received by Cybex from its financial advisor

    The representations and warranties of Cybex expire at the effective time of the mergers.

    APEX REPRESENTATIONS AND WARRANTIES

    Apex made reciprocal representations and warranties to Cybex that were substantially identical to those made by Cybex to Apex. Apex's representations and warranties to Cybex expire at the effective time of the mergers.

    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "CYBEX REPRESENTATIONS AND WARRANTIES" and "APEX REPRESENTATIONS AND WARRANTIES."

APEX'S AND CYBEX'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGERS

    Apex and Cybex both agreed that, during the period from the execution date of the merger agreement until the earlier of the completion of the mergers or termination of the merger agreement or unless the other party consents in writing, each of them will:

    - Carry on its business diligently and in accordance with good commercial practice and in the ordinary course

    - Pay its debts and taxes when due

    - Pay or perform its material obligations when due

    - Preserve intact its present business organization

    - Keep available the services of its present officers and employees

    - Preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings

    Apex and Cybex also both agreed that, until the earlier of the completion of the mergers or termination of the merger agreement, unless the other party consents in writing, each of them would conduct its business in compliance with certain specific restrictions relating to the following:

    - Restricted stock and stock options

    - Entering into partnership arrangements, joint development agreements or strategic alliances

    - Employee severance and termination payments and arrangements

    - The transfer or license of intellectual property

    - The issuance of dividends or other distributions

    - The issuance and redemption of securities

    - Modification of charter documents and bylaws

    - The merger or consolidation with another entity or the acquisition of assets or other entities

    - Liquidation or reorganization

    - The sale, lease, license and disposition of assets

    - The incurrence or guaranteeing of indebtedness

    - Adopting or amending employee plans or agreements, increasing employee benefits or paying special bonuses

    - Making any payments outside the ordinary course of business in excess of $500,000 individually or $1 million in the aggregate

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    - Payment or settlements of liabilities

    - Waiver, termination, amendment or modification of material agreements

    - Entrance into or modification of contracts relating to distribution, sale, license or marketing by third parties of Apex's and Cybex's products

    - Revaluing assets or modifying accounting policies and procedures

    - Incurrence of obligations or entering into agreements or commitments to make expenditures outside of the ordinary course of business in excess of $500,000 individually or $1 million in the aggregate

    - Actions which would cause the treatment of the mergers other than as a "reorganization" under the Internal Revenue Code

    - Making of tax elections or settling tax liabilities

    - Hiring of employees with annual compensation in excess of $100,000

    - Granting exclusive rights to third parties

    The provisions in the merger agreement related to the conduct of Apex's and Cybex's businesses are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "CONDUCT PRIOR TO THE EFFECTIVE TIME."

NO OTHER NEGOTIATIONS; NO SOLICITATION

    Apex and Cybex have agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to transactions that would involve a transfer of control of Apex or Cybex.

    RESTRICTIONS ON APEX

    As used in this joint proxy statement/prospectus, an APEX ACQUISITION PROPOSAL is any offer or proposal relating to any APEX ACQUISITION TRANSACTION, other than an offer or proposal from Cybex or Aegean Sea. An APEX ACQUISITION TRANSACTION is any transaction or series of transactions, other than the Apex merger, involving any of the following:

    - The acquisition or purchase from Apex by a person or group of more than a 5% interest in the total outstanding voting securities of Apex or any of its subsidiaries

    - Any tender offer or exchange offer that if consummated would result in any person or group beneficially owning, more than a 5% interest in the total outstanding voting securities of Apex or any of its subsidiaries

    - Any merger, consolidation, business combination or similar transaction involving Apex in which the shareholders of Apex immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity

    - Any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 5% of the assets of Apex

    - Any liquidation or dissolution of Apex

    Until the mergers are completed or the merger agreement is terminated, Apex has agreed, subject to limited exceptions that it will not, and will not authorize or permit any of its officers, directors, affiliates or employees, or any investment banker, attorney, or other advisor or representative authorized to act on its behalf to, directly or indirectly take any of the following actions:

    - Solicit, initiate, encourage or induce the making, submission or announcement of any APEX ACQUISITION PROPOSAL

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    - Participate in any discussions or negotiations regarding any APEX
      ACQUISITION PROPOSAL

    - Furnish to any person any non-public information with respect to any APEX ACQUISITION PROPOSAL

    - Take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any APEX ACQUISITION PROPOSAL

    - Engage in discussions with any person with respect to any APEX ACQUISITION PROPOSAL, except as to these restrictive provisions

    - Subject to certain limited exceptions discussed below, approve, endorse or recommend any APEX ACQUISITION PROPOSAL

    - Enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any APEX ACQUISITION TRANSACTION

    Until the mergers are completed or the merger agreement is terminated, the board of directors of Apex may withhold, withdraw, amend or modify its unanimous recommendation in favor of the merger if all of the following conditions are met:

    - An APEX SUPERIOR OFFER is made to Apex,

    - Apex has not breached the non-solicitation provisions contained in the merger agreement, and

    - The board of directors of Apex determines in good faith, after consultation with its outside legal counsel, that such action is required in order to act in a manner consistent with its fiduciary obligations under applicable law.

    An APEX SUPERIOR OFFER is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions:

    - Merger, consolidation or similar transaction involving Apex pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 50% of the equity interest in the surviving entity, or

    - Sale or other disposition of Apex's assets representing in excess of 50% of the fair market value of Apex's business immediately prior to the seller, or

    - The acquisition by any person or group of the right to 30% of the voting power of the outstanding shares of Apex,

that the board of directors of Apex determines in its reasonable judgment (after consultation with its financial advisor) to be more favorable to Apex's shareholders from a financial point of view than the terms of the mergers.

    Until the mergers are completed or the merger agreement is terminated, Apex may furnish nonpublic information, enter into confidentiality agreements with, or entering into discussions with a person or group in response to an APEX SUPERIOR OFFER submitted by such person or group if all of the following conditions are met:

    - Apex has not breached the non-solicitation provisions contained in the merger agreement

    - The board of directors of Apex determines in good faith, after consultation with its outside legal counsel, that such action is required in order to act in a manner consistent with its fiduciary obligations under applicable law

    - At least three days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Apex gives Cybex written notice of the identity of such person or group and of Apex's intention to furnish the information or enter into the discussions or negotiations, and Apex receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all

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      nonpublic written and oral information furnished to such person or group by or on behalf of Apex

    - Contemporaneously with furnishing any nonpublic information, Apex furnishes the nonpublic information to Cybex, to the extent the nonpublic information has not been previously furnished to Cybex

    For purposes of the non-solicitation and limitations with respect to Apex relating to its response to an APEX SUPERIOR OFFER, any violation of the restrictions by any officer, director, affiliate or employee of Apex or any investment banker, attorney or other advisor or representative of Apex is deemed to be a breach by Apex.

    Apex has agreed to inform Cybex within 24 hours, orally and in writing, of any request for non-public information that Apex reasonably believes would lead to an APEX ACQUISITION PROPOSAL, or of any APEX ACQUISITION PROPOSAL, the material terms and conditions of such request or APEX ACQUISITION PROPOSAL, and the identity of the person or group making any such request or APEX ACQUISITION PROPOSAL. Apex further agreed to keep Cybex informed in all material respects of the status and details, including material amendments or proposed amendments of any such request or APEX ACQUISITION PROPOSAL.

    Apex has agreed to provide Cybex with at least 48 hours prior notice, or lesser prior notice as provided to Apex's board of directors, but in no event less than eight hours, of any meeting of Apex's board of directors at which an APEX SUPERIOR OFFER is reasonably expected to be considered and at least three business days prior written notice of any meeting of Apex's board of directors at which it is reasonably expected to recommend an APEX SUPERIOR OFFER.

    The Apex board of directors may withdraw its recommendation of the merger agreement and the Apex merger if either Donaldson, Lufkin & Jenrette has withdrawn its fairness opinion or the board of directors of Apex determines, in good faith, in consultation with and in receipt of advice from its outside counsel, that it is required to withdraw such recommendation in order to act in a manner consistent with its fiduciary obligations under applicable law.

    Regardless of whether the Apex board of directors has received an APEX SUPERIOR OFFER or withdrawn its recommendation of the Apex merger, Apex is obligated under the merger agreement to hold and convene the Apex special meeting of shareholders.

    RESTRICTIONS ON CYBEX

    Cybex agreed to reciprocal provisions that were substantially identical to those made by Apex to Cybex as described in the "NO OTHER NEGOTIATIONS; NO SOLICITATION--RESTRICTIONS ON APEX" section immediately above.

APEX'S AND CYBEX'S EMPLOYEE BENEFIT PLANS

    Individuals who are employed by Apex and Cybex when the mergers are completed will become employees of Aegean Sea or one of Aegean Sea's subsidiaries, including Apex and Cybex. However, Aegean Sea may terminate these employees at any time. Upon completion of the mergers, Aegean Sea will credit Apex and Cybex employees for certain service and waiting period requirements under Aegean Sea's comparable employee benefits plans.

TREATMENT OF STOCK OPTIONS

    APEX STOCK OPTIONS

    Upon completion of the Apex merger, each outstanding stock option issued by Apex will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will be exercisable for a number of whole shares of Aegean Sea common stock determined by multiplying the number of shares of Apex common stock purchaseable under the option immediately

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prior to the Apex merger by 1.0905. The number of shares of Aegean Sea common stock purchaseable under the option will be rounded down to the nearest whole share, without payment of any cash for fractional shares. The per share exercise price of the option after the Apex merger will be equal to the per share exercise price immediately prior to the Apex merger divided by 1.0905, rounded up to the nearest whole cent.

    APEX EMPLOYEE STOCK PURCHASE PLAN OPTIONS

    Upon completion of the Apex merger, each outstanding stock option under the Apex employee stock purchase plan will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will continue to be subject to the terms and conditions of the Apex employee stock purchase plan, except that the fair market value per share of Apex common stock at the beginning of each offering period in effect as of the effectiveness of the Apex merger shall be deemed to be that fair market value divided by 1.0905, rounded up to the nearest whole cent.

    CYBEX STOCK OPTIONS

    Upon completion of the Cybex merger, each outstanding stock option issued by Cybex will be assumed by Aegean Sea and become an option to purchase Aegean Sea common stock. Each option will be exercisable for a number of whole shares of Aegean Sea common stock equal to the number of shares of Cybex common stock purchaseable under the option immediately prior to the Apex merger. The per share exercise price of the option after the Apex merger will equal to the per share exercise price immediately prior to the Apex merger.

    REGISTRATION ON FORM S-8

    Aegean Sea will file with the SEC a registration statement on Form S-8 for the shares of Aegean Sea common stock issuable with respect to options under the Apex stock option plan and Apex employee stock purchase plan and with respect to options under the Cybex stock option plans.

CONDITIONS TO COMPLETION OF THE MERGERS

    CONDITIONS TO OBLIGATIONS OF APEX AND CYBEX

    The obligations of Apex and Cybex to complete the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the mergers:

    - The merger agreement is approved and adopted and the mergers are approved by the requisite holders of Apex's stock and by the requisite holders of Cybex's stock

    - Aegean Sea's registration statement is effective, no stop order suspending its effectiveness is in effect and no proceedings for suspension of its effectiveness are pending before or threatened by the SEC

    - No law, regulation or order has been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contemplated by the merger agreement

    - All applicable waiting periods under applicable antitrust laws have expired or been terminated

    - Apex and Cybex have each received from their respective tax counsel an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code

    - The shares of Aegean Sea common stock to be issued in the merger must be authorized for listing on Nasdaq, subject to notice of issuance

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    ADDITIONAL CONDITIONS TO CYBEX'S OBLIGATIONS

    Cybex's obligations to complete the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the mergers:

    - Apex's representations and warranties must be true and correct as of March 8, 2000 and at and as of the date the mergers are to be completed except:

           - To the extent that Apex's representations and warranties address matters only as of a particular date, they must be true and correct as of that date

           - For breaches of representations and warranties that, individually or in the aggregate (other than those concerning Apex's capital structure (which must be true and correct in all respects)), do not have a material adverse effect on Apex

    - Apex must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Apex at or before completion of the mergers

    ADDITIONAL CONDITIONS TO APEX'S OBLIGATIONS

    Apex's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the mergers:

    - Cybex's representations and warranties must be true and correct as of March 8, 2000 and at and as of the date the merger is to be completed except:

           - To the extent that Cybex's representations and warranties address matters only as of a particular date, they must be true and correct as of that date

           - For breaches of representations and warranties that, individually or in the aggregate (other than those concerning Cybex's capital structure (which must be true and correct in all respects)), do not have a material adverse effect on Cybex

    - Cybex must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Cybex at or before completion of the mergers

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to completion of the mergers, whether before or after approval and adoption of the merger agreement and approval of the mergers by Apex's and Cybex's shareholders:

    - By mutual written consent of Apex and Cybex authorized by the boards of directors of Apex and Cybex

    - By Apex or Cybex, if the mergers are not completed before September 30, 2000, except that this right to terminate the merger agreement is not available to any party whose action or failure to act is a principal cause of or results in the delay and such action or failure to act is a breach of the merger agreement

    - By Apex or Cybex, if there is any order of a court or governmental authority having jurisdiction over either Apex or Cybex permanently restraining, enjoining or prohibiting the completion of the mergers which is final and nonappealable

    - By Apex or Cybex, if the merger agreement fails to receive the requisite vote for approval and adoption by the shareholders of Apex or Cybex at the Apex or Cybex special meetings or at any

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      adjournment of those meetings, except that this right to terminate the merger agreement is not available to any party whose action or failure to act caused the failure to get approval and the action or failure to act is a breach of the merger agreement

    - By Cybex, upon a breach by Apex of any representation, warranty, covenant or agreement in the merger agreement, or if any of Apex's representations or warranties are or become untrue so that a condition to completion of the mergers would not be met. However, if the breach or inaccuracy is curable by Apex with commercially reasonable efforts, and Apex continues to exercise commercially reasonable efforts, Cybex may not terminate the merger agreement for 30 days after delivery of written notice from Cybex to Apex of the breach.

    - By Apex, upon a breach by Cybex of any representation, warranty, covenant or agreement in the merger agreement, or if any of Cybex's representations or warranties are or become untrue so that a condition to completion of the mergers would not be met. However, if the breach or inaccuracy is curable by Cybex with commercially reasonable efforts, and Cybex continues to exercise commercially reasonable efforts, Apex may not terminate the merger agreement for 30 days after delivery of written notice from Apex to Cybex of the breach.

    - By Apex, if an APEX TRIGGERING EVENT has occurred. An APEX TRIGGERING EVENT occurs if:

           - The board of directors of Cybex withdraws, modifies or changes its recommendation of the merger agreement or the Cybex merger in a manner adverse to Apex or its shareholders

           - The board of directors of Cybex fails to reaffirm its unanimous recommendation in favor of adoption and approval of the merger agreement and the Cybex merger within 10 business days after Apex requests in writing that such recommendation be affirmed at any time following the announcement of a Cybex Acquisition Proposal, as that term is defined in the merger agreement

           - The board of directors of Cybex approves or recommends any Cybex Acquisition Proposal

           - Cybex enters into any letter of intent or similar document accepting any Cybex Acquisition Proposal

           - A tender or exchange offer for Cybex securities is commenced by a person unaffiliated with Apex, and Cybex has not sent to its shareholders within 10 business days after such tender or exchange offer a statement that Cybex recommends rejection of such tender or exchange offer

           - Cybex breaches the non-solicitation provisions of the merger agreement

    - By Cybex, if a CYBEX TRIGGERING EVENT has occurred. A CYBEX TRIGGERING EVENT occurs if:

           - The board of directors of Apex withdraws, modifies or changes its recommendation of the merger agreement or the mergers in a manner adverse to Cybex or its stockholders

           - The board of directors of Apex fails to reaffirm its unanimous recommendation in favor of adoption and approval of the merger agreement and the mergers within 10 business days after Cybex requests in writing that such recommendation be affirmed at any time following the announcement of an Apex Acquisition Proposal, as that term is defined in the merger agreement

           - The board of directors of Apex approves or recommends any Apex Acquisition Proposal

           - Apex enters into any letter of intent or similar document accepting any Apex Acquisition Proposal

           - A tender or exchange offer for Apex securities is commenced by a person unaffiliated with Cybex, and Apex has not sent to its shareholders within 10 business days after such tender or exchange offer a statement that Apex recommends rejection of such tender or exchange offer

           - Apex breaches the non-solicitation provisions of the merger agreement

PAYMENT OF TERMINATION FEES

    If the merger agreement is terminated by Apex because a CYBEX TRIGGERING EVENT has occurred, Cybex will pay Apex a termination fee of $25 million upon demand by Apex.

    Further, Cybex will pay to Apex upon demand by Apex a termination fee of $25 million if the merger agreement is terminated because the mergers are not consummated by September 30, 2000 or because Cybex's shareholders do not approve the merger agreement and, after March 8, 2000 and prior to the termination of the merger agreement, a third party has announced a CYBEX ACQUISITION PROPOSAL and within 12 months following the termination of the merger agreement, either of the following occur:

    - A CYBEX ACQUISITION TRANSACTION is consummated

    - Cybex enters into an agreement or letter of intent providing for a CYBEX ACQUISITION TRANSACTION

    A CYBEX ACQUISITION TRANSACTION is any of the following:

    - A merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cybex pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction

    - A sale or other disposition by Cybex of assets representing in excess of 50% of the aggregate fair market value of Cybex's business immediately prior to such sale

    - The acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by Cybex, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Cybex

    Under the merger agreement, Apex is obligated to pay Cybex termination fees totaling $25 million under reciprocal provisions that are substantially identical to those made by Cybex to Apex and described in this "PAYMENT OF TERMINATION FEES" section.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Apex and Cybex may amend the merger agreement before completion of the mergers by mutual written consent.

    Either Apex or Cybex may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                       AGREEMENTS RELATED TO THE MERGERS

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES AGREEMENTS RELATED TO THE MERGER AGREEMENT. WHILE WE BELIEVE THAT THESE DESCRIPTIONS COVER THE MATERIAL TERMS OF THESE AGREEMENTS, THESE SUMMARIES MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FORMS OF THE VOTING AGREEMENTS ARE ATTACHED AS ANNEXES F AND G TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

APEX SHAREHOLDERS' VOTING AGREEMENTS

    As an inducement for Cybex to enter into the merger agreement, Cybex and each of Kevin J. Hafer, Barry L. Harmon, C. David Perry, Samuel F. Saracino, Franz Fichtner, Edwin L. Harper, William McAleer and the Hafer Children Trust entered into voting agreements. By entering into the voting agreements, each of these Apex shareholders have agreed to vote the shares of Apex common stock beneficially owned by these Apex shareholders, including any additional shares of Apex common stock acquired after the date of the voting agreements, in favor of the approval of the merger agreement, in favor of the Apex merger and of any other matters that would facilitate the Apex merger, or in the manner that Cybex directs with respect to all other proposals submitted to the shareholders of Apex that in any way relate to the mergers. In addition, these Apex shareholders have irrevocably appointed representatives of Cybex as their proxies with the limited right to vote their shares of Apex common stock in the manner specified in the voting agreement.

    As of the record date, these individuals collectively beneficially owned
      shares of Apex common stock, or approximately             % of the
outstanding Apex common stock. None of the Apex shareholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

    Under the voting agreements, each of these Apex shareholders agrees not to sell the Apex common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the mergers, unless the transfer is in accordance with the voting agreement and each transferee agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the mergers.

CYBEX SHAREHOLDERS' VOTING AGREEMENTS

    As an inducement for Apex to enter into the merger agreement, Apex and each of Stephen F. Thornton, Doyle C. Weeks, Douglas E. Pritchett, Remigius G. Shatas, R. Byron Driver, Christopher L. Thomas, Gary R. Johnson, John R. Cooper and David S. Butler entered into voting agreements. By entering into the voting agreements, each of these Cybex shareholders has agreed to vote the shares of Cybex common stock beneficially owned by these Cybex shareholders, including any additional shares of Cybex common stock acquired after the date of the voting agreements, in favor of the approval and adoption of the merger agreement, in favor of the Cybex merger and of any other matters that would facilitate the Cybex merger, or in the manner that Apex directs with respect to all other proposals submitted to the shareholders of Cybex that in any way relate to the mergers. In addition, these Cybex shareholders have irrevocably appointed representatives of Apex as their proxies with the limited right to vote their shares of Cybex common stock in the manner specified in the voting agreement.

    As of the record date, these individuals collectively beneficially owned
      shares of Cybex common stock, or approximately             % of the
outstanding Cybex common stock. None of the Cybex shareholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

    Under the voting agreements, each of these Cybex shareholders agrees not to sell the Cybex common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the mergers, unless the transfer is in accordance with the voting agreement and each transferee agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the mergers.

APEX AFFILIATE AGREEMENTS

    As an inducement to Cybex to enter into the merger agreement, Apex's affiliates executed affiliate agreements. Under these affiliate agreements, Aegean Sea will be entitled to place appropriate legends on the certificates evidencing any Aegean Sea common stock to be received by these persons, or entities, and to issue stop transfer instructions to the transfer agent for the Aegean Sea common stock. Further, these individuals have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Aegean Sea common stock to be received by them in the Apex merger.

CYBEX AFFILIATE AGREEMENTS

    As an inducement to Apex to enter into the merger agreement, Cybex's affiliates executed affiliate agreements. Under these affiliate agreements, Aegean Sea will be entitled to place appropriate legends on the certificates evidencing any Aegean Sea common stock to be received by these persons, or entities, and to issue stop transfer instructions to the transfer agent for the Aegean Sea common stock. Further, these individuals have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Aegean Sea common stock to be received by them in the Cybex merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

HISTORICAL MARKET PRICES

    Apex common stock has been traded on The Nasdaq Stock Market under the symbol "APEX" since February 19, 1997, the date of Apex's initial public offering. Cybex common stock has been traded on The Nasdaq Stock Market under the symbol "CBXC" since July 28, 1995, the date of Cybex's initial public offering. Prior to such dates, there was no established public trading market for either company's common stock. The following table sets forth for the periods indicated the quarterly high and low sale prices per share of Apex common stock and Cybex common stock as reported on The Nasdaq Stock Market.

                                                                 APEX                  CYBEX
                                                          -------------------   -------------------
                                                            HIGH       LOW        HIGH       LOW
                                                          --------   --------   --------   --------
Calendar Year 1998:
  First Quarter.........................................  $21.167    $14.000    $10.444    $ 6.593
  Second Quarter........................................   20.833     15.000     11.444      8.593
  Third Quarter.........................................   23.500     10.500     14.944      8.889
  Fourth Quarter........................................   20.833      7.583     19.583      9.556
Calendar Year 1999:
  First Quarter.........................................   26.750     11.000     24.667     10.792
  Second Quarter........................................   20.875     12.250     19.083      9.917
  Third Quarter.........................................   35.375     17.500     23.000     13.833
  Fourth Quarter........................................   34.000     11.875     34.917     20.000
Calendar Year 2000:
  First Quarter (through March 30, 2000)................   51.625     29.500     48.500     24.833

    The prices in the table above have been adjusted to reflect:

    - Apex's 3-for-2 stock split effective March 4, 1999

    - Cybex's 3-for-2 stock split effective April 28, 1998

    - Cybex's 3-for-2 stock split effective December 15, 1998

    - Cybex's 3-for-2 stock split effective February 18, 2000

RECENT SHARE PRICE

    The table below presents the per share closing prices of Apex common stock and Cybex common stock on The Nasdaq Stock Market and the pro forma equivalent market value of Aegean Sea common stock to be issued for Apex common stock and Cybex common stock in the mergers as of the dates specified. The pro forma equivalent market value is determined by multiplying the market price of Cybex common stock by the number of shares of Aegean Sea common stock received for each share of Apex common stock or Cybex common stock. March 7, 2000 was the last trading date before announcement of the mergers. March 30, 2000 was the latest practicable trading day before the printing of this joint proxy statement/prospectus.

                                                          PRO FORMA
                                                         EQUIVALENT
                                                        MARKET VALUE                    PRO FORMA
                                                        OF AEGEAN SEA               EQUIVALENT MARKET
                                                        COMMON STOCK               VALUE OF AEGEAN SEA
                                               APEX     EXCHANGED FOR    CYBEX        COMMON STOCK
                                              COMMON     APEX COMMON     COMMON    EXCHANGED FOR CYBEX
                                              STOCK         STOCK        STOCK        COMMON STOCK
                                             --------   -------------   --------   -------------------
March 7, 2000..............................  $36.00       $48.8680      $44.8125       44.$8125
March 30, 2000.............................  $36.875      $38.7128      $35.50         35.$50

    Apex and Cybex shareholders are advised to obtain current market quotations for Apex common stock and Cybex common stock. No assurance can be given as to the market prices of Apex common stock or Cybex common stock at any time before the consummation of merger or as to the market price of Aegean Sea common stock at any time after merger. Because the exchange ratios are fixed, the exchange ratios will not be adjusted to compensate Cybex shareholders for decreases in the market price of Apex common stock which could occur before the mergers become effective. Similarly, the exchange ratios will not be adjusted to compensate Apex shareholders for decreases in the market price of Cybex common stock which could occur before the mergers become effective.

DIVIDENDS

    Cybex has never declared or paid cash dividends on its common stock. Apex paid cash dividends of $305,617 in 1993, $792,279 in 1994 and $992,815 in 1995
to its sole shareholder during the period prior to its initial public offering when Apex was treated as an S corporation under the Internal Revenue Code.

    Pursuant to the merger agreement, each of Apex and Cybex has agreed not to pay cash dividends pending the consummation of mergers, without written consent of the other. If the mergers are not consummated, the Apex board anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. Similarly, if the mergers are not consummated, the Cybex board anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. Aegean Sea expects to retain all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends after the mergers.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

    On March 8, 2000, Apex, Cybex and Aegean Sea entered into an agreement providing for the mergers of Apex and Cybex into wholly-owned subsidiaries of Aegean Sea, which will result in Apex and Cybex becoming wholly-owned subsidiaries of Aegean Sea. The transaction is to be accounted for as a purchase of Cybex by Apex. Under the terms of the agreement, each issued and outstanding share of Apex common stock will be exchanged for 1.0905 shares of Aegean Sea common stock, and each issued and outstanding share of Cybex common stock will be exchanged for one share of Aegean Sea common stock. Additionally, stock options to purchase common stock of Apex and Cybex will convert into stock options to purchase Aegean Sea common stock.

    The unaudited pro forma condensed combined financial information for Aegean Sea gives effect to the mergers, based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical financial statements of Apex and Cybex, and should be read in conjunction with these financial statements and the related notes incorporated by reference in this joint proxy statement/prospectus.

    The unaudited pro forma condensed combined statement of operations combines Apex's and Cybex's historical statements of operations for the year ended December 31, 1999 and gives effect to the mergers including the amortization of goodwill and other intangible assets, as if the mergers occurred on January 1, 1999. The unaudited pro forma condensed combined balance sheet assumes the mergers took place as of December 31, 1999 and allocates the total purchase consideration of the fair values of the assets and liabilities of Cybex, based on a preliminary valuation.

    The total estimated purchase consideration of the mergers has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

    The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of combined companies.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA    PRO FORMA
                                                       APEX      CYBEX     ADJUSTMENTS   COMBINED
                                                     --------   --------   -----------   ---------
Net sales..........................................  $107,288   $109,381    $            $216,669
Cost of sales......................................    57,374     50,709                  108,083
Amortization of developed technology...............        --         --        8,000(a)    8,000
                                                     --------   --------    ---------    --------
  Gross profit.....................................    49,914     58,672       (8,000)    100,586
                                                     --------   --------    ---------    --------
Research and development...........................     6,544      6,476                   13,020
Acquired research and development and other
  acquisition expenses.............................        --      4,312           --       4,312
Selling, general and administrative................    14,074     24,382           73(b)   38,529
Amortization of intangibles........................        --        497      125,824(c)  126,321
                                                     --------   --------    ---------    --------
  Total operating expenses.........................    20,618     35,667      125,897     182,182
                                                     --------   --------    ---------    --------
Income (loss) from operations......................    29,296     23,005     (133,897)    (81,596)
Interest income and other..........................     3,053      1,680                    4,733
                                                     --------   --------    ---------    --------
Income (loss) before taxes.........................    32,349     24,685     (133,897)    (76,863)
Provision for income taxes.........................    11,106      8,225                   19,331
                                                     --------   --------    ---------    --------
  Net income (loss)................................  $ 21,243   $ 16,460    $(133,897)   $(96,194)
                                                     ========   ========    =========    ========

  Earnings (loss) per share:
    Basic..........................................  $   1.03   $   0.86                 $  (2.30)
    Diluted........................................  $   0.99   $   0.81                 $  (2.30)

  Weighted average shares outstanding:
    Basic..........................................    20,618     19,081                   41,772(d)
    Diluted........................................    21,564     20,269                   41,772

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                            PRO FORMA       PRO FORMA
                                                       APEX      CYBEX     ADJUSTMENTS      COMBINED
                                                     --------   --------   -----------      ---------
ASSETS
Current assets
  Cash and cash equivalents........................  $ 15,786   $31,307                     $ 47,093
  Investments maturing within 1 year...............    35,880     5,784                       41,664
                                                     --------   -------     ---------       --------
    Total cash and investments.....................    51,666    37,091            --         88,757
  Accounts receivable, net.........................    28,168    22,791                       50,959
  Inventories......................................    11,483     9,715                       21,198
  Prepaid expenses and other current assets........       676     2,034                        2,710
  Deferred tax assets..............................       777     1,838                        2,615
                                                     --------   -------     ---------       --------
    Total current assets...........................    92,770    73,469            --        166,239
Investments........................................     9,300     3,144                       12,444
Property, plant and equipment, net.................     1,906    12,449           381(e)      14,736
Intangibles, net...................................        --     6,859       654,740(f)     661,599
Other..............................................       338     1,064                        1,402
                                                     --------   -------     ---------       --------
Total Assets.......................................  $104,314   $96,985     $ 655,121       $856,420
                                                     ========   =======     =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable.................................  $  3,696   $ 9,006                     $ 12,702
  Income taxes.....................................     3,107     1,639                        4,746
  Accrued expenses.................................     3,118     7,715        18,000(g)      28,833
                                                     --------   -------     ---------       --------
    Total current liabilities......................     9,921    18,360        18,000         46,281
                                                     --------   -------     ---------       --------
Shareholders' equity
  Common stock.....................................    66,583    33,147       757,599(h)     857,329
  Accumulated other comprehensive income...........        --      (332)          332(i)          --
  Deferred compensation............................       (35)       --                          (35)
  Retained earnings (deficit)......................    27,845    45,810      (120,810)(j)    (47,155)
                                                     --------   -------     ---------       --------
    Total shareholders' equity.....................    94,393    78,625       637,121        810,139
                                                     --------   -------     ---------       --------
Total liabilities and shareholders' equity.........  $104,314   $96,985     $ 655,121       $856,420
                                                     ========   =======     =========       ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                AEGEAN SEA INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1--BASIS OF PRESENTATION:

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 has been prepared to reflect the acquisition of Cybex by Apex as if the acquisition had occurred on January 1, 1999. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition of Cybex by Apex as if the acquisition had occurred on December 31, 1999.

    There were no material differences in the accounting policies of Apex and Cybex for the period presented.

NOTE 2--PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS:

PURCHASE PRICE

    Since the mergers will be accounted for as a purchase of Cybex by Apex, the Aegean Sea shares and options to be issued to Cybex shareholders were converted into equivalent Apex shares and options to determine the purchase consideration. The number of equivalent Apex shares was determined by dividing the number of Aegean Sea shares by the Apex exchange ratio, 1.0905.

                                                               AEGEAN SEA          EQUIVALENT APEX
                                                           -------------------   -------------------
                                                                      WEIGHTED              WEIGHTED
                                                                      AVERAGE               AVERAGE
                                                                      EXERCISE              EXERCISE
                                                            NUMBER     PRICE      NUMBER     PRICE
                                                           --------   --------   --------   --------
Common Shares............................................   19,288                17,687
Options..................................................    2,190     $10.51      2,008     $11.46

    The market value of a share of common stock of Apex was $40.60, determined by using the average quoted market price of the Apex common stock over a five day period, including the day of and for the two days preceding and following the announcement of the mergers. The purchase consideration for outstanding Cybex common stock was $718,113.

    The value of the equivalent Apex options to be exchanged for vested and nonvested Cybex options has been included in the purchase price. The fair value of the equivalent options to be issued was determined to be $72,633 using the following assumptions:

    - Risk free interest rate of 5.51%

    - Expected holding period of 5 years

    - Dividend yield of 0.0%

    - Expected volatility of 87.0%

                                AEGEAN SEA INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

NOTE 2--PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS: (CONTINUED)
    In addition, Cybex liabilities and incurred acquisition costs totaling $36.36 million were included in the total purchase price.

    A summary of the purchase consideration is as follows:

Common stock................................................  $718,113
Outstanding options.........................................    72,633
Assumed liabilities and acquisition costs...................    36,360
                                                              --------
    Total purchase consideration............................  $827,106
                                                              --------

ALLOCATION OF PURCHASE PRICE.

    The appraisal is preliminary and may be subject to further adjustments. The total purchase price of $827,106 was allocated to the fair value of the assets acquired as follows:

                                                                   AMORTIZATION
                                                                       LIFE
                                                                   ------------
Tangible and existing intangible assets...............  $ 97,366            --
Patents and trademarks................................    15,000       7 years
In-process research and development...................    75,000            --
Developed technology..................................    40,000       5 years
Assembled workforce...................................     3,000       3 years
Reseller network......................................    25,000       3 years
Goodwill..............................................   571,740       5 years
                                                        --------
  Total...............................................  $827,106
                                                        --------

IN-PROCESS RESEARCH AND DEVELOPMENT.

    The fair value of the purchased in-process research and development will be determined using the income approach stage of completion method based on the future cash flows that are projected to be generated by the products under development over their economic lives.

    In-process research and development activities consist of hardware and software product concept formulation, engineering prototyping, software code programming and testing procedure design and development. The important elements of the in-process projects at the time of acquisition include product concepts and designs, software code, test specifications and processes and pre-prototype models. The fair value of the in-process products will be determined on a product-line basis. Material cash inflows from significant projects are projected to commence in 2001.

    Cybex has several switch, extension and remote access projects in process. The primary focus of the in-process projects involves developments which are expected to have reduced cost and increased functionality. As of the date the merger agreement was signed, the individual projects were in various stages of completion. These products are projected to be introduced in the years 2000 through 2001.

                                AEGEAN SEA INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

NOTE 2--PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS: (CONTINUED)
    The new generation of products under development are projected to sell through sales channels and to customers which are substantially the same as its historical channels and customers. Pricing and margins will differ from historical levels due to anticipated competitive pressure, and are projected to be lower overall on higher unit volume.

PRO FORMA ADJUSTMENTS

    The following adjustments were applied to the historical statements of operations to arrive at the unaudited pro forma condensed combined statement of operations and the historical balance sheets to arrive at the unaudited pro forma condensed combined balance sheet:

    (a) Reflects the additional amortization expense of core technology for the year ended December 31, 1999 using the straight-line method over its estimated useful life of 5 years.

    (b) Reflects the additional depreciation expense on the write-up of property and equipment of $73 for the year ended December 31, 1999 using the straight-line method over their estimated useful lives of predominately 5 years.

    (c) Reflects the additional amortization expense of intangible assets of $125,824 for the year ended December 31, 1999 using the straight-line method over their estimated useful lives of 3 to 7 years.

    (d) Shares used in the per share calculations reflect a weighted average number of 22,484 shares of Aegean Sea common stock based on the number of weighted average Apex shares and 19,288 shares of Aegean Sea common stock issued to Cybex shareholders as if they were outstanding from January 1, 1999.

    (e) Reflects the increase to the fair value of property, plant and equipment based upon preliminary appraisals.

    (f) Reflects the allocation of purchase consideration to intangibles based upon preliminary appraisals.

    (g) Reflects accrual for acquisition costs.

    (h) Reflect the allocation of purchase consideration to common stock and option, less the Cybex historical balance.

    (i) Reflects elimination of Cybex comprehensive income.

    (j) Reflects elimination of Cybex retained earnings and the immediate writeoff of in-process research and development of $75 million.

    In-process research and development costs in the amount of $75,000, which will be written off immediately after the transaction is complete and compensation charges related to the acceleration of vesting on certain executives' options to purchase Apex common stock, have been excluded from the unaudited pro forma condensed combined statements of operations.

                                AEGEAN SEA INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

NOTE 2--PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS: (CONTINUED)
    Basic and diluted net loss per share is the same because common stock equivalents would be anti-dilutive.

        COMPARISON OF RIGHTS OF HOLDERS OF AEGEAN SEA COMMON STOCK, APEX
                      COMMON STOCK AND CYBEX COMMON STOCK

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF SHAREHOLDERS OF APEX AND CYBEX AND THE RIGHTS OF STOCKHOLDERS OF AEGEAN SEA. THE RIGHTS COMPARED ARE THOSE FOUND IN THE RESPECTIVE COMPANIES' CHARTER DOCUMENTS AND CORPORATE LAW PROVISIONS FOR THE STATE IN WHICH EACH IS INCORPORATED. WHILE WE BELIEVE THAT THESE DESCRIPTIONS ADDRESS THE MATERIAL DIFFERENCES, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO THE SHAREHOLDERS OF APEX AND CYBEX. APEX AND CYBEX SHAREHOLDERS SHOULD READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS REFERRED TO IN THIS SUMMARY CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES BETWEEN THE RIGHTS OF APEX OR CYBEX SHAREHOLDERS, ON THE ONE HAND, AND THE RIGHTS OF STOCKHOLDERS OF AEGEAN SEA, ON THE OTHER.

    Apex's articles of incorporation and bylaws currently govern the rights of shareholders of Apex. Cybex's articles of incorporation and bylaws currently govern the rights of shareholders of Cybex. After completion of the mergers, the shareholders of both Apex and Cybex will become stockholders of Aegean Sea. As a result, the rights of the former Apex and Cybex shareholders will be governed by Aegean Sea's certificate of incorporation and bylaws. The following table summarizes material differences between the rights of Aegean Sea stockholders, on the one hand, and the rights of Apex and Cybex shareholders, on the other.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
CONSTITUTIONAL PROVISIONS
---------------------------------------------------------------------------------------------------------------------
No similar provision                   No similar provision                    Section 234 of the Alabama
                                                                               Constitution provides that the stock
                                                                               and bonded indebtedness of a
                                                                               corporation shall not be increased
                                                                               without the consent of the persons
                                                                               holding the larger amount in value of
                                                                               stock, which consent shall be obtained
                                                                               at a meeting of shareholders where
                                                                               notice of such meeting has been
                                                                               provided more than 30 days in advance.
                                                                               Further, Section 237 of the Alabama
                                                                               Constitution provides that a
                                                                               corporation may not issue preferred
                                                                               stock without the consent of the
                                                                               owners of two-thirds of the stock of
                                                                               the corporation.

COMMON STOCK
---------------------------------------------------------------------------------------------------------------------
The holders of Aegean Sea common       No material differences                 No material differences
stock are entitled to one vote for
each share held of record on all
matters submitted to a vote of
stockholders. Holders of common stock
have no preemptive rights or rights
to convert their common stock into
any other securities. There are no
redemption or sinking fund provisions
applicable to the common stock. All
outstanding shares of common stock
are fully paid and non-assessable.

Pursuant to Aegean Sea's Certificate   Pursuant to Apex's Articles of          Pursuant to Cybex's Articles of
of Incorporation, the Board of         Incorporation, the Board of Directors   Incorporation, the Board of Directors
Directors has the authority, without   has the authority to issue 100,000,000  has the authority to issue up to
further action by the stockholders,    shares of common stock with no par      50,000,000 shares of common stock,
to issue up to 200,000,000 shares of   value per share. One class is issued    $0.001 par value per share. One class
common stock, $0.001 par value per     and outstanding.                        is issued and outstanding.
share. One class will be issued and
outstanding.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Certificate of          No material differences                 No material differences
Incorporation authorizes the Board of
Directors to issue shares of
preferred stock in series, to
establish from time to time the
number of shares to be included in
such series, and to fix the relative
rights, preferences, privileges and
restrictions to be included in each
series.

Pursuant to Aegean Sea's Certificate   The Apex Articles of Incorporation      The Cybex Articles of Incorporation
of Incorporation, the Board of         reserve for issuance 1,000,000 shares   authorize for issuance 5,000,000
Directors has the authority, without   of preferred stock, none of which are   shares of preferred stock, none of
further action by the stockholders,    outstanding.                            which are outstanding.
to issue up to 5,000,000 shares of
preferred stock. The Board, without
stockholder approval, can issue
preferred stock with voting,
conversion or other rights that could
adversely affect the voting power and
other rights of the holders of common
stock. Preferred stock could thus be
issued quickly with terms calculated
to delay or prevent a change in
control of Aegean Sea or make removal
of management more difficult.
Additionally, the issuance of
preferred stock may have the effect
of decreasing the market price of the
common stock, and may adversely
affect the voting and other rights of
the holders of common stock. There
are no shares of preferred stock
outstanding and Aegean Sea has no
plans to issue any of the preferred
stock.

SPECIAL MEETING OF STOCKHOLDERS
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, a special meeting  Under Washington law, special meetings  Alabama law requires that holders of
of stockholders may be called by the   of shareholders may be called by the    at least 10% of the votes entitled to
Board of Directors or any other        Board of Directors, or by the persons   be cast on any issue be able to call a
person authorized to do so in the      so authorized in the Articles of        special meeting of shareholders.
Certificate of Incorporation or the    Incorporation or the Bylaws, or by the
Bylaws. Written notice must be given   holders of ten percent or more of the   Cybex's Bylaws authorize the
to stockholders not less than ten nor  outstanding stock of the corporation.   President, Chief Executive Officer or
more than 60 days before the date of   The Articles of Incorporation can       majority of the Board of Directors to
the meeting.                           limit or deny the right of              call a special meeting of the
                                       shareholders of a public company like   stockholders. The Bylaws also
Aegean Sea's Bylaws only authorize     Apex to call meetings. The president    authorize the President and the
the Board of Directors, the Chairman   and other officers of the corporation   Secretary of the corporation to call a
of the Board, the President or the     have no power to call meetings of       special meeting of the stockholders
Chief Executive Officer to call a      shareholders unless they are provided   upon the written request of the
special meeting of stockholders.       with such power by the Articles of      holders of shares entitled to cast not
                                       Incorporation or are instructed to do   less than ten percent of all the votes
                                       so by the Board of Directors. Written   entitled to be cast at such meeting.
                                       notice must be given not less than ten  The written notice must state the
                                       nor more than 60 days before the        purpose of the meeting being
                                       meeting, except that notice must be no  requested. The President or Secretary
                                       fewer than 20 days before the date of   of the corporation shall issue a
                                       the meeting in certain circumstances.   notice of special meeting within 21
                                                                               days of receipt of such written
                                                                               request.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
                                       The Apex Bylaws permit special
                                       meetings of shareholders to be called
                                       by the President, the Apex Board or
                                       the holders of at least 25% of all the
                                       votes entitled to be cast on any issue
                                       proposed to be considered at such
                                       special meeting.

ACTION BY WRITTEN CONSENT IN LIEU OF
A STOCKHOLDERS' MEETING
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, stockholders may   Shareholders of Washington              Unless the articles of incorporation
take action by written consent in      corporations may take action by         provide otherwise, Alabama law
lieu of voting at a stockholders       written consent. For public companies   provides that any action permitted to
meeting. Delaware law permits a        like Apex, such consent must be         be taken at a meeting may be taken
corporation, pursuant to a provision   unanimous.                              without a meeting if the action is
in its Certificate of Incorporation,                                           taken by all of the shareholders
to eliminate the ability of            The Apex Bylaws permit shareholder      entitled to vote on the action, as
stockholders to act by written         action by unanimous written consent     evidenced by a written consent signed
consent.                               setting forth the actions so taken if   by all of the shareholders entitled to
                                       signed by all shareholders entitled to  vote on the action.
Aegean Sea's Certificate of            vote on the actions. Action by
Incorporation and Bylaws eliminate     unanimous written consent of the        Cybex's Bylaws and Articles of
the ability of stockholders to act by  shareholders is effective when all      Incorporation do not have a provision
written consent.                       consents are in the possession of       for action by written consent in lieu
                                       Apex, unless the consent specifies a    of a stockholders' meeting.
                                       later date.

VOTING BY WRITTEN BALLOT
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, the right to vote  Washington law does not contain a       There is no provision under Alabama
by written ballot may be restricted    provision regarding voting by written   law dealing with voting by written
if so provided in the Certificate of   ballot and the Apex Articles of         ballot.
Incorporation.                         Incorporation and Bylaws do not
                                       specify any rules for accepting voice   Cybex's Bylaws provide that voting may
Aegean Sea's Certificate of            or ballot votes.                        be by voice vote unless the presiding
Incorporation and Bylaws do not                                                officer of the meeting or any
restrict the right to vote by ballot.                                          shareholder demand voting by ballot.

RECORD DATE FOR DETERMINING
STOCKHOLDERS
---------------------------------------------------------------------------------------------------------------------

Aegean Sea's Bylaws provide that the   Apex's Bylaws provide that the Board    Alabama law provides that the bylaws
Board of Directors may fix a record    of Directors may fix a record date      may fix or provide the manner of
date that shall not be more than 60    that shall not be more than 70 days     fixing the record date in order to
days nor less than ten days before     prior to the date on which the          determine the shareholders entitled to
the date of the meeting.               particular action requiring the         notice of a meeting or to vote. If the
                                       determination of shareholders is to be  bylaws do not fix or provide for
Aegean Sea's Bylaws provide that if    taken.                                  fixing a record date, the board of
the Board of Directors does not fix a                                          directors may fix a future date as the
record date in the manner described    Apex's Bylaws provide that if the       record date, but such date may not be
above, then the record date for        Board of Directors does not fix a       more than 70 days before the meeting.
determining stockholders entitled to   record date in the manner described
notice of or to vote at a meeting of   above, then the record date for         Cybex's Articles of Incorporation and
stockholders shall be at the close of  determining shareholders entitled to    Bylaws do not have a provision
business on the day next preceding     notice of and to vote at an annual or   providing the manner of fixing the
the day on which notice is given, or,  special shareholders' meeting is the    record date.
if notice is waived, at the close of   day before the date on which the
business on the day next preceding     notice is effective.
the day on which the meeting is held.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
ADVANCE NOTICE PROVISIONS FOR BOARD
NOMINATION AND OTHER STOCKHOLDERS'
BUSINESS--ANNUAL MEETINGS
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Bylaws require that     The Apex Bylaws require that            The Cybex bylaws require that at any
nominations for the election of        nominations for the election of         annual meeting of the shareholders,
directors or proposals of other        directors or proposals of other         only such business properly brought
business to be considered at any       business to be considered at any        before the meeting may be conducted.
meeting of stockholders must be made   meeting of shareholders must be made    To be properly brought, the business
by:                                    by a shareholder by giving written      must be specified in the notice of the
                                       notice to the Secretary of Apex at      meeting, be brought by or at the
- the corporation's notice of meeting  least 90 days in advance of the date    direction of the Board of Directors,
  (or any supplement to the notice),   of the meeting and must state the       or be properly brought by a
  given by or at the direction of the  subject matter that the shareholder     stockholder.
  Board of Directors,                  desires to bring up at the meeting or
- the Board of Directors, or           the names of the nominees proposed for  For business to be properly brought by
- a stockholder who gives proper       election to the Board. The Secretary    a stockholder, notice must be given in
notice.                                will forward copies of the notice to    writing to the Secretary of the
                                       the directors and officers of Apex.     corporation mailed and delivered not
For nominations or other business to                                           less than 30 days or more than 60 days
be properly brought before a                                                   prior to the meeting; provided,
stockholders' meeting by a                                                     however, if less than 40 days notice
stockholder, the stockholder must                                              of the meeting is given, then notice
have given timely notice thereof in                                            by a stockholder is timely if received
writing to the Secretary of Aegean                                             not later than the close of business
Sea and such other business must                                               on the tenth day following the day
otherwise be a proper matter for                                               notice or other public disclosure of
stockholder action. To be timely, the                                          the meeting is made.
stockholder's notice shall be
delivered to or mailed and received
by the Secretary of Aegean Sea not
less than 90 days prior to the
meeting; provided, however, that in
the event that less than 100 days'
notice or prior public disclosure of
the meeting is given to the
stockholders, notice by the
stockholder to be timely must be so
received not later than the close of
business on the tenth day following
the day on which the notice of the
meeting was mailed or prior public
disclosure was made.

ADVANCE NOTICE PROVISIONS FOR BOARD
NOMINATION AND OTHER STOCKHOLDERS
BUSINESS--SPECIAL MEETINGS
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Bylaws provide for the  The Apex Bylaws provide for the same    The Cybex bylaws do not have a
same requirements for raising          requirements for a shareholder when     provision for raising business at
business at special meetings of        raising business at special meetings    special meetings of stockholders.
stockholders as for raising business   of shareholders as for when raising
at annual meetings.                    usiness at annual meetings.
                                       Additionally, the Apex Bylaws prohibit
                                       any business from being transacted at
                                       a special meeting except as specified
                                       in the notice calling such meeting.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
NUMBER OF DIRECTORS
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Bylaws provide that     The Apex Bylaws provide that the Board  In accordance with Alabama law, the
the Board of Directors shall be        of Directors shall be set forth by      Bylaws of Cybex provide that the board
established from time to time by       resolution of the Board of Directors.   of directors has the power to fix or
resolution of the Board of Directors.  The Apex Board of Directors currently   change the number of directors;
Immediately following the mergers,     consists of four members.               provided however, that the board of
the Aegean Sea Board of Directors                                              directors may only increase or
will consist of seven members.                                                 decrease by 30% or less the number of
                                                                               directors last approved by the
                                                                               shareholders. The Board of Directors
                                                                               may not reduce the number of directors
                                                                               below three nor increase it above
                                                                               fifteen. The Cybex Board of Directors
                                                                               currently consists of six members.

CLASSIFIED BOARD OF DIRECTORS
---------------------------------------------------------------------------------------------------------------------

Delaware law provides that a           Washington law allows for               Alabama law provides that a
corporation's Board of Directors may   classification of the Board of          corporation's Board of Directors may
be divided into thirds with staggered  Directors into two or three groups      be divided into thirds with staggered
three-year terms of office.            with corresponding two- or three- year  three-year terms of office if there
                                       terms regardless of the number of       are nine or more directors.
The Board of Directors of Aegean Sea   directors, unless there is cumulative
is divided into three classes, with    voting in which case each group must    The Cybex Bylaws provide that if at
one class being elected annually.      have at least three members.            any time there are nine or more
Aegean Sea directors are elected to a                                          directors, then those directors shall
term of three years and until their    The Apex Bylaws have no provision for   be divided into three classes with one
successors are elected and qualified.  a classified Board. Rather, the term    class being elected annually.
                                       of each director expires at the next
                                       annual meeting of shareholders.

REMOVAL OF DIRECTORS
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, except as          Under Washington law, any director or   Unless the articles of incorporation
otherwise provided in the              the entire board of directors may be    provide otherwise, Alabama law
corporation's Certificate of           removed, with or without cause, only    provides that shareholders may remove
Incorporation, a director of a         if the number of votes cast to remove   a director with or without cause at a
corporation that has a classified      the director exceeds the number of      meeting specially called for the
Board of Directors may be removed      votes cast not to remove the director.  purpose of removing such director. The
only for cause.                        Further, removal of a director          notice for such special meeting must
                                       pursuant to Washington law requires     include the removal of that director
The Aegean Sea Certificate of          that a special meeting be called for    as one of its purposes.
Incorporation provides that any        that purpose.
director, or the entire Board of                                               The Cybex Articles of Incorporation
Directors, may be removed from office  The Apex Bylaws mirror these            provide that a director may be removed
only for cause, by an affirmative      provisions of Washington law.           at any time with or without cause by a
vote of the holders of at least a                                              majority of the outstanding shares
majority of the outstanding shares                                             entitled to vote.
entitled to vote.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
BOARD OF DIRECTOR VACANCIES
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, vacancies and      Washington law provides that, unless    Under Alabama law, any vacancy on a
newly created directorships may be     the articles of incorporation provide   corporation's board of directors may
filled by a majority of the directors  otherwise, vacancies and newly created  be filled by the board of directors
then in office, even though less than  directorships can be filled by          unless otherwise provided in the
a quorum, unless otherwise provided    shareholders, by the Board of           articles of incorporation, except that
in the Certificate of Incorporation    Directors or if the directors in        the directors may only fill a vacancy
or Bylaws.                             office constitute fewer than a quorum   resulting from an increase in the
                                       of the board, a majority of the         number of directors if expressly
The Aegean Sea Certificate of          directors then in office may fill the   permitted by the articles of
Incorporation provides that vacancies  vacancy. Only the holders of the class  incorporation. Furthermore, Alabama
on the Board of Directors may be       or series of shares which elected the   law provides that the term of a
filled only by the vote of a majority  director may fill the vacancy left by   director who is elected to fill a
of directors then in office, even      such director.                          vacancy expires at the next
though less than a quorum. The Aegean                                          shareholders' meeting at which
Sea Certificate of Incorporation also  The Apex Bylaws mirror these            directors are elected, even if
provides that newly created            provisions of Washington law.           directors serve staggered terms on a
directorships resulting from any                                               classified board.
increase in the authorized number of
directors shall, unless the Board of                                           The Cybex Articles of Incorporation
Directors resolves that the newly                                              and Bylaws provide that vacancies on
created directorship shall be filled                                           the Board of Directors may be filled
by the stockholders, be filled by a                                            by the vote of a majority of the
majority of the directors that are in                                          directors then in office, even though
office, although less than a quorum.                                           less than a quorum. Additionally, new
                                                                               directorships resulting from an
                                                                               increase in the authorized number of
                                                                               directors shall be filled by a vote of
                                                                               the majority of the entire Board of
                                                                               Directors.

NOTICE OF SPECIAL MEETINGS OF THE
BOARD OF DIRECTORS
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Bylaws provide that     The Apex Bylaws provide that special    The Cybex Bylaws provide that special
special meetings of the Board of       meetings of the Board of Directors may  meetings of the Board of Directors may
Directors may be called by the         be called at any time and place by the  be called by or at the request of the
Chairman of the Board, the President,  President, the Secretary or any one     Chairman of the Board. Notice of a
any Vice President, the Secretary or   Director. Notice may be written or      special meeting must be provided in
any two Directors. Notice of the time  oral, shall be given at least two days  writing delivered personally or
and place of special meeting shall be  in advance of the meeting, and may be   telegraphed or mailed to each director
delivered personally by mail,          delivered through various mediums       at his business address or residence
telephone or telegram. If by mail,     including mail, carrier, telegraph,     address or by telephone. Personally
the notice must be deposited in the    telephone or by certain wireless        delivered or telegraphed notices shall
United States mail at least four days  equipment. Such notice is effective     be given at least two days prior to
before the time of the holding of the  upon the earlier of receipt or five     the meeting. Notice by mail shall be
meeting. If the notice is delivered    days after deposited in the mail.       given at least five days prior to the
personally or by telephone or                                                  meeting. Notices by telephone shall be
telegram, it must be delivered at                                              given at least 24 hours prior to the
least 24 hours before the time of the                                          meeting.
holding of the meeting.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
AMENDMENTS TO ARTICLES OR CERTIFICATE
OF INCORPORATION AND BYLAWS
---------------------------------------------------------------------------------------------------------------------

Delaware law and the Aegean Sea        Washington law permits the articles of  Amendments to the articles of
Certificate of Incorporation permit    incorporation to be amended at any      incorporation may be approved in
the certificate of incorporation to    time, and allows the board of           Alabama generally by a majority of the
be amended at any time by Board        directors to enact routine amendments   votes cast. Alabama law, in general,
resolution and the affirmative vote    without shareholder approval. For a     provides that a corporation's board of
of holders of at least two-thirds of   public company such as Apex,            directors may amend or repeal the
the outstanding shares entitled to     amendments affecting shareholder        corporation's bylaws unless (i) the
vote. Aegean Sea's Certificate of      rights require approval by a simple     articles of incorporation reserve such
Incorporation also requires the        majority of the outstanding shares of   power exclusively to the shareholders
affirmative vote of holders of at      each group entitled to vote. Apex's     in whole or in part or (ii) the
least two-thirds of the outstanding    Articles of Incorporation do not        shareholders in amending or repealing
shares entitled to vote for the        require a greater margin of             a particular bylaw provide expressly
adoption, amendment or appeal of       shareholder approval. Apex's Bylaws     that the board of directors may not
certain sections of its Bylaws.        allow for amendment by shareholders or  amend or repeal that bylaw.
                                       the Board of Directors at any annual
                                       or special meeting.

INDEMNIFICATION
---------------------------------------------------------------------------------------------------------------------

The Aegean Sea Certificate of          No material differences                 No material differences
Incorporation and Bylaws provide that
the directors and officers shall be
indemnified to the fullest extent
authorized by law against any action,
proceeding or suit brought against
such a person by reason of the fact
that he or she is or was a director,
officer, employee or agent of the
corporation or serves or served at
any other enterprise as at the
request of the corporation. The
Aegean Sea Bylaws further provide
that the corporation indemnifies each
of its directors, officers, employees
or agents of another corporation,
partnership, joint venture, trust or
other enterprise (if serving at the
request of Aegean Sea) against
expenses such as attorneys' fees,
judgments, fines, and amounts paid in
settlement actually and reasonably
incurred in connection with any
proceeding, arising by reason of the
fact that such person is or was an
agent of the corporation, if the
person acted in good faith and in a
manner he reasonably believed to be
in, or not opposed to, the best
interests of Aegean Sea, and, with
respect to any criminal action or
proceeding, had no reasonable cause
to believe his conduct was unlawful.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
LIMITATIONS ON LIABILITY
---------------------------------------------------------------------------------------------------------------------

In accordance with Delaware law, the   The Apex Articles of Incorporation      The Cybex articles of incorporation
Aegean Sea Certificate of              similarly limit directors' liability    limit or eliminate, to the fullest
Incorporation limits or eliminates     to the full extent permitted by         extent permitted by Alabama law, the
the personal liability of a director   Washington law, except liability for:   personal liability of a director to
to Aegean Sea or its stockholders for  - acts or omissions involving           Cybex or its stockholders for monetary
monetary damages for breach of         intentional misconduct or knowing       damages for breach of fiduciary duty
fiduciary duty as a director, except     violations of law;                    as a director. Under Alabama law and
for liability for:                     - the payment of unlawful               the Cybex articles of incorporation,
                                       distributions; or                       such provision may not eliminate or
- breaches of the director's duty of   - any transaction in which the          limit director monetary liability for:
  loyalty to the corporation or its    director received an improper personal
  stockholders;                          benefit.                              - the amount of a financial benefit
- acts or omissions not in good faith                                            received by a director to which such
  or involving intentional misconduct                                            director is not entitled;
  or knowing violations of law;                                                - an intentional infliction of harm by
- the payment of unlawful dividends                                            such director to Cybex or its
  or unlawful stock repurchases or                                               shareholders;
  redemptions; or                                                              - unlawful distributions made by a
- any transaction in which the                                                 director under Section 10-2B-8.33 of
  director received an improper                                                  the Alabama Business Corporation
  personal benefit.                                                              Act;
                                                                               - an intentional violation of criminal
                                                                               law; or
                                                                               - a breach of the director's duty of
                                                                               loyalty to the shareholders.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
ANTI-TAKEOVER STATUTES
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, business           Washington law imposes restrictions on  Alabama does not have anti-takeover
combinations by corporations with      certain transactions between certain    provisions.
interested stockholders are subject    foreign corporations and significant
to a moratorium of three years unless  shareholders. A target corporation,
specified conditions are met. The      with certain exceptions, is prohibited
prohibited transactions include a      from engaging in certain significant
merger with, disposition of assets     business transactions with a person or
to, or the issuance of stock to, the   group of persons that beneficially
interested stockholder, or certain     owns 10% or more of the voting
transactions that have the effect of   securities of the target corporation
increasing the proportionate share of  (an acquiring person) for a period of
the outstanding securities held by     5 years after such acquisition, unless
the interested stockholder. Under      the transaction or acquisition of
Delaware law, an interested            shares is approved by a majority of
stockholder may avoid the prohibition  the members of the target against effecting certain significant  corporation's board of directors prior
transactions with the corporation if   to the time of acquisition. Such
the Board of Directors, prior to the   prohibited transactions include, among
time such stockholder becomes an       other things, a merger or
interested stockholder, approves such  consolidation with, disposition of
transaction or the transaction by      assets to, or issuance or redemption
which such stockholder becomes an      of stock to or from, the acquiring
interested stockholder or if at or     person, termination of 5% or more of
subsequent to such time the Board of   the employees of the target
Directors and two-thirds of the        corporation as a result of the
shares not held by the interested      acquiring person's acquisition of 10%
stockholder approve such transaction.  or more of the shares or allowing the
These provisions of Delaware law       acquiring person to receive any
apply to a Delaware corporation        disproportionate benefit as a
unless the corporation opts out of     shareholder. After the 5-year period,
the provisions in its Certificate of   a significant business transaction may
Incorporation or Bylaws. Aegean Sea    take place as long as it complies with
has not opted out of these provisions  certain fair price provisions of the
in its Certificate of Incorporation    statute. A corporation may not opt out
or Bylaws and consequently is subject  of this statute.
to these provisions.

SHAREHOLDER APPROVAL OF CERTAIN
BUSINESS COMBINATIONS
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, holders of a       Under Washington law, holders of two-   Under Alabama law, a merger or share
majority of the outstanding stock      thirds of the outstanding shares        exchange requires the affirmative vote
must approve sales of assets, mergers  entitled to vote, or two-thirds of      of two-thirds of the outstanding
and dissolutions.                      each voting group entitled to vote,     voting stock of the corporation,
                                       must approve sales of assets, mergers   unless the articles of incorporation
                                       and dissolutions. Separate voting by    require a greater or lesser vote,
                                       voting groups is required in certain    regardless of whether the acquiror is
                                       situations.                             an interested shareholder.

             AEGEAN SEA                                 APEX                                   CYBEX
             ----------                                 ----                                   -----
DISSENTERS' OR APPRAISAL RIGHTS
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, stockholders of a  Washington law provides for full        In general, Alabama law affords
corporation participating in some      appraisal rights for any merger or      dissenters' rights of appraisal with
major transactions may be entitled to  consolidation, sale or exchange of      respect to a merger, share exchange,
appraisal rights. However, these       substantially all property or assets,   sale of all or substantially all of a
rights are not available:              including dissolution, for any plan of  corporation's assets and certain exchange if shares are those that will  amendments to the articles of
- if the corporation is the surviving  be acquired, regardless of exchange     incorporation that materially and
  corporation and no vote of its       listing or the number of shareholders,  adversely affect shareholders' rights.
  stockholders is required for the     or for any amendment to the articles    Alabama law does not contain an
  merger, or                           of incorporation that materially        exclusion for shares of publicly
                                       reduces shares owned to less than a     traded corporations.
- if the shares of the corporation     fraction to be acquired for cash.
  are either listed on a national
  securities exchange or held of
  record by more than 2,000
  stockholders and if the
  stockholders are required to
  receive only shares of the
  surviving corporation, or shares of
  any other corporation which are
  either listed on a national
  securities exchange or held of
  record by more than 2,000
  stockholders.

STOCKHOLDER DERIVATIVE SUITS
---------------------------------------------------------------------------------------------------------------------

Under Delaware law, a stockholder may  No material differences                 There is no similar provision in the
only bring a derivative action on                                              Alabama Business Corporation Act.
behalf of the corporation if the
stockholder was a stockholder at the
time of the transaction in question
or his or her stock thereafter
devolved upon him or her by operation
of law.

                      INFORMATION REGARDING APEX AND CYBEX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF APEX

    The following table sets forth as of March 3, 2000, certain information with respect to the beneficial ownership of the common stock as to:

    - each person known by Apex to own beneficially more than 5% of the outstanding shares of its common stock

    - Apex's Chief Executive Officer and each of Apex's other three most highly compensated executive officers during fiscal year 1999

    - each of its directors

    - all of its directors and executive officers as a group

    UNLESS OTHERWISE INDICATED BELOW, EACH PERSON OR ENTITY NAMED BELOW HAS AN ADDRESS IN CARE OF APEX'S PRINCIPAL EXECUTIVE OFFICES. BENEFICIAL OWNERSHIP IS DETERMINED IN ACCORDANCE WITH THE RULES OF THE SEC. SHARES OF COMMON STOCK SUBJECT TO OPTIONS THAT ARE PRESENTLY EXERCISABLE OR EXERCISABLE WITHIN 60 DAYS OF MARCH 3, 2000 ARE DEEMED OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF THE PERSON OR ENTITY HOLDING THE OPTIONS, BUT ARE NOT TREATED AS OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON OR ENTITY. THE NUMBER AND PERCENTAGE OF SHARES BENEFICIALLY OWNED IN AEGEAN SEA AFTER THE MERGERS INCLUDE APEX OPTIONS THAT VEST IMMEDIATELY PRIOR TO COMPLETION OF THE MERGERS. THE NUMBERS REFLECTED IN THE PERCENTAGE OWNERSHIP COLUMNS ARE BASED ON 21,208,588 SHARES OF APEX COMMON STOCK OUTSTANDING AS OF MARCH 3, 2000 AND THE ASSUMPTION THAT 42,473,570 SHARES OF AEGEAN SEA COMMON STOCK WILL BE OUTSTANDING AFTER THE MERGERS. UNLESS OTHERWISE INDICATED BELOW, THE PERSONS AND ENTITIES NAMED IN THE TABLE HAVE SOLE VOTING AND SOLE INVESTMENT POWER WITH RESPECT TO ALL SHARES BENEFICIALLY OWNED, SUBJECT TO COMMUNITY PROPERTY LAWS WHERE APPLICABLE. THIS TABLE INCLUDES PERCENTAGE OWNERSHIP DATA REFLECTING OWNERSHIP BOTH BEFORE AND AFTER CONSUMMATION OF THE MERGER.

                                                      NUMBER OF SHARES          PERCENTAGE OF SHARES
                                                     BENEFICIALLY OWNED          BENEFICIALLY OWNED
                                                  -------------------------   -------------------------
                                                  BEFORE THE    AFTER THE     BEFORE THE    AFTER THE
                                                   MERGERS       MERGERS       MERGERS       MERGERS
NAMES OF BENEFICIAL OWNER(1)                        (APEX)     (AEGEAN SEA)     (APEX)     (AEGEAN SEA)
----------------------------                      ----------   ------------   ----------   ------------
J. & W. Seligman & Co., Inc.(2).................  4,106,020      4,477,614       19.4%           10.5%
  100 Park Avenue, Eighth Floor
  New York, NY 10006
Alliance Capital Management L. P.(3)............  4,005,995      4,368,537       18.9            10.3
  1290 Avenue of the Americas
  New York, NY 10104
Capital Research & Management.(4)...............  1,285,000      1,401,292        6.1             3.3
  333 South Hope Street, 55th Floor
  Los Angeles, CA 90071
Kevin J. Hafer(5)...............................    627,943      1,229,477        2.9             2.9
Samuel F. Saracino(6)...........................     82,850        172,135          *               *
Barry L. Harmon(7)..............................     68,750        156,759          *               *
C. David Perry(8)...............................     27,975        112,294          *               *
William McAleer(9)..............................     29,000         31,624          *               *
Franz Fichtner(10)..............................     26,000         28,353          *               *
Edwin L. Harper(11).............................     22,400         24,427          *               *
All directors and executive officers as a group
  (7 persons) (12)..............................    884,918      1,755,069        4.1             4.1

------------------------

*   Less than 1%.

(1) Except as set forth herein the address of the directors and executive officers set forth in the table is the address of Apex Inc., 9911 Willows Road, N.E., Redmond, Washington 98052.

(2) Based on a Schedule 13G/A filed with the SEC on February 14, 2000.

(3) Based on a Schedule 13G/A filed with the SEC on February 14, 2000.

(4) Based on a Schedule 13G filed with the SEC on February 11, 2000.

(5) Includes 318,678 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $6.54 per share. Also includes 5,100 shares owned by an irrevocable trust for the benefit of Mr. Hafer's children, and 61 shares owned by Mr. Hafer as custodian under various Uniform Transfer to Minors Accounts for the benefit of his nieces and nephews, and Mr. Hafer disclaims beneficial ownership of all such 5,161 shares.

(6) Includes 76,250 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $14.94 per share. Also includes 5,100 shares owned by an irrevocable trust for the benefit of Mr. Hafer's children, of which Mr. Saracino is trustee, and Mr. Saracino disclaims beneficial ownership of all such 5,100 shares.

(7) Includes 68,750 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $17.33 per share.

(8) Includes 26,250 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $16.75 per share.

(9) Includes 23,500 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $3.02 per share.

(10) Includes 26,000 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $14.94 per share.

(11) Includes 21,500 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $2.31 per share.

(12) Includes 560,928 shares of Apex common stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $9.57 per share. See Notes (2), (3),
    (4), (5), (6), (7) and (8) above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CYBEX

    The following table sets forth as of March 22, 2000, certain information with respect to the beneficial ownership of the common stock as to:

    - each person known by Cybex to own beneficially more than 5% of the outstanding shares of its common stock

    - Cybex's Chief Executive Officer and each of Cybex's other six most highly compensated executive officers during fiscal year 1999

    - each of its directors

    - all of its directors and executive officers as a group

    UNLESS OTHERWISE INDICATED BELOW, EACH PERSON OR ENTITY NAMED BELOW HAS AN ADDRESS IN CARE OF CYBEX'S PRINCIPAL EXECUTIVE OFFICES. BENEFICIAL OWNERSHIP IS DETERMINED IN ACCORDANCE WITH THE RULES OF THE SEC. SHARES OF COMMON STOCK SUBJECT TO OPTIONS THAT ARE PRESENTLY EXERCISABLE OR EXERCISABLE WITHIN 60 DAYS OF MARCH 22, 2000 ARE DEEMED OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF THE PERSON OR ENTITY HOLDING THE OPTIONS, BUT ARE NOT TREATED AS OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON OR ENTITY. THE NUMBERS REFLECTED IN THE PERCENTAGE OWNERSHIP COLUMNS ARE BASED ON 19,345,605 SHARES OF CYBEX COMMON STOCK OUTSTANDING AS OF MARCH 22, 2000 AND THE

ASSUMPTION THAT 42,473,570 SHARES OF AEGEAN SEA COMMON STOCK WILL BE OUTSTANDING AFTER THE MERGERS. UNLESS OTHERWISE INDICATED BELOW, THE PERSONS AND ENTITIES NAMED IN THE TABLE HAVE SOLE VOTING AND SOLE INVESTMENT POWER WITH RESPECT TO ALL SHARES BENEFICIALLY OWNED, SUBJECT TO COMMUNITY PROPERTY LAWS WHERE APPLICABLE. THIS TABLE INCLUDES PERCENTAGE OWNERSHIP DATA REFLECTING OWNERSHIP BOTH BEFORE AND AFTER CONSUMMATION OF THE MERGER.

                                                       NUMBER OF SHARES             PERCENTAGE OF SHARES
                                                    BENEFICIALLY OWNED(1)            BENEFICIALLY OWNED
                                                 ----------------------------   ----------------------------
                                                 BEFORE THE       AFTER THE     BEFORE THE       AFTER THE
                                                  MERGERS          MERGERS       MERGERS          MERGERS
NAME OF BENEFICIAL OWNER                          (CYBEX)        (AEGEAN SEA)    (CYBEX)        (AEGEAN SEA)
------------------------                         ----------      ------------   ----------      ------------
FMR Corporation(2).............................  1,250,250         1,250,250         6.46%            2.94%
  82 Devonshire Street
    Boston, MA 02109
Stephen F. Thornton(3).........................  1,189,360         1,189,360         6.11             2.79
Remigius G. Shatas(4)..........................    954,811           954,811         4.93             2.25
Gary R. Johnson(5).............................    114,375           114,375            *                *
David S. Butler(6).............................    231,461           231,461            *                *
R. Byron Driver(7).............................     62,220            62,220            *                *
Doyle C. Weeks(8)..............................     64,569            64,569            *                *
Douglas E. Pritchett(9)........................     32,325            32,325            *                *
John R. Cooper(10).............................     14,625            14,625            *                *
Christopher L. Thomas(11)......................     92,250            92,250            *                *
Victor Odryna..................................          0                 0            *                *
Kieran MacSweeney(12)..........................     44,112            44,112            *                *
All executive officers and directors as a group
  (9 persons)(13)..............................  2,800,108         2,800,108        14.12             6.52

------------------------

*   Less than 1%.

(1) The number of shares set forth in the table reflects the 3-for-2 stock split effected by Cybex on February 18, 2000 as a 50% stock dividend.

(2) Based on a Schedule 13G/A filed with the SEC on February 11, 2000.

(3) Includes (i) 604,944 shares owned directly by Stephen F. Thornton;
    (ii) 231,139 shares owned by Judy Thornton, his wife; and (iii) 239,250 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power; and (iv) 114,027 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(4) Includes (i) 506,404 shares owned directly by Remigius G. Shatas;
    (ii) 7,593 shares owned by his wife; (iii) 75,937 shares held by Mr. Shatas's minor child, (iv) 337,500 shares held by Shatas Partners, Ltd., of which Mr. Shatas is a general partner and as to which he may be deemed to share voting and investment power; and (v) 27,377 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(5) Includes (i) 73,125 shares owned directly by Gary R. Johnson; and
    (ii) 41,250 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(6) Includes (i) 163,927 shares owned directly by David S. Butler; (ii) 7,498 shares held by him in his 401(k) Plan; (iii) 225 shares owned by Electronic Manufacturer's Associates; (iv) 27,000 shares owned by his wife; and
    (iv) 32,811 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(7) Includes (i) 30,552 shares owned directly by R. Byron Driver; (ii) 168 shares owned by his wife; and (iii) 31,500 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(8) Includes 64,569 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(9) Includes (i) 2,700 shares owned directly by Douglas E. Pritchett;
    (ii) 6,975 shares held by him in his IRA; (iii) 150 shares held by Mr. Pritchett's minor child, and (iv) 22,500 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(10) Includes (i) 1,500 shares held by him in his IRA; and (ii) 13,125 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(11) Includes 92,250 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(12) Includes 44,000 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

(13) Includes 483,409 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2000.

                            MANAGEMENT OF AEGEAN SEA

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth information regarding the individuals who will serve as executive officers and directors of Aegean Sea subsequent to the mergers:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Stephen F. Thornton.......................  60         Director, Chairman of the Board of
                                                       Directors, Chief Executive Officer and
                                                       President

Doyle C. Weeks............................  54         Director, Executive Vice President, Group
                                                       Operations and Business Development

R. Byron Driver...........................  59         Senior Vice President, Operations and
                                                       Chief Operating Officer

Barry L. Harmon...........................  46         Director, Senior Vice President, West
                                                       Coast Operations

Gary R. Johnson...........................  50         Senior Vice President, Sales and Marketing

Kieran MacSweeney.........................  42         Managing Director of International
                                                       Operations

Victor Odryna.............................  42         Senior Vice President, Corporate Strategic
                                                       Marketing

C. David Perry............................  44         Vice President, OEM Sales

Douglas E. Pritchett......................  43         Senior Vice President, Finance, Chief
                                                       Financial Officer, Treasurer and Assistant
                                                       Secretary

Samuel F. Saracino........................  48         Senior Vice President, Legal and Corporate
                                                       Affairs, General Counsel, and Secretary

Christopher L. Thomas.....................  44         Senior Vice President, Engineering

John R. Cooper............................  52         Director

A current non-employee director of Apex to
  be named prior to effectiveness of
  registration statement..................  --         Director

A current non-employee director of Apex to
  be named prior to effectiveness of
  registration statement..................  --         Director

    STEPHEN F. THORNTON has been Chairman of the Board of Cybex since 1987 and President and Chief Executive Officer of Cybex since 1984. From 1981 to 1984, Mr. Thornton was President of Schiller Industries, an ultra precision machining, specialty cable and laser scanning company in the aerospace industry.

    DOYLE C. WEEKS has been Executive Vice President--Group Operations and Business Development of Cybex since August 1998. Mr. Weeks served as Senior Vice President--Finance, Chief Financial Officer, and Treasurer of Cybex from 1995 to August 1998 and as Assistant Secretary of Cybex during 1998. Prior to joining Cybex, Mr. Weeks served as Vice President--Finance, Chief Financial Officer and Treasurer of Phoenix Microsystems, Inc., which designs, manufactures, markets and distribute telecommunication test equipment, from 1985 to 1994 and a member of the Board of Phoenix Microsystems, Inc. during 1994.

    R. BYRON DRIVER has been employed by Cybex since 1992 and was elected Senior Vice President--Operations and Chief Operating Officer in 1995. From 1985 to 1992, he was Vice President of Astrocom Corporation, a data communications company. From 1982 to 1985, Mr. Driver was vice president of Complexx
Systems, Inc., which was acquired by Astrocom Corporation in 1985.

    BARRY L. HARMON has been Vice President, Chief Financial Officer and Treasurer of Apex since January 1999. In January 2000, Mr. Harmon was appointed Chief Operating Officer of Apex, in addition to his duties as Chief Financial Officer and Treasurer of Apex. From February 1992 to January 1999, Mr. Harmon was employed at Electro Scientific Industries, Inc., a manufacturer of semi-conductor fabrication equipment, and served as Vice President and Chief Financial Officer from January 1994 to January 1995, and as Senior Vice President and Chief Financial Officer from January 1995 to January 1999. Prior to 1992, Mr. Harmon spent six years with Citibank Global Private Bank as a Divisional Controller and Chief Financial Officer. Mr. Harmon also worked for Arthur Andersen LLP for seven years, serving as an Audit Manager for three years.

    GARY R. JOHNSON has been Senior Vice President of Sales and Marketing of Cybex since April 1997, was formerly Vice President of Sales Channel Development of Cybex from March 1996 to March 1997. From May 1986 to February 1996, he was the owner of Sales and Marketing Solutions, Inc., a consulting firm specializing in product marketing and establishing distribution channels.

    KIERAN MACSWEENEY has been Managing Director of International Operations since joining Cybex in October 1996. From January 1992 to October 1996,
Mr. MacSweeney was general manager of the European distribution facility of Maidenform International Ltd., a maker of women's apparel.

    VICTOR ODRYNA was appointed Senior Vice President of Corporate Strategic Marketing for Cybex in March 2000. Mr. Odryna was founder and Chief Executive Officer of PixelVision Technology Inc. from 1991--October of 1999 when PixelVision was acquired by Cybex. From 1989 to 1991, Mr. Odryna served as Senior Consulting Engineer for Graphics and Display Technology at Hewlett-Packard Corporation, a developer and producer of engineering workstations. From 1983 to 1989 he was employed by Apollo Computer, which was acquired by Hewlett-Packard. As Senior Consulting Engineer for Graphics and Display Technology, Mr. Odryna received both a BSEE degree and MSCS degree from the University of Connecticut.

    C. DAVID PERRY has been Vice President of Worldwide Sales of Apex since November 1998. From March 1997 through September 1998, he served as Vice President of Sales--Commercial Division of Acer America Corporation, a manufacturer and seller of computer hardware. Mr. Perry was employed by Texas Instruments from 1979 until March 1997 and served as Director of North American channel sales for Texas Instruments, a computer hardware manufacturer, from 1993 until 1997.

    DOUGLAS E. PRITCHETT has been Senior Vice President--Finance, Chief Financial Officer, Treasurer and Assistant Secretary of Cybex since
September 1998. Prior to joining Cybex as an executive officer, Mr. Pritchett was Chief Financial Officer of Barber Dairies, Inc., a regional dairy, from 1992 to 1998 and a Partner with Coopers & Lybrand L.L.P. (predecessor of PricewaterhouseCoopers LLP) from 1987 to 1992.

    SAMUEL F. SARACINO has been Vice President of Business Development and General Counsel of Apex since February 1998, and Secretary of Apex since March 1998. From January 1984 to February 1998, Mr. Saracino was a Partner at the Seattle law firm of Davis Wright Tremaine LLP.

    CHRISTOPHER L. THOMAS served as Engineering Product Manager for Cybex from February 1995 to March 1996, Vice President of Engineering of Cybex from
March 1996 to April 1997 and currently serves as Senior Vice President of Engineering of Cybex. Prior to joining Cybex, Mr. Thomas served from 1993 to 1995 as Vice President of Technology for Max Vision, a company specializing in medical imaging systems. Mr. Thomas was employed by Intergraph, a graphics workstations company, from 1978 to 1993.

    JOHN R. COOPER has been Vice President--Finance and Chief Financial Officer of ADTRAN, Inc., a company that designs, develops, manufacturers, markets and services a broad range of high-speed digital transmission products utilized by telephone companies and corporate end-users to implement advanced digital data services over existing telephone networks. Prior to 1996, Mr. Cooper was President of Sauty Group, a business consulting firm specializing in accounting and finance, from 1995 to 1996 and a Partner with Coopers & Lybrand LLP (predecessor of PricewaterhouseCoopers LLP) from 1991 to 1995.

CLASSIFIED BOARD

    The Aegean Sea certificate of incorporation and bylaws provide for a board of directors of seven members consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of Aegean Sea's board of directors is elected each year. Directors are elected for three-year terms, except that the terms of the initial Class I directors will expire at the first annual meeting following the mergers, the terms of the initial Class II directors shall expire at the second annual meeting following the mergers and the terms of the initial Class III directors will expire at the third annual meeting following the mergers. The classification of directors will be determined prior to effectiveness of this registration statement.

    Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the Aegean Sea directors, officers or key employees.

AUDIT COMMITTEE

    Aegean Sea has established an audit committee, which will include John R. Cooper and another non-employee director to be named prior to the effectiveness of this registration statement. The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee will include John R. Cooper and two other non-employee directors to be named prior to the effectiveness of this registration statement. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. Stephen F. Thornton, our President, Chief Executive Officer and a member of our board of directors, will participate in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that he will be excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

DIRECTOR COMPENSATION

    Aegean Sea reimburses each member of its board of directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of the Aegean Sea board of directors currently receives any additional cash compensation for serving as a member of the board, although Aegean Sea anticipates paying outside directors a cash fee for their service on the Aegean Sea board. The board of directors has discretion to grant options to directors under Aegean Sea's option plans.

LIMITATION ON DIRECTORS' LIABILITY AND INDEMNIFICATION

    The Aegean Sea certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

    - any breach of their duty of loyalty to the corporation or its stockholders

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

    - unlawful payments of dividends or unlawful stock repurchases or redemptions

    - any transaction from which the director derived an improper personal benefit

    This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Aegean Sea certificate of incorporation and bylaws provide that Aegean Sea will indemnify its directors and executive officers and other corporate agents to the fullest extent permitted by law. We believe that indemnification under the Aegean Sea bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification.

    We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Aegean Sea, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                          DESCRIPTION OF CAPITAL STOCK

    Upon completion of the mergers, Aegean Sea will be authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of undesignated preferred stock, $0.001 par value. Immediately after the mergers, based on shares of Apex and Cybex common stock outstanding as of March 3, 2000 in the case of Apex and as of March 22, 2000 in the case of Cybex, we estimate that there will be approximately 42,473,570 shares of Aegean Sea common stock outstanding, 5,345,406 shares of Aegean Sea common stock will be issuable upon exercise of outstanding options assuming there are no additional option grants after March 31, 2000 and no shares of Aegean Sea preferred stock will be issued and outstanding. Upon completion of the mergers, the Aegean Sea certificate of incorporation or bylaws will contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of Aegean Sea unless such takeover or change in control is approved by our board of directors.

COMMON STOCK

    Holders of Aegean Sea common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Aegean Sea common stock do not have cumulative voting rights, and therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. If this occurs, the holders of the remaining shares will not be able to elect any directors.

    Holders of Aegean Sea common stock are entitled to receive any dividends that our board of directors may declare from funds legally available for distribution. Aegean Sea has never declared or paid cash dividends on our capital stock and expects to retain future earnings, if any, for use in the operation and expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. In addition, Aegean Sea may in the future enter into agreements with lenders that could prohibit our paying cash dividends.

    In the event of liquidation, dissolution or winding up of Aegean Sea, the holders of common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

    Effective upon the closing of the mergers, Aegean Sea will be authorized to issue 5,000,000 shares of undesignated preferred stock. The Aegean Sea board of directors has the authority without any further stockholder vote to issue the preferred stock in one or more series and to fix the price and rights of the preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Aegean Sea. It could also adversely affect the market price of Aegean Sea common stock and the voting and other rights of the holders of Aegean Sea common stock. Aegean Sea has no current plans to issue any shares of preferred stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE CHARTER DOCUMENTS

    Some of the provisions of the Aegean Sea certificate of incorporation and bylaws could make the following more difficult:

    - acquisition of Aegean Sea by means of a tender offer

    - acquisition of Aegean Sea by means of a proxy contest or otherwise

    - the removal of Aegean Sea's incumbent officers and directors

    These provisions, summarized below, are generally expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Aegean Sea to first negotiate with our board. Aegean Sea believes that the benefits of increased protection resulting from our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Aegean Sea outweigh the disadvantages of discouraging these proposals because we believe that the negotiation of these proposals could result in an improvement of their terms.

    ELECTION AND REMOVAL OF DIRECTORS

    The Aegean Sea board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by Aegean Sea stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Aegean Sea because it generally makes it more difficult for stockholders to replace a majority of the directors. See "MANAGEMENT OF AEGEAN SEA--CLASSIFIED BOARD" for a further discussion of the structure of the board of directors. In addition, the Aegean Sea certificate of incorporation provides that any director, or the entire board of directors, may only be removed from office for cause and upon the affirmative vote of the holders of at least a majority of the voting power of outstanding voting shares. Vacancies may only be filled by the remaining members of the board, not by a vote of stockholders.

    STOCKHOLDER MEETINGS

    The Aegean Sea bylaws provide that only the board of directors, the chairman of the board, the president and chief executive officer may call special meetings of stockholders.

    REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND
     PROPOSALS

    The Aegean Sea bylaws will contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

    NO CUMULATIVE VOTING

    Our certificate of incorporation and bylaws will not provide for cumulative voting in the election of directors.

    UNDESIGNATED PREFERRED STOCK

    The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Aegean Sea. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Aegean Sea.

    AMENDMENT OF CHARTER PROVISIONS

    The amendment of the above provisions relating to the election and removal of directors and stockholder meetings will require approval by holders of at least 66 2/3% of the outstanding common stock.

EFFECT OF DELAWARE ANTITAKEOVER STATUTE

    Aegean Sea is subject to Section 203 of the Delaware General Corporation Law which regulates corporate acquisitions. Section 203 generally prevents Delaware corporations, including those whose securities are listed for trading on the Nasdaq National Market, from engaging in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. A business combination includes, among other things, a merger or consolidation involving Aegean Sea and the interested stockholder and the sale of more than 10% of our assets. Generally, an interested stockholder is any entity or person beneficially owning 15% or more of Aegean Sea's outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certification of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. Aegean Sea has not opted out of Section 203.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services, L.L.C. and can be contacted by phone at (800) 610-3775.

                                 LEGAL OPINION

    The validity of the shares of Aegean Sea common stock offered by this joint proxy statement/ prospectus will be passed upon for Aegean Sea by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Kirkland, Washington.

                                    EXPERTS

    The financial statements of Apex as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 incorporated by reference into this joint proxy statement/ prospectus are incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Cybex as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, incorporated by reference in this joint proxy statement/prospectus are incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

    The 2000 annual meeting of the shareholders of Apex will only be held if the mergers are not completed as contemplated by the merger agreement. In order for Apex shareholders to present proper proposals for inclusion in Apex's proxy statement and for consideration at the 2000 annual meeting of shareholders, if one is held, such proposals must have been submitted by January 25, 2000.

    The 2000 annual meeting of the shareholders of Cybex will only be held if the mergers are not completed as contemplated by the merger agreement. In order for Cybex shareholders to present proper proposals for inclusion in Cybex's proxy statement and for consideration at the 2000 annual meeting of shareholders, if one is held, such proposals must be received by Cybex by June 1, 2000.

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE AEGEAN SEA COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED IN THIS DOCUMENT BY REFERENCE OR IN ITS AFFAIRS SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO CYBEX AND ITS SUBSIDIARIES WAS PROVIDED BY CYBEX. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO APEX WAS PROVIDED BY APEX.

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                                   APEX INC.
                                AEGEAN SEA INC.
                                      AND
                      CYBEX COMPUTER PRODUCTS CORPORATION
                           DATED AS OF MARCH 8, 2000

                                                                         ANNEX A

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
ARTICLE I THE PLAN OF REORGANIZATION................................................     A-2

  1.1                   The Organization of Newco, Apex Sub and Cybex Sub...........     A-2
  1.2                   The Apex Merger.............................................     A-2
  1.3                   The Cybex Merger............................................     A-2
  1.4                   Cancellation of Apex-Owned and Cybex-Owned Shares...........     A-2
  1.5                   Adjustments for Capital Changes.............................     A-3
  1.6                   Dissenting Shares...........................................     A-3
  1.7                   Fractional Shares...........................................     A-4
  1.8                   Apex Options and ESPP.......................................     A-4
  1.9                   Cybex Options...............................................     A-5
  1.10                  Newco Plans.................................................     A-5
  1.11                  Effective Time; Effects of the Merger.......................     A-5
  1.12                  Exchange of Certificates....................................     A-6
  1.13                  Assumption of Options.......................................     A-8
  1.14                  The Closing.................................................     A-8
  1.15                  Tax and Accounting Consequences.............................     A-9
  1.16                  Registration of Newco Common Stock..........................     A-9
  1.17                  Taking of Necessary Action; Further Action..................     A-9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF CYBEX..................................     A-9

  2.1                   Organization of Cybex.......................................     A-9
  2.2                   Cybex Capital Structure.....................................    A-10
  2.3                   Obligations With Respect to Capital Stock...................    A-10
  2.4                   Authority...................................................    A-11
  2.5                   SEC Filings; Cybex Financial Statements.....................    A-11
  2.6                   Absence of Certain Changes or Events........................    A-12
  2.7                   Taxes.......................................................    A-13
  2.8                   Cybex Intellectual Property.................................    A-14
  2.9                   Compliance; Permits; Restrictions...........................    A-16
  2.10                  Litigation..................................................    A-16
  2.11                  Brokers' and Finders' Fees..................................    A-16
  2.12                  Employee Benefit Plans......................................    A-16
  2.13                  Absence of Liens and Encumbrances...........................    A-20
  2.14                  Environmental Matters.......................................    A-21
  2.15                  Labor Matters...............................................    A-22
  2.16                  Agreements, Contracts and Commitments.......................    A-22
  2.17                  Statements; Proxy Statement/Prospectus......................    A-23
  2.18                  Board Approval..............................................    A-24
  2.19                  State Takeover Statutes.....................................    A-24
  2.20                  Fairness Opinion............................................    A-24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF APEX..................................    A-25

  3.1                   Organization of Apex........................................    A-25
  3.2                   Apex Capital Structure......................................    A-25
  3.3                   Obligations With Respect to Capital Stock...................    A-26

                                                                                        PAGE
                                                                                      --------
  3.4                   Authority...................................................    A-26
  3.5                   SEC Filings; Apex Financial Statements......................    A-27
  3.6                   Absence of Certain Changes or Events........................    A-28
  3.7                   Taxes.......................................................    A-28
  3.8                   Apex Intellectual Property..................................    A-29
  3.9                   Compliance; Permits; Restrictions...........................    A-30
  3.10                  Litigation..................................................    A-31
  3.11                  Brokers' and Finders' Fees..................................    A-31
  3.12                  Employee Benefit Plans......................................    A-31
  3.13                  Absence of Liens and Encumbrances...........................    A-34
  3.14                  Environmental Matters.......................................    A-35
  3.15                  Labor Matters...............................................    A-36
  3.16                  Agreements, Contracts and Commitments.......................    A-36
  3.17                  Statements; Proxy Statement/Prospectus......................    A-38
  3.18                  Board Approval..............................................    A-38
  3.19                  State Takeover Statutes.....................................    A-38
  3.20                  Fairness Opinion............................................    A-38

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME......................................    A-38

  4.1                   Conduct of Business.........................................    A-38

ARTICLE V ADDITIONAL AGREEMENTS.....................................................    A-41

                        Proxy Statement/Prospectus; Registration Statement; Other
  5.1                     Filings...................................................    A-41
  5.2                   Meetings of Shareholders....................................    A-41
  5.3                   Access to Information; Confidentiality......................    A-43
  5.4                   No Solicitation.............................................    A-44
  5.5                   Public Disclosure...........................................    A-47
  5.6                   Legal Requirements..........................................    A-47
  5.7                   Third Party Consents........................................    A-47
  5.8                   FIRPTA......................................................    A-47
  5.9                   Notification of Certain Matters.............................    A-47
  5.10                  Commercially Reasonable Efforts and Further Assurances......    A-47
  5.11                  Form S-8....................................................    A-48
  5.12                  Indemnification.............................................    A-48
  5.13                  Tax-Free Reorganization.....................................    A-49
  5.14                  NASDAQ Listing..............................................    A-49
  5.15                  Cybex Affiliate Agreement...................................    A-49
  5.16                  Apex Affiliate Agreement....................................    A-49
  5.17                  Regulatory Filings; Reasonable Efforts......................    A-49
  5.18                  Termination of 401(k) Plans.................................    A-49
  5.19                  Board of Directors of Newco After the Effective Time........    A-50
  5.20                  Headquarters; Officers of Apex After the Effective Time.....    A-50

ARTICLE VI CONDITIONS TO THE MERGER.................................................    A-51

                        Conditions to Obligations of Each Party to Effect the
  6.1                     Merger....................................................    A-51
  6.2                   Additional Conditions to Obligations of Cybex...............    A-51
  6.3                   Additional Conditions to the Obligations of Apex............    A-52

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.......................................    A-52

  7.1                   Termination.................................................    A-52

                                                                                        PAGE
                                                                                      --------
  7.2                   Notice of Termination; Effect of Termination................    A-54
  7.3                   Fees and Expenses...........................................    A-54
  7.4                   Amendment...................................................    A-56
  7.5                   Extension; Waiver...........................................    A-56

ARTICLE VIII GENERAL PROVISIONS.....................................................    A-56

  8.1                   Non-Survival of Representations and Warranties..............    A-56
  8.2                   Notices.....................................................    A-56
  8.3                   Interpretation; Knowledge...................................    A-57
  8.4                   Counterparts................................................    A-58
  8.5                   Entire Agreement............................................    A-58
  8.6                   Severability................................................    A-58
  8.7                   Other Remedies; Specific Performance........................    A-58
  8.8                   Governing Law...............................................    A-58
  8.9                   Rules of Construction.......................................    A-58
  8.10                  Assignment..................................................    A-58
  8.11                  WAIVER OF JURY TRIAL........................................    A-58

                               INDEX OF EXHIBITS


Exhibit A                    Apex Voting Agreement
Exhibit B                    Cybex Voting Agreement
Exhibit C                    Cybex Affiliate Agreement
Exhibit D                    Apex Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of March 8, 2000 among Apex Inc., a Washington corporation ("APEX"), Aegean Sea Inc., a Delaware corporation ("NEWCO"), and Cybex Computer Products Corporation, an Alabama corporation ("CYBEX").

                                    RECITALS

    A. The parties intend that, subject to the terms and conditions of this Agreement, Apex and Cybex will each become a subsidiary of a new Delaware corporation referred to herein as Newco which has been formed by Apex solely for the purpose of the transactions contemplated hereunder (the "MERGER"). To effect the Merger, (i) Newco will form two new corporations, a Washington corporation ("APEX SUB") and an Alabama corporation ("CYBEX SUB"), as wholly-owned subsidiaries of Newco, (ii) Apex Sub will merge with and into Apex, with Apex to be the surviving corporation of such merger (the "APEX MERGER"), and
(iii) Cybex Sub will merge with and into Cybex, with Cybex to be the surviving corporation of such merger (the "CYBEX MERGER"), all pursuant to the terms and conditions of this Agreement, the Plans of Merger prepared in accordance with Washington Law (as defined below) and Alabama Law (as defined below), respectively (the "PLANS OF MERGER"), and the applicable provisions of the Washington Business Corporation Act ("WASHINGTON LAW") and the Alabama Business Corporation Act ("ALABAMA LAW"). Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of Apex and all of the outstanding shares of capital stock of Cybex will be converted into shares of Common Stock of Newco, $0.001 par value per share (the "NEWCO COMMON STOCK"). Newco will assume all outstanding options, warrants and rights to purchase shares of Common Stock of both Apex and Cybex, as provided in this Agreement and the Plans of Merger. The Newco Common Stock issued in the Merger will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Newco registration statement.

    B. The Board of Directors of Apex (i) has determined that the Apex Merger is consistent with and in furtherance of the long-term business strategy of Apex and fair to and in the best interests of, Apex and its shareholders, (ii) has approved this Agreement, the Apex Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Apex Merger by the shareholders of Apex.

    C. The Board of Directors of Cybex (i) has determined that the Cybex Merger is consistent with and in furtherance of the long-term business strategy of Cybex and fair to and in the best interests of, Cybex and its shareholders,
(ii) has approved this Agreement, the Cybex Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Cybex Merger by the shareholders of Cybex.

    D. Concurrently with the execution of this Agreement, and as a condition and inducement to Apex's and Cybex's willingness to enter into this Agreement, certain affiliates of Apex shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "APEX VOTING AGREEMENTS"), and certain affiliates of Cybex shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the "CYBEX VOTING AGREEMENTS" and, collectively with the Apex Voting Agreements, the "VOTING AGREEMENTS").

    E. Apex and Cybex desire to make certain representations and warranties and other agreements in connection with the Merger.

    F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    G. It is also intended by the parties hereto that the Merger shall be accounted for using the purchase method of accounting.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                           THE PLAN OF REORGANIZATION

    1.1 THE ORGANIZATION OF NEWCO, APEX SUB AND CYBEX SUB. Apex has formed Newco under the laws of the State of Delaware for the purposes of the transactions contemplated by this Agreement. Newco currently has no outstanding securities and will not issue any securities prior to the Effective Time (as defined in Section 1.11 below), will conduct no business or operations, will have no assets and will enter into no agreements or obligations except as required or contemplated by this Agreement or necessary to perform its obligations hereunder. As soon as practicable after the date of this Agreement, Newco shall form a wholly-owned subsidiary named Apex Sub, Inc. under Washington Law and a wholly-owned subsidiary named Cybex Sub, Inc. under Alabama Law.

    1.2 THE APEX MERGER. Subject to the terms and conditions of this Agreement, and simultaneously with the Cybex Merger, Newco will cause Apex Sub to execute and deliver a Plan of Merger (the "APEX PLAN OF MERGER") providing for the Apex Merger, with Apex being the surviving corporation upon the effectiveness of the Apex Merger and thereby becoming a wholly-owned subsidiary of Newco, pursuant to this Agreement and the Apex Plan of Merger and in accordance with applicable provisions of Washington Law as follows:

        (a) CONVERSION OF APEX SHARES. Except as provided in Sections 1.4, 1.6(a) and 1.7, each share of the Common Stock of Apex, no par value ("APEX COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time (as defined below) will by virtue of the Apex Merger and at the Effective Time, and without any further action on the part of Apex, Newco or any holder of Apex Common Stock, be cancelled and extinguished and automatically converted into 1.0905 shares (the "APEX APPLICABLE RATIO") of validly issued, fully paid and nonassessable Newco Common Stock.

    1.3 THE CYBEX MERGER. Subject to the terms and conditions of this Agreement, and simultaneously with the Apex Merger, Newco will cause Cybex Sub to execute and deliver a Plan of Merger (the "CYBEX PLAN OF MERGER") providing for the Cybex Merger, with Cybex being the surviving corporation upon the effectiveness of the Cybex Merger and thereby becoming a wholly-owned subsidiary of Newco, pursuant to this Agreement and the Cybex Plan of Merger and in accordance with applicable provisions of Alabama Law as follows:

        (a) CONVERSION OF CYBEX SHARES. Except as provided in Sections 1.4, 1.6(b) and 1.7, each share of Common Stock of Cybex, $0.001 par value per share ("CYBEX COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time (as defined below) will by virtue of the Cybex Merger and at the Effective Time, and without any further action on the part of Cybex, Newco or any holder of Cybex Common Stock, be cancelled and extinguished and automatically converted into 1.0000 share of validly issued, fully paid and nonassessable Newco Common Stock (the "CYBEX APPLICABLE RATIO" and collectively with the Apex Applicable Ratio, the "APPLICABLE RATIOS").

    1.4 CANCELLATION OF APEX-OWNED AND CYBEX-OWNED SHARES. Each share of Cybex Common Stock which is, immediately prior to the Effective Time, held in the treasury of Cybex, held by Apex or Newco or held by any direct or indirect wholly-owned subsidiary of Newco, Apex or Cybex and each share of Apex Common Stock which is, immediately prior to the Effective Time, held in the treasury of Apex, held by Cybex or Newco or held by any direct or indirect wholly-owned subsidiary of Newco, Cybex or Apex shall be canceled and extinguished without any conversion thereof.

    1.5 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, either Apex or Cybex recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Applicable Ratios will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Apex Common Stock and the holders of the Cybex Common Stock in Newco securities.

    1.6  DISSENTING SHARES.

        (a)  APEX SHAREHOLDERS' DISSENTERS' RIGHTS.

           (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Apex Common Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Washington Law and who, as of the Effective Time of the Merger, has not effectively withdrawn or lost such dissenters' rights ("APEX DISSENTING SHARES"), shall not be converted into or represent a right to receive Newco Common Stock, but the holder thereof shall only be entitled to such rights as are granted by Washington Law.

           (ii) Notwithstanding the provisions of subsection (a), if any holder of Apex Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Newco Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

           (iii) Apex shall give Cybex (A) prompt notice of any written demand for payment received by Apex pursuant to the applicable provisions of Washington Law and (B) the opportunity to participate in all negotiations and proceedings with respect to such demands. Apex shall not, except with the prior written consent of Cybex, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

           (iv) Apex Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of Apex pursuant to Washington Law, shall be canceled.

        (b)  CYBEX SHAREHOLDERS' DISSENTERS' RIGHTS.

           (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Cybex Common Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Alabama Law and who, as of the Effective Time of the Merger, has not effectively withdrawn or lost such dissenters' rights ("CYBEX DISSENTING SHARES"), shall not be converted into or represent a right to receive Newco Common Stock, but the holder thereof shall only be entitled to such rights as are granted by Alabama Law.

           (ii) Notwithstanding the provisions of subsection (a), if any holder of Cybex Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Newco Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

           (iii) Cybex shall give Apex (A) prompt notice of any written demand for payment received by Cybex pursuant to the applicable provisions of Alabama Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands.

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
       Cybex shall not, except with the prior written consent of Apex, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

           (iv) Cybex Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of Cybex pursuant to Alabama Law, shall be canceled.

    1.7 FRACTIONAL SHARES. No fractional shares of Newco Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Apex Common Stock and of Cybex Common Stock who would otherwise be entitled to receive a fraction of a share of Newco Common Stock will receive from the Exchange Agent (as hereinafter defined), at such time as such holder shall receive a certificate representing shares of Newco Common Stock as contemplated by Section 1.12, an amount of cash (rounded up to the nearest whole cent)
(a) in the case of Apex Common Stock, equal to the per share market value of Apex Common Stock (based on the average of the last sale prices of Apex Common Stock as quoted on the Nasdaq Stock Market ("NASDAQ") during the five day trading period ending on the day prior to Closing Date (as defined in Section 1.14) as reported in the Wall Street Journal) (the "APEX AVERAGE PRICE") multiplied by the fraction of a share of Newco Common Stock to which such holder would otherwise be entitled, divided by the Apex Applicable Ratio and (b) in the case of Cybex Common Stock, equal to the per share market value of Cybex Common Stock (based on the average of the last sale prices of Cybex Common Stock as quoted on NASDAQ during the five day trading period ending on the day prior to the Closing Date as reported in the Wall Street Journal) (the "CYBEX AVERAGE PRICE") multiplied by the fraction of a share of Newco Common Stock to which such holder would otherwise be entitled, divided by the Cybex Applicable Ratio. The fractional interests of each Apex shareholder and of each Cybex shareholder will be aggregated such that no Apex shareholder or Cybex shareholder will receive cash in an amount equal to or greater than the value of one full share of Newco Common Stock. Newco shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 1.7.

    1.8  APEX OPTIONS AND ESPP.

        (a) ASSUMPTION AND CONVERSION OF APEX OPTIONS. At the Effective Time, each of the then outstanding options to purchase shares of Apex Common Stock (collectively, the "APEX OPTIONS") (consisting of all outstanding options granted under the Apex Employee Stock Plan (the "APEX STOCK OPTION PLAN") (collectively, and with the Apex Stock Purchase Plan referred to in Section 1.8(b) below, the "APEX PLANS"), and any individual non-Plan options) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed and converted into an option to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of Apex Common Stock subject to such Apex Option at the Effective Time by the Apex Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such Apex Option immediately prior to the Effective Time divided by the Apex Applicable Ratio, rounded up to the nearest cent. If the foregoing calculation results in an assumed Apex Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exerciseability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Apex Options will be unchanged and all references in any option or warrant agreement governing such option to Apex shall be deemed to refer to Newco, where appropriate.

        (b) APEX STOCK PURCHASE PLAN. Upon the Effective Time, the Newco shall assume the Apex Employee Stock Purchase Plan (the "APEX STOCK PURCHASE PLAN") and each outstanding option held by Apex Employees (as defined in
    Section 3.12) who are then participating in the Apex Stock Purchase Plan (the "APEX STOCK PURCHASE PLAN OPTIONS"). Each Apex Stock Purchase Plan Option so assumed by Newco shall continue to have, and be subject to the same terms and conditions set forth in the Apex Stock Purchase Plan, except that the fair market value per share of Apex Common Stock at the beginning of each offering period in effect as of the Effective Time shall be equal to the fair market value per share of the Apex Common Stock at the beginning of each such offering period divided by the Apex Applicable Ratio, rounded up to the nearest whole cent. Apex and Newco shall take all action that may be necessary (under the Apex Stock Purchase Plan and otherwise) to effectuate the provisions of this
    Section 1.8(b) and to ensure that, from and after the Effective Time, holders of Apex Stock Purchase Plan Options and employees of Apex participating in the Apex Stock Purchase Plan after the Effective Time have no rights with respect to the Apex Stock Purchase Plan that are inconsistent with this Section 1.8(b).

    1.9  CYBEX OPTIONS.

        (a) ASSUMPTION AND CONVERSION OF CYBEX OPTIONS. At the Effective Time, each of the then outstanding options to purchase Cybex Common Stock (collectively, the "CYBEX OPTIONS") (consisting of all outstanding options granted under Cybex's 1995 Employee Stock Option Plan, 1998 Employee Stock Incentive Plan and 1995 Outside Director's Stock Option Plan (collectively the "CYBEX PLANS"), and any individual non-Plan options) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed and converted into an option to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of Cybex Common Stock subject to such Cybex Option at the Effective Time by the Cybex Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such Cybex Option immediately prior to the Effective Time divided by the Cybex Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed Cybex Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exerciseability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Cybex Options will otherwise be unchanged.

    1.10 NEWCO PLANS. Newco shall assume, effective as of the Effective Time, the Apex Stock Option Plan, the Apex Stock Purchase Plan, the Cybex 1995 Employee Stock Option Plan, the Cybex Employee Stock Incentive Plan and the Cybex 1995 Outside Director's Stock Option Plan and shall have reserved 3,472,878, 311,070, 1,398,062, 1,675,050, and 129,095 shares, respectively, for issuance thereunder (collectively, the "NEWCO PLANS"). Newco shall also reserve a sufficient number of shares of Newco Common Stock for issuance pursuant to the assumption of the Stock Rights (as defined in Section 5.11 below) provided for in Sections 1.8 and 1.9 above.

    1.11 EFFECTIVE TIME; EFFECTS OF THE MERGER. For purposes of this Agreement, the "EFFECTIVE TIME" shall mean the effective time and date that the Apex Plan of Merger and the Cybex Plan of Merger have been filed with the Secretary of State of the State of Washington and the Secretary of State of the State of Alabama in accordance with the relevant provisions of Washington Law and Alabama Law, respectively. At the Effective Time:

        (a) the separate existence of Apex Sub will cease and Apex Sub will be merged with and into Apex, with Apex being the surviving corporation of the Apex Merger (the "APEX SURVIVING CORPORATION"), pursuant to the terms of this Agreement and the Apex Plan of Merger;

        (b) the separate existence of Cybex Sub will cease and Cybex Sub will be merged with and into Cybex, with Cybex being the surviving corporation of the Cybex Merger (the "CYBEX SURVIVING CORPORATION"), pursuant to the terms of this Agreement and the Cybex Plan of Merger;

        (c) the Articles of Incorporation of Apex Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Apex Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation;

        (d) the Bylaws of Apex Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Apex Surviving Corporation until thereafter amended;

        (e) the Articles of Incorporation of Cybex Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Cybex Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation;

        (f) the Bylaws of Cybex Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Cybex Surviving Corporation until thereafter amended;

        (g) the directors and officers of Apex Sub immediately prior to the Effective Time will be the directors and officers of the Apex Surviving Corporation, until their respective successors are duly elected or appointed and qualified;

        (h) the directors and officers of Cybex Sub immediately prior to the Effective Time will be the directors and officers of the Cybex Surviving Corporation, until their respective successors are duly elected or appointed and qualified;

        (i) each share of the Common Stock of Apex Sub outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Apex Surviving Corporation and each stock certificate of Apex Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Apex Surviving Corporation;

        (j) each share of the Common Stock of Cybex Sub outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Cybex Surviving Corporation and each stock certificate of Cybex Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Cybex Surviving Corporation;

        (k) each share of Apex Common Stock, Cybex Common Stock, and each Stock Right outstanding immediately prior to the Effective Time will be converted or cancelled as provided in Sections 1.2, 1.3, 1.4, 1.8 and 1.9;

        (l) the Apex Plans and the Cybex Plans shall be assumed by Newco;

        (m) the Apex Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, Washington Law, including, without limiting the generality of the foregoing, and subject thereto, that at the Effective Time all the property, rights, privileges, powers and franchises of Apex and Apex Sub shall vest in the Apex Surviving Corporation, and all debts, liabilities and duties of Apex and Apex Sub shall become the debts, liabilities and duties of the Apex Surviving Corporation; and

        (n) the Cybex Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, Alabama Law, including, without limiting the generality of the foregoing, and subject thereto, that at the Effective Time all the property, rights, privileges, powers and franchises of Cybex and Cybex Sub shall vest in the Cybex Surviving Corporation, and all debts, liabilities and duties of Cybex and Cybex Sub shall become the debts, liabilities and duties of the Cybex Surviving Corporation.

    1.12  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "EXCHANGE AGENT") in the Merger. Promptly after the Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of Apex Common Stock and

    Cybex Common Stock, for exchange in accordance with this Agreement and the Plans of Merger, certificates representing the shares of Newco Common Stock (such shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to this Agreement and the Plans of Merger, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.7, in exchange for outstanding shares of Apex Common Stock and Cybex Common Stock.

        (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Cybex Common Stock or Apex Common Stock (including persons who purchase Apex Common Stock prior to the Effective Time upon exercise of Apex Options or Apex Stock Purchase Plan Options in accordance with Section 1.8 or who purchase Cybex Common Stock prior to the Effective Time upon exercise of Cybex Options in accordance with Section 1.9) which shall be converted into Newco Common Stock pursuant to Sections 1.2 or 1.3 (collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Apex and Cybex may reasonably specify) and
    (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement and the Plans of Merger, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Apex Common Stock or Cybex Common Stock which is not registered on the transfer records of Apex or Cybex, respectively, a certificate representing the proper number of shares of Newco Common Stock may be issued to a transferee if (i) the Certificate representing such Apex Common Stock or Cybex Common Stock is presented to the Exchange Agent, properly endorsed and accompanied by all documents required to evidence and effect such transfer and (ii) the persons requesting such exchange have paid to Newco or any agent designated by it any transfer or other taxes required by reason of such transfer or the Certificate representing such Apex Common Stock or Cybex Common Stock transferred is accompanied by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.12 and the Plans of Merger, each Certificate shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such shares of Apex Common Stock or Cybex Common Stock, as the case may be, shall have been so converted and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by Section 1.7, the Plans of Merger and the Washington Law or Alabama Law, as applicable.

        (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7 and the Plans of Merger, until the holder of record of such Certificate shall surrender such Certificate as provided in
    Section 1.12(b). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 1.7 and the Plans of Merger and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock.

        (d) NO FURTHER OWNERSHIP RIGHTS IN CYBEX COMMON STOCK AND APEX COMMON STOCK. All shares of Newco Common Stock issued upon the surrender for exchange of shares of Apex Common Stock and Cybex Common Stock in accordance with the terms of this Agreement, and the Plans of Merger (including any cash paid pursuant to Section 1.7 and Section 1.12(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Apex Common Stock and Cybex Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of (i) the Apex Surviving Corporation of the shares of Apex Common Stock, or (ii) the Cybex Surviving Corporation of the shares of Cybex Common Stock, in each case which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Apex Surviving Corporation or the Cybex Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I and the Plans of Merger.

        (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of Apex or Cybex six months after the Effective Time shall be delivered to Newco, upon demand, and any former shareholders of Apex or Cybex who have not theretofore complied with this Section 1.12 and the Plans of Merger shall thereafter look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock.

        (f) NO LIABILITY. Neither the Exchange Agent, Newco, Apex nor Cybex shall be liable to any holder of shares of Apex Common Stock, Cybex Common Stock or Newco Common Stock, as the case may be, for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Newco Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.7 and any dividends or distributions payable pursuant to Section 1.12(c); PROVIDED, HOWEVER, that Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Newco or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.13  ASSUMPTION OF OPTIONS.  Promptly after the Effective Time, Newco shall
(a) notify in writing each holder of a Stock Right (as defined in Section 5.11) of the assumption of such Stock Right by Newco, the number of shares of Newco Common Stock that are then subject to such Stock Right and the exercise price or purchase price of such Stock Right, as determined pursuant to Sections 1.8 and
1.9 hereof, and (b) pursuant to Section 5.11 file the Form S-8 (as defined in Section 5.8) to register the Stock Rights.

    1.14 THE CLOSING. The closing of the Merger (the "CLOSING") shall occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 5300 Carillon Point, Kirkland, Washington, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

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
    1.15  TAX AND ACCOUNTING CONSEQUENCES.

        (a) The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Newco Common Stock issued in the Merger will be issued solely in exchange for the Apex Common Stock and the Cybex Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for either the Apex Common Stock or the Cybex Common Stock. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Newco for either the Apex Common Stock or the Cybex Common Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this
    Section 1.15. In addition, Newco hereby represents, and will represent as of the Closing Date, that it intends to continue both Apex's and Cybex's historic businesses or use a significant portion of Apex's and Cybex's business assets in a trade or business.

        (b) The parties also intend that the Merger shall be accounted for using the purchase method of accounting.

    1.16 REGISTRATION OF NEWCO COMMON STOCK. The Newco Common Stock to be issued in the Merger shall be registered under the Securities Act on a registration statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "SEC").

    1.17 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Apex Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Apex and the Apex Sub, the officers and directors of Apex and the Apex Sub will take all such lawful and necessary action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Cybex Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Cybex and the Cybex Sub, the officers and directors of Cybex and the Cybex Sub will take all such lawful and necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF CYBEX

    Cybex represents and warrants to Apex, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Cybex to Apex (the "CYBEX SCHEDULES"), that the statements in this Article II are true. The Cybex Schedules shall be arranged in sections and paragraphs corresponding to the numbered sections and paragraphs (and subparagraphs) contained in this
Article II, and the disclosure in any paragraph shall qualify only the corresponding Section or paragraph in this Article II or other sections to which it is clearly apparent (from a plain reading of the disclosure or by cross reference) that such disclosure relates.

    2.1  ORGANIZATION OF CYBEX.

        (a) Cybex and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Cybex.

        (b) Cybex has delivered to Apex a true and complete list of all of Cybex's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Cybex's equity interest therein. All outstanding shares of capital stock or other equity interests of the subsidiaries of Cybex are

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
    owned by Cybex or a direct or indirect wholly-owned subsidiary of Cybex, free and clear of all liens, pledges, charges, encumbrances, security interests, claims and options of any nature (collectively, "LIENS").

        (c) Cybex has delivered or made available to Apex a true and correct copy of the Articles of Incorporation and Bylaws of Cybex and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Cybex nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

    2.2 CYBEX CAPITAL STRUCTURE. The authorized capital stock of Cybex consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which there were 19,294,982 shares issued and outstanding as of March 6, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Cybex Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Cybex or any agreement or document to which Cybex is a party or by which it is bound. As of March 6, 2000, Cybex had reserved an aggregate of 3,202,207 shares of Cybex Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Cybex Plans, under which options are outstanding to purchase an aggregate of 2,183,533 shares and under which 1,018,674 shares are available for grant as of March 6, 2000. All shares of Cybex Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2 of the Cybex Schedules list each outstanding option to acquire shares of Cybex Common Stock at February 25, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exerciseability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

    2.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Cybex capital stock, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Cybex owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Cybex, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Cybex or any of its subsidiaries is a party or by which it is bound obligating Cybex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Cybex or any of its subsidiaries or obligating Cybex or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Cybex, there are (except for the Cybex Voting Agreements) no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Cybex or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Cybex has no outstanding stock appreciation rights, phantom stock or similar rights.

    2.4  AUTHORITY.

        (a) Cybex has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cybex, subject only to the approval and adoption of this Agreement and the approval of the Cybex Merger by Cybex's shareholders and the filing and recordation of the Cybex Plan of Merger pursuant to Alabama Law. A vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Cybex Common Stock is required for Cybex's shareholders to approve and adopt this Agreement and approve the Cybex Merger. This Agreement has been duly executed and delivered by Cybex and, assuming the due authorization, execution and delivery by Apex and Newco, constitutes the valid and binding obligation of Cybex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Cybex does not, and the performance of this Agreement by Cybex will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Cybex or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Cybex Merger by Cybex's shareholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, injunction or decree applicable to Cybex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Cybex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Cybex or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Cybex or any of its subsidiaries is a party or by which Cybex or any of its subsidiaries or its or any of their respective properties are bound or affected, authorization, consent, approval, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cybex.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any federal, state or local government or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("GOVERNMENTAL ENTITY") is required by or with respect to Cybex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement, (ii) the filing of the Cybex Plan of Merger with the Secretary of State of Alabama, (iii) the filing of the Proxy Statement (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Cybex or Apex or have a material adverse effect on the ability of the parties to consummate the Merger.

    2.5  SEC FILINGS; CYBEX FINANCIAL STATEMENTS.

        (a) Cybex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Apex such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Cybex may file subsequent to the date hereof) are referred to herein as the "CYBEX SEC REPORTS." As of their respective dates, the Cybex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Cybex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Cybex's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Cybex SEC Reports (the "CYBEX FINANCIALS"), including any Cybex SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
    (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Cybex and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Cybex contained in the Cybex SEC Reports as of December 31, 1999 is hereinafter referred to as the "CYBEX BALANCE SHEET." Except as disclosed in the Cybex Financials, neither Cybex nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Cybex and its subsidiaries taken as a whole, except liabilities (i) provided for in the Cybex Balance Sheet, or (ii) incurred since the date of the Cybex Balance Sheet in the ordinary course of business consistent with past practices.

        (c) Cybex has heretofore furnished to Apex a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Cybex with the SEC pursuant to the Securities Act or the Exchange Act.

    2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Cybex Balance Sheet, the business of Cybex and its subsidiaries has been carried on only in the ordinary and usual course. Since the date of the Cybex Balance
Sheet: (i) there has not been any Material Adverse Effect on Cybex and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Cybex, (ii) there has not been any material change by Cybex in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) there has not been any revaluation by Cybex of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) no material customer or supplier of Cybex or its subsidiaries has threatened to alter materially and adversely its relationship with Cybex or its subsidiaries, and (v) there has not been any agreement by Cybex or any of its subsidiaries to waive or release of any material right or claim (including without limitation to any write off or other compromise of any material account receivable) outside of the ordinary course of business consistent with past practice.

    2.7  TAXES.

        (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b)  TAX RETURNS AND AUDITS.

           (i) Cybex and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by Cybex and each of its subsidiaries with any Tax authority, except such Returns which are not material to Cybex. Cybex and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

           (ii) Cybex and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Cybex.

          (iii) Neither Cybex nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Cybex or any of its subsidiaries, nor has Cybex or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

           (iv) No audit or other examination of any Return of Cybex or any of its subsidiaries by any Tax authority is presently in progress, nor has Cybex or any of its subsidiaries been notified of any request for such an audit or other examination.

           (v) No adjustment relating to any Returns filed by Cybex or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Cybex or any of its subsidiaries or any representative thereof.

           (vi) Neither Cybex nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Cybex Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Cybex, other than any liability for unpaid Taxes that may have accrued since the date of the Cybex Balance Sheet in connection with the operation of the business of Cybex and its subsidiaries in the ordinary course.

          (vii) There is no contract, agreement, plan or arrangement to which Cybex or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Cybex or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Cybex is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

         (viii) Neither Cybex nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
       Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Cybex or any of its subsidiaries.

           (ix) Neither Cybex nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

           (x) None of Cybex's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

           (xi) Neither Cybex nor any of its subsidiaries was a " distributing corporation" or a "controlling corporation" in a distribution of stock to which Section 355 of the Code applied and that occurred within two years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

    2.8 CYBEX INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

    "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and
(viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

    "CYBEX INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Cybex or any of its subsidiaries.

    "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

    "CYBEX REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Cybex or any of its subsidiaries.

        (a) Section 2.8(a) of the Cybex Schedules is a complete and accurate list of all Cybex Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Cybex Registered Intellectual Property has been issued or registered.

        (b) No Cybex Intellectual Property or product or service of Cybex or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Cybex or any of its subsidiaries, or which may affect the validity, use or enforceability of such Cybex Intellectual Property.

        (c) Cybex owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of

    Cybex Intellectual Property or other Intellectual Property used by Cybex free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Cybex is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Cybex and its subsidiaries, including the sale of any products or the provision of any services by Cybex and its subsidiaries.

        (d) Cybex owns exclusively, and has good title to, all copyrighted works that are Cybex products or which Cybex or any of its subsidiaries otherwise expressly purports to own.

        (e) To the extent that any material Intellectual Property has been developed or created by a third party for Cybex or any of its subsidiaries, Cybex has a written agreement with such third party with respect thereto and Cybex thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

        (f) Neither Cybex nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Cybex Intellectual Property, to any third party.

        (g) To the knowledge of Cybex, the operation of the business of Cybex and its subsidiaries as such business currently is conducted, including Cybex's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Cybex and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

        (h) Neither Cybex nor any of its subsidiaries has received notice from any third party that the operation of the business of Cybex or any of its subsidiaries or any act, product or service of Cybex or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (i) To the knowledge of Cybex, no person has or is infringing or misappropriating any Cybex Intellectual Property.

        (j) Cybex and each of its subsidiaries has taken reasonable steps to protect Cybex's and its subsidiaries' rights in Cybex's confidential information and trade secrets that it wishes to protect and any trade secrets or confidential information of third parties provided to Cybex or any of its subsidiaries, and, without limiting the foregoing, each of Cybex and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/ confidentiality agreement substantially in the form provided to Apex and all current and former employees and contractors of Cybex and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Cybex.

        (k) All of Cybex's and its subsidiaries' products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT") and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Cybex's or its subsidiaries' Cybex Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of Cybex's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "CYBEX INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Cybex or any of its subsidiaries in the conduct of their business, or purchased by Cybex or any of its subsidiaries from third-party suppliers.

    2.9  COMPLIANCE; PERMITS; RESTRICTIONS.

        (a) Neither Cybex nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Cybex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cybex or any of its subsidiaries is a party or by which Cybex or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Cybex, no investigation or review by any Governmental Entity is pending or threatened against Cybex or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Cybex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Cybex or any of its subsidiaries, any acquisition of material property by Cybex or any of its subsidiaries or the conduct of business by Cybex as currently conducted.

        (b) Cybex and its subsidiaries have in effect all authorizations, certificates, filings, franchises, notices, rights, permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Cybex including all authorizations under Environmental Laws (as defined in Section 2.14) (collectively, the "CYBEX PERMITS"). Cybex and its subsidiaries are in compliance in all material respects with the terms of the Cybex Permits.

    2.10 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Cybex or any of its subsidiaries has received any notice of assertion nor, to Cybex's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Cybex or any of its subsidiaries which reasonably would be likely to be material to Cybex, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

    2.11 BROKERS' AND FINDERS' FEES. Except for fees payable to SG Cowen Securities Corporation pursuant to an engagement letter dated February 21, 2000, a copy of which has been provided to Apex, Cybex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.12  EMPLOYEE BENEFIT PLANS.

        (a) DEFINITIONS. With the exception of the definition of "Cybex Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

           (i) "CYBEX AFFILIATE" shall mean any other person or entity under common control with the Cybex within the meaning of Section 414(b), (c),
       (m) or (o) of the Code and the regulations issued thereunder;

           (ii) "CODE" shall mean the Internal Revenue Code of 1986, as amended;

          (iii) "CYBEX EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
       Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Cybex or any Cybex Affiliate for the benefit of any Cybex Employee, or with respect to which Cybex or any Cybex Affiliate has or may have any liability or obligation;

           (iv) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

           (v) "DOL" shall mean the Department of Labor;

           (vi) "CYBEX EMPLOYEE" shall mean any current or former employee, consultant or director of Cybex or any Cybex Affiliate;

          (vii) "CYBEX EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Cybex or any Cybex Affiliate and any Cybex Employee;

         (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

           (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

           (x) "CYBEX INTERNATIONAL EMPLOYEE PLAN" shall mean each Cybex Employee Plan that has been adopted or maintained by Cybex or any Cybex Affiliate, whether informally or formally, or with respect to which the Company or any Cybex Affiliate will or may have any liability, for the benefit of Cybex Employees who perform services outside the United States;

           (xi) "IRS" shall mean the Internal Revenue Service;

          (xii) "CYBEX MULTIEMPLOYER PLAN" shall mean any "Cybex Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
       Section 3(37) of ERISA;

         (xiii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

          (xiv) "CYBEX PENSION PLAN" shall mean each Cybex Employee Plan which is an "employee pension benefit plan," within the meaning of
       Section 3(2) of ERISA.

        (b) SCHEDULE. Section 2.12(b) of the Cybex Schedules contains an accurate and complete list of each Cybex Employee Plan, Cybex International Employee Plan, and each Cybex Employment Agreement. Cybex does not have any plan or commitment to establish any new Cybex Employee Plan, Cybex International Employee Plan, or Cybex Employment Agreement, to modify any Cybex Employee Plan or Cybex Employment Agreement (except to the extent required by law or to conform any such Cybex Employee Plan or Cybex Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Apex in writing, or as required by this Agreement), or to adopt or enter into any Cybex Employee Plan, Cybex International Employee Plan, or Cybex Employment Agreement.

        (c) DOCUMENTS. Cybex has provided to Apex: (i) correct and complete copies of all documents embodying each Cybex Employee Plan, Cybex International Employee Plan, and each Cybex Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Cybex

    Employee Plan; (iii) the two (2) most recent annual reports (Form
    Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Cybex Employee Plan; (iv) if the Cybex Employee Plan is funded, the most recent annual and periodic accounting of Cybex Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Cybex Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Cybex Employee or Cybex Employees relating to any Cybex Employee Plan and any proposed Cybex Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Cybex;
    (viii) all correspondence to or from any governmental agency relating to any Cybex Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Cybex Employee Plan, if applicable; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Cybex Employee Plan.

        (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Section 2.12(d) of the Cybex Schedules, (i) Cybex has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Cybex Employee Plan, and each Cybex Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Cybex Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Cybex Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Cybex Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Cybex Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Cybex, threatened or reasonably anticipated (other than routine claims for benefits) against any Cybex Employee Plan or against the assets of any Cybex Employee Plan; (v) each Cybex Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Apex, Cybex or any of its Cybex Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Cybex or any Cybex Affiliates, threatened by the IRS or DOL with respect to any Cybex Employee Plan; and (vii) neither Cybex nor any Cybex Affiliate is subject to any penalty or tax with respect to any Cybex Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) PENSION PLAN. Neither Cybex nor any Cybex Affiliate has previously or currently maintains, sponsors, participates in or contributes to a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. As of the Effective Time: (i) no legal or administrative action has been taken by the PBGC to terminate or to appoint a trustee to administer the Pension Plan; (ii) no liability to the PBGC under Title IV of ERISA has been incurred by Cybex or an Cybex Affiliate that has not been satisfied in full; (iii) each Pension Plan was fully-funded on a

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    termination basis; (iv) each Pension Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency," as defined in
    Section 302 of ERISA and Section 412 of the Code, whether or not waived; and
    (v) no Pension Plan has a reportable event within the meaning of
    Section 4043 of ERISA and the regulations thereunder; and (vi) no Pension Plan has incurred any event described in Section 4041 (other than the standard termination contemplated herein), 4062 or 4063 of ERISA.

        (f)  COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER
    PLANS. At no time has Cybex or any Cybex Affiliate contributed to or been obligated to contribute to any Cybex Multiemployer Plan. Neither Cybex, nor any Cybex Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

        (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
    Section 2.12(g) of the Cybex Schedules, no Cybex Employee Plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Cybex has never represented, promised or contracted (whether in oral or written form) to any Cybex Employee (either individually or to Cybex Employees as a group) or any other person that such Cybex Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

        (h) HEALTH CARE COMPLIANCE. Neither Cybex nor any Cybex Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to Cybex Employees.

        (i)  EFFECT OF TRANSACTION.

           (i) Except as set forth on Section 2.12(i)(i) of the Cybex Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Cybex Employee Plan, Cybex Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Cybex Employee.

           (ii) Except as set forth on Section 2.12(i)(ii) of the Cybex Schedules, no payment or benefit which will or may be made by Cybex or its Cybex Affiliates with respect to any Cybex Employee will be characterized as a "parachute payment," within the meaning of
       Section 280G(b)(2) of the Code.

        (j) EMPLOYMENT MATTERS. Cybex: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Cybex Employees, except as would not have a Material Adverse Effect on Cybex; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Cybex Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Cybex Employees (other than routine payments to be

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
    made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Cybex under any worker's compensation policy or long-term disability policy.

        (k) LABOR. No work stoppage or labor strike against Cybex is pending, threatened or reasonably anticipated. Cybex does not know of any activities or proceedings of any labor union to organize any Cybex Employees. Except as set forth in Section 2.12(k) of the Cybex Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Cybex, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Cybex Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Cybex. Neither Cybex nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.12(k) of the Cybex Schedules, Cybex is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Cybex Employees and no collective bargaining agreement is being negotiated by Cybex.

        (l) CYBEX INTERNATIONAL EMPLOYEE PLAN. Each Cybex International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Cybex International Employee Plan, except as would not have a Material Adverse Effect on Cybex. Furthermore, no Cybex International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Cybex or Apex from terminating or amending any Cybex International Employee Plan at any time for any reason without liability to Cybex or its Cybex Affiliates (other than ordinary administration expenses or routine claims for benefits).

    2.13 ABSENCE OF LIENS AND ENCUMBRANCES. Cybex and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of Cybex or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Cybex or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Cybex Schedules or in the Cybex SEC Reports or the exhibits thereto, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of Cybex and each of its subsidiaries to conduct their business as currently conducted and would not materially and adversely impact the transferability, financeability, ownership, leasing, use, development or occupancy of any such properties or assets ("CYBEX PERMITTED LIENS"). To the knowledge of Cybex, there are no natural or artificial conditions upon any real property owned by Cybex ("CYBEX OWNED REAL PROPERTY"), or any other facts or conditions which could, in the aggregate, have a material and adverse impact on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such Cybex Owned Real Property. There are no parties in possession of any portion of any Cybex Owned Real Property, whether as tenants, trespassers or otherwise, except Cybex. There are no pending, or, to the knowledge of Cybex, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Cybex Owned Real Property. Cybex and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party, and all such leases are in full force and effect. To the knowledge of Cybex, no party to any material lease is in

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
default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease.

    2.14  ENVIRONMENTAL MATTERS.

        (a) The term "HAZARDOUS MATERIAL" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The term "CYBEX BUSINESS FACILITY" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Cybex or any of its subsidiaries in connection with the operation of its business. The term "DISPOSAL SITE" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials. The term "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date. The term "HAZARDOUS MATERIALS ACTIVITY" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material. The term "CYBEX ENVIRONMENTAL PERMIT" means any approval, permit, license, clearance, registration or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Cybex or any of its subsidiaries.

        (b) Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Cybex or any of its subsidiaries to material liability, no Hazardous Materials are present on any Cybex Business Facility.

        (c) Cybex and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws. To the knowledge of Cybex the Hazardous Materials Activities of Cybex and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to said person.

        (d) Section 2.14(d) of the Cybex Schedules accurately describes all of the Cybex Environmental Permits currently held by Cybex and each of its subsidiaries. Such Cybex Environmental Permits are all of the Cybex Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Cybex and each of its subsidiaries as such activities are currently being conducted, except for those permits the absence of which could not reasonably be expected to result in a Material Adverse Effect on Cybex. All such Cybex Environmental Permits are valid and in full force and effect. Cybex and its subsidiaries have complied in all material respects with all covenants and conditions of any Cybex Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the knowledge of Cybex, no circumstance exists which could cause any Cybex Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

        (e) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Cybex, threatened, concerning or relating to any Cybex Environmental Permit or any Hazardous Materials Activity of Cybex or any of its subsidiaries, or to any Cybex Business Facility currently owned, operated, occupied, controlled or leased by Cybex or any of its subsidiaries, or to the knowledge of Cybex, pending or threatened with respect to any other Cybex Business Facility.

        (f) To the knowledge of Cybex, Cybex and each of its subsidiaries have transferred or released Hazardous Materials only to those Disposal Sites described on Section 2.14(f) of the Cybex Schedules; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Cybex or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Cybex or any of its subsidiaries to liability.

        (g) Cybex is not aware of any fact or circumstance which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Cybex.

        (h) Cybex has delivered to Apex or made available for inspection by Apex and its agents and employees all records in Cybex's possession concerning the Hazardous Materials Activities of Cybex and each of its subsidiaries and all environmental audits and environmental assessments of any Cybex Business Facility conducted at the request of, or otherwise in the possession of, Cybex or any of its subsidiaries. Cybex has complied with all environmental disclosure obligations imposed by applicable law upon Cybex and any of its subsidiaries with respect to the Merger.

    2.15 LABOR MATTERS. (i) There are no disputes or claims pending or, to the knowledge of each of Cybex and its respective subsidiaries, threatened, between Cybex or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Cybex nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Cybex or its subsidiaries nor does Cybex or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Cybex nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Cybex or any of its subsidiaries.

    2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Neither Cybex nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Cybex's Board of Directors, other than those that are terminable by Cybex or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Cybex;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of computer or communications hardware products in the ordinary course of business;

        (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Cybex or any of its subsidiaries to engage in any line of business, conduct business in any geographical area or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Cybex or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Cybex has any

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
    material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Cybex's subsidiaries;

        (f) any dealer, distributor, joint marketing or development agreement currently in force under which Cybex or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
    (90) days or less, or any material agreement pursuant to which Cybex or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Cybex or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Cybex and its subsidiaries taken as a whole;

        (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Cybex product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Cybex products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Apex;

        (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

        (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

        (k) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

    Neither Cybex nor any of its subsidiaries, nor to Cybex's knowledge any other party to a Cybex Contract (as defined below), is (or with nothing more than notice and/or the passage of time will be) in breach, violation or default under, and neither Cybex nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Cybex or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Cybex Schedules (any such agreement, contract or commitment, a "CYBEX CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Cybex Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Each Cybex Contract is in full force and effect, and is a legal, valid and binding obligation of Cybex or a subsidiary of Cybex and, to the knowledge of Cybex, each of the other parties thereto, enforceable in accordance with its terms, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Cybex.

    2.17 STATEMENTS; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by Cybex for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 1.16) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and
(ii) the proxy statement/ prospectus to be sent to the shareholders of Cybex and shareholders of Apex in connection with the meeting of Cybex's shareholders to consider the approval and adoption of this Agreement and the approval of the Cybex Merger (the "CYBEX SHAREHOLDERS' MEETING") and in connection with the

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meeting of Apex's shareholders to consider the approval and adoption of this
Agreement and the approval of the Apex Merger (the "APEX SHAREHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Cybex's shareholders and Apex's shareholders, at the time of the Cybex Shareholders' Meeting or the Apex Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Cybex Shareholders' Meeting or the Apex Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Cybex or any of its affiliates, officers or directors should be discovered by Cybex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Cybex shall promptly inform Apex. Notwithstanding the foregoing, Cybex makes no representation or warranty with respect to any information supplied by Apex or Newco which is contained in any of the foregoing documents.

    2.18 BOARD APPROVAL. The Board of Directors of Cybex has, as of the date of this Agreement, determined (i) that the Cybex Merger is fair to, advisable and in the best interests of Cybex and its shareholders, and (ii) to recommend that the shareholders of Cybex approve and adopt this Agreement and approve the Cybex Merger.

    2.19 STATE TAKEOVER STATUTES. No state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Cybex Voting Agreement or the transactions contemplated hereby and thereby. Cybex has not at any time prior to the date of this Agreement Beneficially Owned (as defined below), either alone or together with its Related Parties (as defined below), ten percent or more of the outstanding voting shares of Apex. A "RELATED PARTY" of a person shall mean (for purposes of this Section 2.19 only), any of the following: (i) another person who directly or indirectly controls, or is controlled by, or is under common control with, such person, (ii) a domestic or foreign corporation or organization of which a person is an officer, director, member, or partner or in which a person performs a similar function;
(iii) a direct or indirect beneficial owner of ten percent or more of any class of equity securities of a person; (iv) a trust or estate in which a person has a beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and (v) the spouse or a parent or sibling of a person or a child, grandchild, sibling, parent, or spouse of any thereof, of a person or an individual having the same home as a person. "BENEFICIAL OWNERSHIP," when used with respect to any shares, means (for purposes of this Section 2.19 only) ownership by a person: (x) who, directly or indirectly; individually or with or through any of its Related Parties, has (A) the right to acquire the shares, whether the right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote the shares pursuant to any agreement, arrangement, or understanding, whether or not in writing; or (y) who has any agreement, arrangement, or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of the shares with any other person who Beneficially Owns, or whose Related Parties Beneficially Own, directly or indirectly, the shares.

    2.20 FAIRNESS OPINION. Cybex has received a written opinion from SG Cowen Securities Corporation, dated as of the date hereof, to the effect that as of the date hereof, the Cybex Applicable Ratio is fair to Cybex's shareholders (other than Apex and its affiliates) from a financial point of view and has delivered to Apex a copy of such opinion.

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                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF APEX

    Apex represents and warrants to Cybex, subject to the exceptions specifically disclosed in the disclosure letter supplied by Apex to Cybex (the "APEX SCHEDULES"), that the statements in this Article III are true. The Apex Schedules shall be arranged in sections and paragraphs corresponding to the numbered sections and paragraphs (and subparagraphs) contained in this
Article III, and the disclosure in any paragraph shall qualify only the corresponding Section or paragraph in this Article III or other sections to which it is clearly apparent (from a plain reading of the disclosure or by cross reference) that such disclosure relates.

    3.1  ORGANIZATION OF APEX.

        (a) Apex and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Apex.

        (b) Apex has delivered to Cybex a true and complete list of all of Apex's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Apex's equity interest therein. All outstanding shares of capital stock or other equity interests of the subsidiaries of Apex are owned by Apex or a direct or indirect wholly-owned subsidiary of Apex, free and clear of all Liens.

        (c) Apex has delivered or made available to Cybex a true and correct copy of the Articles of Incorporation and Bylaws of Apex and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Apex nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

    3.2 APEX CAPITAL STRUCTURE. The authorized capital stock of Apex consists of 100,000,000 shares of Common Stock, no par value, of which 21,208,588 shares were issued and outstanding as of March 1, 2000 and 1,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. The authorized capital stock of Newco consists of 200,000,000 shares of Common Stock, par value $0.001 per share, none of which, as of immediately prior to the Effective Time, are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which, as of immediately prior to the Effective Time, are issued and outstanding. All outstanding shares of Apex Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Apex or any agreement or document to which Apex is a party or by which it is bound. As of March 1, 2000, Apex had reserved an aggregate of 3,472,878 shares of Apex Common Stock, net of exercises, for issuance to employees and non-employee directors pursuant to the Apex Stock Option Plan, under which options are outstanding to purchase 2,956,908 shares and under which 525,970 shares were available for grant as of March 1, 2000. All shares of Apex Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 3.2 of the Apex Schedules list each outstanding option to acquire shares of Apex Common Stock at March 1, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exerciseability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

    3.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Apex capital stock, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Apex owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Apex, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Apex or any of its subsidiaries is a party or by which it is bound obligating Apex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Apex or any of its subsidiaries or obligating Apex or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Apex, there are (except for the Apex Voting Agreements) no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Apex or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Apex has no outstanding stock appreciation rights, phantom stock or similar rights.

    3.4  AUTHORITY.

        (a) Apex has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Apex, subject only to the approval and adoption of this Agreement and the approval of the Apex Merger by Apex's shareholders and the filing and recordation of the Apex Plan of Merger pursuant to Washington Law. A vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Apex Common Stock is required for Apex's shareholders to approve and adopt this Agreement and approve the Apex Merger. This Agreement has been duly executed and delivered by Apex and, assuming the due authorization, execution and delivery by Cybex and Newco, constitutes the valid and binding obligation of Apex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Apex does not, and the performance of this Agreement by Apex will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Apex or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Apex Merger by Apex's shareholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, injunction or decree applicable to Apex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Apex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Apex or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Apex or any of its subsidiaries is a party or by which Apex or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apex.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Apex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Apex Plan of Merger with the Secretary of State of Washington, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Apex or Cybex or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

    3.5  SEC FILINGS; APEX FINANCIAL STATEMENTS.

        (a) Apex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Cybex such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Apex may file subsequent to the date hereof) are referred to herein as the "APEX SEC REPORTS." As of their respective dates, the Apex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Apex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Apex's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Apex SEC Reports (the "APEX FINANCIALS"), including any Apex SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
    (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Apex and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Apex contained in the Apex SEC Reports as of October 1, 1999 is hereinafter referred to as the "APEX BALANCE SHEET." Except as disclosed in the Apex Financials, neither Apex nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Apex and its subsidiaries taken as a whole, except liabilities (i) provided for in the Apex Balance Sheet, or (ii) incurred since the date of the Apex Balance Sheet in the ordinary course of business consistent with past practices.

        (c) Apex has heretofore furnished to Cybex a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Apex with the SEC pursuant to the Securities Act or the Exchange Act.

    3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Apex Balance Sheet, the business of Apex and its subsidiaries has been carried on only in the ordinary and usual course. Since the date of the Apex Balance Sheet:
(i) there has not been any Material Adverse Effect on Apex and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Apex,
(ii) there has not been any material change by Apex in its accounting methods, principles or practices, except as required by concurrent changes in GAAP,
(iii) there has not been any revaluation by Apex of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) no material customer or supplier of Apex or its subsidiaries has threatened to alter materially and adversely its relationship with Apex or its subsidiaries and (v) there has not been any agreement by Apex or any of its subsidiaries to waive or release of any material right or claim (including without limitation to any write off or other compromise of any material account receivable) outside of the ordinary course of business consistent with past practice.

    3.7  TAXES.

        (a) Apex and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Apex and each of its subsidiaries with any Tax authority, except such Returns which are not material to Apex. Apex and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

        (b) Apex and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Apex.

        (c) Neither Apex nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Apex or any of its subsidiaries, nor has Apex or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (d) No audit or other examination of any Return of Apex or any of its subsidiaries by any Tax authority is presently in progress, nor has Apex or any of its subsidiaries been notified of any request for such an audit or other examination.

        (e) No adjustment relating to any Returns filed by Apex or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Apex or any of its subsidiaries or any representative thereof.

        (f) Neither Apex nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Apex Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Apex, other than any liability for unpaid Taxes that may have accrued since the date of the Apex Balance Sheet in connection with the operation of the business of Apex and its subsidiaries in the ordinary course.

        (g) There is no contract, agreement, plan or arrangement to which Apex or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Apex or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 280G, 404 or

    162(m) of the Code. There is no contract, agreement, plan or arrangement to which Apex is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

        (h) Neither Apex nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Apex or any of its subsidiaries.

        (i) Neither Apex nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

        (j) None of Apex's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

        (k) Neither Apex nor any of its subsidiaries was a "distributing corporation" or a "controlled corporation" in a distribution of stock to which Section 355 of the Code applied and that occurred within two years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

    3.8 APEX INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

    "APEX INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Apex.

    "APEX REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Apex or any of its subsidiaries.

        (a) Section 3.8(a) of the Apex Schedules is a complete and accurate list of all Apex Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Apex Registered Intellectual Property has been issued or registered.

        (b) No Apex Intellectual Property or product or service of Apex or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Apex or any of its subsidiaries, or which may affect the validity, use or enforceability of such Apex Intellectual Property.

        (c) Apex owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Apex Intellectual Property or other Intellectual Property used by Apex, free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Apex is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Apex and its subsidiaries, including the sale of any products or the provision of any services by Apex and its subsidiaries.

        (d) Apex owns exclusively, and has good title to, all copyrighted works that are Apex products or which Apex or any of its subsidiaries otherwise expressly purports to own.

        (e) To the extent that any material Intellectual Property has been developed or created by a third party for Apex or any of its subsidiaries, Apex has a written agreement with such third party with respect thereto and Apex thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

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
        (f) Neither Apex nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Apex Intellectual Property, to any third party.

        (g) To the knowledge of Apex, the operation of the business of Apex and its subsidiaries as such business currently is conducted, including Apex's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Apex and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

        (h) Neither Apex nor any of its subsidiaries has received notice from any third party that the operation of the business of Apex or any of its subsidiaries or any act, product or service of Apex or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (i) To the knowledge of Apex, no person has or is infringing or misappropriating any Apex Intellectual Property.

        (j) Apex and each of its subsidiaries has taken reasonable steps to protect Apex's and its subsidiaries' rights in Apex's confidential information and trade secrets that it wishes to protect and any trade secrets or confidential information of third parties provided to Apex or any of its subsidiaries, and, without limiting the foregoing, each of Apex and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/ confidentiality agreement substantially in the form provided to Cybex and all current and former employees and contractors of Apex and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Apex.

        (k) All of Apex's and its subsidiaries' products (including products currently under development) (i) are Year 2000 Compliant and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Apex's or its subsidiaries' Apex Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of Apex's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "APEX INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Apex or any of its subsidiaries in the conduct of their business, or purchased by Apex or any of its subsidiaries from third-party suppliers.

    3.9  COMPLIANCE; PERMITS; RESTRICTIONS.

        (a) Neither Apex nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Apex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Apex or any of its subsidiaries is a party or by which Apex or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Apex, no investigation or review by any Governmental Entity is pending or threatened against Apex or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Apex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Apex or any of its subsidiaries, any acquisition of material property by Apex or any of its subsidiaries or the conduct of business by Apex as currently conducted.

        (b) Apex and its subsidiaries have in effect all authorizations, certificates, filings, franchises, notices, rights, permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Apex, including all authorizations under Environmental Laws (collectively, the "APEX PERMITS"). Apex and its subsidiaries are in compliance in all material respects with the terms of the Apex Permits.

    3.10 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Apex or any of its subsidiaries has received any notice of assertion nor, to Apex's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Apex or any of its subsidiaries which reasonably would be likely to be material to Apex, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

    3.11 BROKERS' AND FINDERS' FEES. Except for fees payable to Donaldson, Lufkin & Jenrette Securities Corporation pursuant to an engagement letter dated March 1, 2000, a copy of which has been provided to Cybex, Apex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.12  EMPLOYEE BENEFIT PLANS.

        (a) DEFINITIONS. With the exception of the definition of "Apex Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

           (i) "APEX AFFILIATE" shall mean any other person or entity under common control with the Apex within the meaning of Section 414(b), (c),
       (m) or (o) of the Code and the regulations issued thereunder;

           (ii) "APEX EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Apex or any Apex Affiliate for the benefit of any Apex Employee, or with respect to which Apex or any Apex Affiliate has or may have any liability or obligation;

           (iii) "APEX EMPLOYEE" shall mean any current or former employee, consultant or director of Apex or any Apex Affiliate;

           (iv) "APEX EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Apex or any Apex Affiliate and any Apex Employee;

           (v) "APEX INTERNATIONAL EMPLOYEE PLAN" shall mean each Apex Employee Plan that has been adopted or maintained by Apex or any Apex Affiliate, whether informally or formally, or with respect to which the Company or any Apex Affiliate will or may have any liability, for the benefit of Apex Employees who perform services outside the United States;

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
           (vi) "APEX MULTIEMPLOYER PLAN" shall mean any "Apex Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
       Section 3(37) of ERISA; and

           (vii) "APEX PENSION PLAN" shall mean each Apex Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        (b) SCHEDULE. Section 3.12(b) of the Apex Schedules contains an accurate and complete list of each Apex Employee Plan, Apex International Employee Plan, and each Apex Employment Agreement. Apex does not have any plan or commitment to establish any new Apex Employee Plan, Apex International Employee Plan, or Apex Employment Agreement, to modify any Apex Employee Plan or Apex Employment Agreement (except to the extent required by law or to conform any such Apex Employee Plan or Apex Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Cybex in writing, or as required by this Agreement), or to adopt or enter into any Apex Employee Plan, Apex International Employee Plan, or Apex Employment Agreement.

        (c) DOCUMENTS. Apex has provided to Cybex: (i) correct and complete copies of all documents embodying each Apex Employee Plan, Apex International Employee Plan, and each Apex Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Apex Employee Plan; (iii) the three
    (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Apex Employee Plan; (iv) if the Apex Employee Plan is funded, the most recent annual and periodic accounting of Apex Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Apex Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Apex Employee or Apex Employees relating to any Apex Employee Plan and any proposed Apex Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Apex; (viii) all correspondence to or from any governmental agency relating to any Apex Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Apex Employee Plan, if applicable; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Apex Employee Plan.

        (d)  EMPLOYEE PLAN COMPLIANCE.  Except as set forth on Section
    3.12(d) of the Apex Schedules, (i) Apex has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Apex Employee Plan, and each Apex Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
    (ii) each Apex Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Apex Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified

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
    status of each such Apex Employee Plan; (iii) no "prohibited transaction, " within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Apex Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Apex, threatened or reasonably anticipated (other than routine claims for benefits) against any Apex Employee Plan or against the assets of any Apex Employee Plan;
    (v) each Apex Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Cybex, Apex or any of its Apex Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Apex or any Apex Affiliates, threatened by the IRS or DOL with respect to any Apex Employee Plan; and (vii) neither Apex nor any Apex Affiliate is subject to any penalty or tax with respect to any Apex Employee Plan under Section
    502(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) PENSION PLAN. Neither Apex nor any Apex Affiliate has previously or currently maintains, sponsors, participates in or contributes to a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. As of the Effective Time: (i) no legal or administrative action has been taken by the PBGC to terminate or to appoint a trustee to administer the Pension Plan; (ii) no liability to the PBGC under Title IV of ERISA has been incurred by Apex or an Apex Affiliate that has not been satisfied in full; (iii) each Pension Plan was fully-funded on a termination basis;
    (iv) each Pension Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; and (v) no Pension Plan has a reportable event within the meaning of Section 4043 of ERISA and the regulations thereunder; and (vi) no Pension Plan has incurred any event described in Section 4041 (other than the standard termination contemplated herein), 4062 or 4063 of ERISA.

        (f)  COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER
    PLANS. At no time has Apex or any Apex Affiliate contributed to or been obligated to contribute to any Apex Multiemployer Plan. Neither Apex, nor any Apex Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

        (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Section 3.12(g) of the Apex Schedules, no Apex Employee Plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Apex has never represented, promised or contracted (whether in oral or written form) to any Apex Employee (either individually or to Apex Employees as a group) or any other person that such Apex Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

        (h) HEALTH CARE COMPLIANCE. Neither Apex nor any Apex Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to Apex Employees.

        (i)  EFFECT OF TRANSACTION.

           (i) Except as set forth on Section 3.12(i)(i) of the Apex Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either

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
       alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apex Employee Plan, Apex Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Apex Employee.

           (ii) Except as set forth on Section 3.12(i)(ii) of the Apex Schedules, no payment or benefit which will or may be made by Apex or its Apex Affiliates with respect to any Apex Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

        (j) EMPLOYMENT MATTERS. Apex: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Apex Employees, except as would not have a Material Adverse Effect on Apex;
    (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Apex Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Apex Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Apex under any worker's compensation policy or long-term disability policy.

        (k) LABOR. No work stoppage or labor strike against Apex is pending, threatened or reasonably anticipated. Apex does not know of any activities or proceedings of any labor union to organize any Apex Employees. Except as set forth in Section 3.12(k) of the Apex Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Apex, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Apex Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Apex. Neither Apex nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 3.12(k) of the Apex Schedules, Apex is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Apex Employees and no collective bargaining agreement is being negotiated by Apex.

        (l) APEX INTERNATIONAL EMPLOYEE PLAN. Each Apex International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Apex International Employee Plan, except as would not have a Material Adverse Effect on Apex. Furthermore, no Apex International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Apex or Cybex from terminating or amending any Apex International Employee Plan at any time for any reason without liability to Apex or its Apex Affiliates (other than ordinary administration expenses or routine claims for benefits).

    3.13 ABSENCE OF LIENS AND ENCUMBRANCES. Apex and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of

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Apex or any of its subsidiaries to conduct its business as currently conducted.
All such material assets and properties, other than assets and properties in which Apex or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Apex Schedules or in the Apex SEC Reports or the exhibits thereto, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of Apex and each of its subsidiaries to conduct their business as currently conducted and would not materially and adversely impact the transferability, financeability, ownership, leasing, use, development or occupancy of any such properties or assets ("APEX PERMITTED LIENS"). To the knowledge of Apex, there are no natural or artificial conditions upon any real property owned by Apex ("APEX OWNED REAL PROPERTY"), or any other facts or conditions which could, in the aggregate, have a material and adverse impact on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such Apex Owned Real Property. There are no parties in possession of any portion of any Apex Owned Real Property, whether as tenants, trespassers or otherwise, except Apex. There are no pending, or, to the knowledge of Apex, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Apex Owned Real Property. Apex and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party, and all such leases are in full force and effect. To the knowledge of Apex, no party to any material lease is in default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease.

    3.14  ENVIRONMENTAL MATTERS.

        (a) The term "APEX BUSINESS FACILITY" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Apex or any of its subsidiaries in connection with the operation of its business. The term "APEX ENVIRONMENTAL PERMIT" means any approval, permit, license, clearance, registration or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Apex or any of its subsidiaries.

        (b) Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Apex or any of its subsidiaries to material liability, no Hazardous Materials are present on any Apex Business Facility.

        (c) Apex and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws. To the knowledge of Apex, the Hazardous Materials Activities of Apex and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to said person.

        (d) Section 3.14(d) of the Apex Schedules accurately describes all of the Apex Environmental Permits currently held by Apex and each of its subsidiaries. Such Apex Environmental Permits are all of the Apex Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Apex and each of its subsidiaries as such activities are currently being conducted, except for those permits the absence of which could not reasonably be expected to result in a Material Adverse Effect on Apex. All such Apex Environmental Permits are valid and in full force and effect. Apex and its subsidiaries have complied in all material respects with all covenants and conditions of any Apex Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the knowledge of Apex, no circumstance exists which could cause any Apex Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

        (e) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Apex, threatened, concerning or relating to any Apex Environmental Permit or any Hazardous Materials Activity of Apex or any of its subsidiaries, or to any Apex Business Facility currently owned, operated, occupied, controlled or leased by Apex or any of its subsidiaries, or to the knowledge of Apex, pending or threatened with respect to any other Apex Business Facility.

        (f) To the knowledge of Apex, Apex and each of its subsidiaries have transferred or released Hazardous Materials only to those Disposal Sites described on Section 3.14(f) of the Apex Schedules; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Apex or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Apex or any of its subsidiaries to liability.

        (g) Apex is not aware of any fact or circumstance which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Apex.

        (h) Apex has delivered to Cybex or made available for inspection by Cybex and its agents and employees all records in Apex's possession concerning the Hazardous Materials Activities of Apex and each of its subsidiaries and all environmental audits and environmental assessments of any Apex Business Facility conducted at the request of, or otherwise in the possession of, Apex or any of its subsidiaries. Apex has complied with all environmental disclosure obligations imposed by applicable law upon Apex and any of its subsidiaries with respect to the Merger.

    3.15 LABOR MATTERS. (i) There are no disputes or claims pending or, to the knowledge of each of Apex and its respective subsidiaries, threatened, between Apex or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Apex nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Apex or its subsidiaries nor does Apex or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Apex nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Apex or any of its subsidiaries.

    3.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Neither Apex nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Apex's Board of Directors, other than those that are terminable by Apex or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Apex;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of computer or communications hardware products in the ordinary course of business;

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
        (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Apex or any of its subsidiaries to engage in any line of business, conduct business in any geographic area or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Apex or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Apex has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Apex's subsidiaries;

        (f) any dealer, distributor, joint marketing or development agreement currently in force under which Apex or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
    (90) days or less, or any material agreement pursuant to which Apex or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Apex or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Apex and its subsidiaries taken as a whole;

        (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Apex product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Apex products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Cybex;

        (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

        (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

        (k) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

    Neither Apex nor any of its subsidiaries, nor to Apex's knowledge any other party to an Apex Contract (as defined below), is (or with nothing more than notice and/or the passage of time will be) in breach, violation or default under, and neither Apex nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Apex or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Apex Schedules (any such agreement, contract or commitment, a "APEX CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Apex Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Each Apex Contract is in full force and effect, and is a legal, valid and binding obligation of Apex or a subsidiary of Apex and, to the knowledge of Apex, each of the other parties thereto, enforceable in accordance with its terms, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Apex.

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
    3.17 STATEMENTS; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by Apex for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 1.16) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and
(ii) the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Apex's shareholders and Cybex's shareholders, at the time of the Apex Shareholders' Meeting or the Cybex Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Apex Shareholders' Meeting or the Cybex Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Apex or any of its affiliates, officers or directors should be discovered by Apex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Apex shall promptly inform Cybex. Notwithstanding the foregoing, Apex makes no representation or warranty with respect to any information supplied by Cybex which is contained in any of the foregoing documents.

    3.18 BOARD APPROVAL. The Board of Directors of Apex has, as of the date of this Agreement, determined (i) that the Apex Merger is fair to and in the best interests of Apex and its shareholders, and (ii) to recommend that the shareholders of Apex approve and adopt this Agreement and approve the Apex Merger.

    3.19 STATE TAKEOVER STATUTES. The Board of Directors of Apex has approved the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient (assuming that such Board of Directors approval was obtained prior to Cybex becoming an "acquiring person" within the meaning of Section 23B.19.040 of the Washington
Law) to render inapplicable to the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby the provisions of
Section 23B.19.040 of the Washington Law to the extent, if any, such Section is applicable to the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Apex Voting Agreement or the transactions contemplated hereby and thereby.

    3.20 FAIRNESS OPINION. Apex has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that as of the date hereof the Apex Applicable Ratio is fair to Apex's shareholders from a financial point of view.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Cybex (which for the purposes of this Article IV shall include Cybex and each of its subsidiaries) and Apex (which for the purposes of this Article IV shall include Apex and each of its subsidiaries) agree, except (i) in the case of Cybex as provided in Article IV of the Cybex Schedules and in the case of Apex as provided in Article IV of the Apex Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and

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
taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Cybex and Apex agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of Cybex as provided in
Article IV of the Cybex Schedules and in the case of Apex as provided in
Article IV of the Apex Schedules, without the prior written consent of the other, neither Cybex nor Apex shall do any of the following, and neither Cybex nor Apex shall permit its subsidiaries to do any of the following:

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exerciseability of options or restricted stock, or reprise options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

        (c) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in the Cybex Schedules or the Apex Schedules, as the case may be, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

        (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Cybex Intellectual Property or the Apex Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

        (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

        (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Cybex or its subsidiaries, or Apex or its subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

        (g) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Cybex Common Stock or Apex Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, and (ii) shares of Apex Common Stock issuable to participants in the Apex Stock Purchase Plan consistent with the terms thereof;

        (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

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
        (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Cybex or Apex, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

        (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (i) sales of inventory in the ordinary course of business consistent with past practice and (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Cybex or Apex, as the case may be;

        (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Cybex or Apex, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than
    (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

        (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

        (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $500,000 individually or $1,000,000 in the aggregate (with a series of related payments being treated for this purpose as a single payment).

        (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Cybex or any of its subsidiaries or Apex or any of its subsidiaries, as the case may be, is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

        (o) Enter into or materially modify any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of Cybex's or Apex's products, as the case may be, or products licensed by Cybex or Apex, as the case may be;

        (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

        (q) Incur or enter into any agreement or commitment outside of the ordinary course of business in excess of $500,000 individually or $1,000,000 in the aggregate (with a series of related agreements and or commitments being treated for this purpose as a single agreement or commitment);

        (r) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

        (s) Hire any employee with an annual compensation level in excess of $100,000;

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        (t) Pay, discharge or satisfy any claim, liability or obligation
    (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

        (u) Make any grant of exclusive rights to any third party; or

        (v) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (u) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS.

        (a) As promptly as practicable after the execution of this Agreement, Newco, Cybex and Apex will prepare and Newco will file with the SEC the Proxy Statement, and Apex, Cybex and Newco will prepare and Newco will file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Newco, Cybex and Apex will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Cybex and Apex will cause the Proxy Statement to be mailed to each of its shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Newco, Cybex and Apex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") or NASDAQ relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each party will notify the others promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Newco, Cybex or Apex, as the case may be, will promptly inform the other parties of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/ or mailing to shareholders of Cybex or shareholders of Apex, such amendment or supplement.

        (b) Subject to Sections 5.2(c) and 5.2(d), the Proxy Statement will also include the recommendations of (i) the Board of Directors of Cybex in favor of adoption and approval of this Agreement and approval of the Cybex Merger, and (ii) the Board of Directors of Apex in favor of adoption and approval of this Agreement and approval of the Apex Merger.

    5.2  MEETINGS OF SHAREHOLDERS.

        (a) Promptly after the date hereof, Cybex will take all action necessary in accordance with Alabama Law and its Articles of Incorporation and Bylaws to convene the Cybex Shareholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement and the Cybex Merger. Cybex will consult with Apex and use its commercially reasonable efforts to hold the Cybex Shareholders' Meeting on the same day as the Apex Shareholders' Meeting. Promptly after the date hereof, Apex will take all action necessary in accordance with Washington Law and its Articles of Incorporation and Bylaws to convene the Apex Shareholders' Meeting to

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    be held as promptly as practicable for the purpose of voting upon this
    Agreement and the Apex Merger. Apex will consult with Cybex and will use its commercially reasonable efforts to hold the Apex Shareholders' Meeting on the same day as the Cybex Shareholders' Meeting. Subject to Sections 5.2(c) and 5.2(d), Cybex will use its commercially reasonable best efforts (as defined in Section 8.3) to solicit from its shareholders, proxies in favor of the adoption and approval of this Agreement and the approval of the Cybex Merger. Subject to Sections 5.2(c) and 5.2(d), Apex will use its commercially reasonable best efforts (as defined in Section 8.3) to solicit from its shareholders, proxies in favor of the adoption and approval of this Agreement and the approval of the Apex Merger. Subject to Sections 5.2(c) and 5.2(d), Apex and Cybex will take all other action necessary or advisable to secure the vote or consent of their respective shareholders required by Washington Law (in the case of Apex) or Alabama Law (in the case of Cybex) and all other applicable legal requirements to obtain such approvals.

        (b) Subject to Sections 5.2(c) and 5.2(d): (i) the Board of Directors of Cybex shall unanimously recommend that Cybex's shareholders vote in favor of and adopt and approve this Agreement and the Cybex Merger at the Cybex Shareholders' Meeting, and the Board of Directors of Apex shall unanimously recommend that Apex's shareholders vote in favor of and adopt and approve this Agreement and approve the Apex Merger; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Cybex has unanimously recommended that Cybex's shareholders vote in favor of and adopt and approve this Agreement and approve the Cybex Merger at the Cybex Shareholders' Meeting, and a statement to the effect that the Board of Directors of Apex has unanimously recommended that Apex's shareholders vote in favor of and adopt and approve this Agreement and the Apex Merger at the Apex Shareholders' Meeting; and (iii) neither the Board of Directors of Cybex, the Board of Directors of Apex, nor any committee of either shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the unanimous recommendation of the Board of Directors of Cybex that Cybex's shareholders vote in favor of and adopt and approve this Agreement and approve the Cybex Merger or the unanimous recommendation of the Board of Directors of Apex that Apex's shareholders vote in favor of and adopt and approve this Agreement and the Apex Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the other party if said recommendation shall no longer be unanimous.

        (c) Nothing in this Agreement shall prevent the Board of Directors of Cybex from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Cybex Merger if (i) a Cybex Superior Offer (as defined below) is made to Cybex and is not withdrawn, (ii) neither Cybex nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4(a), and (iii) the Board of Directors of Cybex concludes in good faith, after consultation with its outside counsel, that, in light of such Cybex Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Cybex to comply with its fiduciary obligations to Cybex's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit Cybex's obligation to hold and convene the Cybex Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Cybex shall have been withdrawn, amended or modified). For purposes of this Agreement, "CYBEX SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cybex, pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Cybex of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Cybex's business immediately prior to such sale, or (iii) the

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
    acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Cybex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Cybex, in each case on terms that the Board of Directors of Cybex determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Cybex shareholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Cybex Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Cybex's Board of Directors to be obtained by such third party on a timely basis.

        (d) Nothing in this Agreement shall prevent the Board of Directors of Apex from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Apex Merger if (i) an Apex Superior Offer (as defined below) is made to Apex and is not withdrawn,
    (ii) neither Apex nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4(b), and (iii) the Board of Directors of Apex concludes in good faith, after consultation with its outside counsel, that, in light of such Apex Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Apex to comply with its fiduciary obligations to Apex's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit Apex's obligation to hold and convene the Apex Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Apex shall have been withdrawn, amended or modified). For purposes of this Agreement, "APEX SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Apex, pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Apex of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Apex's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Apex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Apex, in each case on terms that the Board of Directors of Apex determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Apex shareholders from a financial point of view than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be an "Apex Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Apex's Board of Directors to be obtained by such third party on a timely basis.

    5.3  ACCESS TO INFORMATION; CONFIDENTIALITY.

        (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        (b) The parties acknowledge that Cybex and Apex have previously executed a Confidentiality Agreement, dated February 21, 2000 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

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
    5.4  NO SOLICITATION.

        (a) RESTRICTIONS ON CYBEX.

           (i) Except as otherwise provided in this Section 5.4 (a)(i), from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Cybex and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Cybex Acquisition Proposal (as defined below), (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Cybex Acquisition Proposal, (C) engage in discussions with any person with respect to any Cybex Acquisition Proposal, except as to the existence of these provisions, (D) subject to Section 5.2(c), approve, endorse or recommend any Cybex Acquisition Proposal or
       (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Cybex Acquisition Transaction (as defined below); PROVIDED, HOWEVER, until the date on which this Agreement is approved by the required vote of the Cybex shareholders, this Section 5.4(a) shall not prohibit Cybex from furnishing nonpublic information regarding Cybex and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Cybex Superior Offer submitted by such person or group (and not withdrawn) if
       (1) neither Cybex nor any representative of Cybex and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4(a), (2) the Board of Directors of Cybex concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Cybex to comply with its fiduciary obligations to Cybex's shareholders under applicable law,
       (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Cybex gives Apex written notice of the identity of such person or group and of Cybex's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Cybex receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Cybex and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Cybex furnishes such nonpublic information to Apex (to the extent such nonpublic information has not been previously furnished by Cybex to Apex). Cybex and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Cybex Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Cybex or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Cybex or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by Cybex. In addition to the foregoing, Cybex shall (i) provide Apex with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Cybex's Board of Directors but in no event less than eight hours) of any meeting of Cybex's Board of Directors at which Cybex's Board of Directors is reasonably expected to consider a Cybex Superior Offer and (ii) provide Apex with at least three (3) business days prior written notice of a meeting of Cybex's Board of Directors at which Cybex's Board of Directors is reasonably expected to recommend a Cybex Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Cybex Superior Offer.

           (ii) For purposes of this Agreement, "CYBEX ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Apex or Newco) relating to any Cybex Acquisition Transaction. For the purposes of this Agreement, "CYBEX ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Cybex by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Cybex or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Cybex or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Cybex pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Cybex; or (C) any liquidation or dissolution of Cybex.

          (iii) In addition to the obligations of Cybex set forth in paragraph
       (i) of this Section 5.4(a), Cybex as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Apex orally and in writing of any request received by Cybex for non-public information which Cybex reasonably believes would lead to a Cybex Acquisition Proposal or of any Cybex Acquisition Proposal, the material terms and conditions of such request, Cybex Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Cybex Acquisition Proposal or inquiry. Cybex will keep Apex informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Cybex Acquisition Proposal or inquiry.

        (b) RESTRICTIONS ON APEX.

           (i) Except as otherwise provided in this Section 5.4(b)(i) from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Apex and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Apex Acquisition Proposal (as defined below), (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Apex Acquisition Proposal, (C) engage in discussions with any person with respect to any Apex Acquisition Proposal, except as to the existence of these provisions, (D) subject to Section 5.2(d), approve, endorse or recommend any Apex Acquisition Proposal or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); PROVIDED, HOWEVER, until the date on which this Agreement is approved by the required vote of the Apex shareholders, this
       Section 5.4(b) shall not prohibit Apex from furnishing nonpublic information regarding Apex and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Apex Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Apex nor any representative of Apex and its subsidiaries shall have violated any of the restrictions

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       set forth in this Section 5.4(b), (2) the Board of Directors of Apex concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Apex to comply with its fiduciary obligations to Apex's shareholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Apex gives Cybex written notice of the identity of such person or group and of Apex's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Apex receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Apex and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Apex furnishes such nonpublic information to Cybex (to the extent such nonpublic information has not been previously furnished by Apex to Cybex). Apex and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Apex Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Apex or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Apex or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(b) by Apex. In addition to the foregoing, Apex shall (i) provide Cybex with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Apex's Board of Directors but in no event less than eight hours) of any meeting of Apex's Board of Directors at which Apex's Board of Directors is reasonably expected to consider a Apex Superior Offer and (ii) provide Cybex with at least three (3) business days prior written notice of a meeting of Apex's Board of Directors at which Apex's Board of Directors is reasonably expected to recommend a Apex Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Apex Superior Offer.

           (ii) For purposes of this Agreement, "APEX ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Cybex or Newco) relating to any Apex Acquisition Transaction. For the purposes of this Agreement, "APEX ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Apex by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Apex or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Apex or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Apex pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Apex; or (C) any liquidation or dissolution of Apex.

          (iii) In addition to the obligations of Apex set forth in paragraph
       (i) of this Section 5.4(b), Apex as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Cybex orally and in writing of any request received by Apex for non-public information which Apex reasonably believes would lead to a Apex Acquisition Proposal or of any Apex Acquisition Proposal, the material terms and conditions of such request, Apex Acquisition

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
       Proposal or inquiry, and the identity of the person or group making any such request, Apex Acquisition Proposal or inquiry. Apex will keep Cybex informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Apex Acquisition Proposal or inquiry.

    5.5 PUBLIC DISCLOSURE. Newco, Apex and Cybex will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a Cybex Acquisition Proposal or an Apex Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified its unanimous recommendation in favor of the Merger.

    5.6 LEGAL REQUIREMENTS. Each of Apex, Newco and Cybex will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Newco, Apex and Cybex will each use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Newco Common Stock pursuant hereto.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Newco, Apex and Cybex will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.8 FIRPTA. At or prior to the Closing, Cybex, if requested by Apex, shall deliver to the IRS a notice that the Cybex Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

    5.9 NOTIFICATION OF CERTAIN MATTERS. Apex, Cybex and Newco will give prompt notice to the others of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause
(a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof, or (b) any material failure of Apex or Cybex, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.10 COMMERCIALLY REASONABLE EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of Apex and Cybex under this Agreement, each of the parties to this Agreement will use its commercially reasonable best efforts (as defined in Section 8.3) to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

    5.11 FORM S-8. Newco will cause the Newco Common Stock issuable upon exercise of the assumed Apex Options, Apex Stock Purchase Plan Options, and Cybex Options (collectively, the "STOCK RIGHTS") and the shares reserved for issuance pursuant to future awards under the Apex Plans, the Cybex Plans and the Apex Stock Purchase Plan to be registered on Form S-8 (the "FORM S-8") promulgated by the SEC as soon as practicable after the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such assumed Stock Rights shall remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act (as hereinafter defined), Newco shall administer the Stock Rights assumed pursuant to Sections 1.8 and 1.9 (including the provisions of the Apex Plans, and the Cybex Plans incorporated in the Stock Rights) in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

    5.12  INDEMNIFICATION.

        (a) From and after the Effective Time, Newco and the Cybex Surviving Corporation will fulfill and honor in all respects the obligations of Cybex pursuant to any indemnification agreements between Cybex and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Cybex Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of Cybex, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Cybex, unless such modification is required by law.

        (b) From and after the Effective Time, Newco and the Apex Surviving Corporation will fulfill and honor in all respects the obligations of Apex pursuant to any indemnification agreements between Apex and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Apex Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of Apex, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Apex, unless such modification is required by law.

        (c) For a period of six years after the Effective Time, Newco will cause the Cybex Surviving Corporation to use its commercially reasonable best efforts (as defined in Section 8.3) to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Cybex's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Newco; PROVIDED, HOWEVER, that in no event will Newco or the Cybex Surviving Corporation be required to expend in excess of $400,000 in an annual premium for such coverage (or such coverage as is available for such annual premium). For a period of six years after the Effective Time, Newco will cause the Apex Surviving Corporation to use its commercially reasonable best efforts (as defined in Section 8.3) to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Apex's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Newco; PROVIDED, HOWEVER, that in no event will Newco or the Apex Surviving Corporation be required to expend in excess of $400,000 in an annual premium for such coverage (or such coverage as is available for such annual premium).

        (d) This Section 5.12 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of Newco, the Apex Surviving Corporation and the Cybex Surviving Corporation. In the event that Newco, the Apex Surviving Corporation or the Cybex Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a substantial portion of its properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.13, proper provision shall be made so that the successors and the assigns of Newco, the Apex Surviving Corporation and the Cybex Surviving Corporation assume the obligations set forth in this Section 5.12.

    5.13 TAX-FREE REORGANIZATION. Newco, Apex and Cybex will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Newco, Apex and Cybex will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

    5.14 NASDAQ LISTING. Newco agrees to authorize for listing on NASDAQ the shares of Newco Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

    5.15 CYBEX AFFILIATE AGREEMENT. Set forth on the Cybex Schedules is a list of those persons who may be deemed to be, in Cybex's reasonable judgment, affiliates of Cybex within the meaning of Rule 145 promulgated under the Securities Act (a "CYBEX AFFILIATE"). Cybex will provide Apex with such information and documents as Apex reasonably requests for purposes of reviewing such list. Cybex will use its best efforts to deliver or cause to be delivered to Apex as promptly as practicable on or following the date hereof from each Cybex Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "CYBEX AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Apex will be entitled to place appropriate legends on the certificates evidencing any Newco Common Stock to be received by a Cybex Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Newco Common Stock, consistent with the terms of the Cybex Affiliate Agreement.

    5.16 APEX AFFILIATE AGREEMENT. Set forth on the Apex Schedules is a list of those persons who may be deemed to be, in Apex's reasonable judgment, affiliates of Apex within the meaning of Rule 145 promulgated under the Securities Act (a "APEX AFFILIATE"). Apex will provide Cybex with such information and documents as Cybex reasonably requests for purposes of reviewing such list. Apex will use its best efforts to deliver or cause to be delivered to Cybex as promptly as practicable on or following the date hereof from each Apex Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "APEX AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Cybex will be entitled to place appropriate legends on the certificates evidencing any Newco Common Stock to be received by a Apex Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Newco Common Stock, consistent with the terms of the Apex Affiliate Agreement.

    5.17 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, Cybex and Apex each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Cybex and Apex each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

    5.18 TERMINATION OF 401(K) PLANS. Cybex and its Cybex Affiliates (as defined in Section 2.12(a)(i)) and Apex and its Apex Affiliates (as defined in
Section 3.12(a)(i)), as applicable, shall, effective the day prior to the Closing, terminate those of their 401(k) plans that Apex and Cybex have agreed to terminate.

    5.19 BOARD OF DIRECTORS OF NEWCO AFTER THE EFFECTIVE TIME. The Board of Directors of Newco will take all actions within its power to cause the Board of Directors of Newco, effective upon the Effective Time, to consist of seven (7) members, (a) three (3) of whom shall have served on the Board of Directors of Apex, or shall have been an officer of Apex, immediately prior to the Effective Time (or, if fewer than three (3) of the current members of Apex's Board of Directors or officers of Apex are available or willing to serve as a director of Apex after the Effective Time, such replacement directors as may be nominated by the remaining members of Apex's Board of Directors in accordance with the Bylaws of Apex) (the "APEX NOMINEES"), (b) three (3) of whom shall have served on the Board of Directors of the Cybex immediately prior to the Effective Time (or, if fewer than three (3) of the current members of Cybex's Board of Directors are available or willing to serve as a director of Apex after the Effective Time, such replacement directors as may be nominated by the remaining directors of Cybex) (the "CYBEX NOMINEES") and (c) one (1) vacancy to be filled within six
(6) months of the Effective Time by a prominent individual, who shall not have previously been an officer, director or employee of either Apex or Cybex, with extensive management experience in the computer and communications technology industry to be nominated by the Cybex Nominees and subject to the approval of the Apex Nominees, which approval will not be unreasonably withheld (the "SEVENTH NOMINEE"). Each of the three (3) classes of directors (Class I, Class II and Class III) defined in the Certificate of Incorporation of Newco shall consist of one (1) of the Apex Nominees and one (1) of the Cybex Nominees.

    5.20 HEADQUARTERS; OFFICERS OF APEX AFTER THE EFFECTIVE TIME. Apex and Cybex contemplate that the headquarters of the combined operations of Newco, Apex and Cybex following the Merger shall initially be located in Huntsville, Alabama. The Board of Directors of Newco will take all actions within its power to cause, effective upon the Effective Time, the following persons to named officers of Newco with the titles indicated below; provided, that such persons shall serve at the pleasure of the Board of Directors of Newco until successors are duly elected or appointed and qualified in accordance with applicable law:

                NAME                                   TITLE
                ----                                   -----
Stephen F. Thornton                    Chairman of the Board, President and
                                       Chief Executive Officer

Doyle C. Weeks                         Executive Vice President, Group
                                       Operations and Business Development

R. Byron Driver                        Senior Vice President, Operations and
                                       Chief Operating Officer

Barry L. Harmon                        Senior Vice President, West Coast
                                       Operations

Gary R. Johnson                        Senior Vice President, Sales and
                                       Marketing

Douglas E. Pritchett                   Senior Vice President, Finance, Chief
                                       Financial Officer, Treasurer, and
                                       Assistant Secretary

Samuel F. Saracino                     Senior Vice President, Legal and
                                       Corporate Affairs, General Counsel,
                                       and Secretary

Christopher Thomas                     Senior Vice President, Engineering

C. David Perry                         Vice President, OEM Sales

Vic Odryna                             Senior Vice President, Corporate
                                       Strategic Marketing

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Cybex Merger and the Apex Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of Cybex and Apex, respectively.

        (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

        (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

        (d) TAX OPINIONS. Apex and Cybex shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Sirote & Permutt, P.C., respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; PROVIDED, HOWEVER, that if the counsel to either Apex or Cybex does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

        (e) NASDAQ LISTING. The shares of Newco Common Stock issuable to shareholders of Cybex and Apex pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on NASDAQ upon official notice of issuance.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF CYBEX. The obligation of Cybex to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Cybex:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Apex contained in this Agreement shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Apex. In addition, the representations and warranties of Apex contained in this Agreement shall be true and correct on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2 and 3.3) where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Apex. Cybex shall have received a certificate with respect to the foregoing signed on behalf of Apex by the Chief Executive Officer and the Chief Financial Officer of Apex; and

        (b) AGREEMENTS AND COVENANTS. Apex and Apex Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Cybex shall have received a certificate to such effect signed on behalf of Apex by the Chief Executive Officer and the Chief Financial Officer of Apex.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF APEX. The obligations of Apex and Apex Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Apex:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cybex contained in this Agreement shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Cybex. In addition, the representations and warranties of Cybex contained in this Agreement shall be true and correct on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2 and 2.3)where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Cybex. Apex shall have received a certificate with respect to the foregoing signed on behalf of Cybex by the President and the Chief Financial Officer of Cybex; and

        (b) AGREEMENTS AND COVENANTS. Cybex and Cybex Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Apex shall have received a certificate to such effect signed on behalf of Cybex by the President and the Chief Financial Officer of Cybex.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Cybex Merger by the shareholders of Cybex or the Apex Merger by the shareholders of
Apex:

        (a) by mutual written consent duly authorized by the Boards of Directors of Apex and Cybex;

        (b) by either Cybex or Apex if the Merger shall not have been consummated by September 30, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (c) by either Cybex or Apex if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

        (d) by either Cybex or Apex if the required approvals of the shareholders of Cybex or the shareholders of Apex contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

        (e) by Cybex, upon a breach of any representation, warranty, covenant or agreement on the part of Apex set forth in this Agreement, or if any representation or warranty of Apex shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Apex's representations and warranties or breach by Apex is curable by Apex through the exercise of its commercially reasonable efforts, then Cybex may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Cybex to Apex of such breach, provided Apex continues to exercise commercially reasonable efforts to cure such breach (it being understood that Cybex may not terminate this Agreement pursuant to this paragraph (e) if such breach by Apex is cured during such thirty (30)-day period);

        (f) by Apex, upon a breach of any representation, warranty, covenant or agreement on the part of Cybex set forth in this Agreement, or if any representation or warranty of Cybex shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Cybex's representations and warranties or breach by Cybex is curable by Cybex through the exercise of its commercially reasonable efforts, then Apex may not terminate this Agreement under this
    Section 7.1(f) for thirty (30) days after delivery of written notice from Apex to Cybex of such breach, provided Cybex continues to exercise commercially reasonable efforts to cure such breach (it being understood that Apex may not terminate this Agreement pursuant to this paragraph (f) if such breach by Cybex is cured during such thirty (30)-day period);

        (g) by Cybex if a Cybex Triggering Event (as defined below) shall have occurred; or

        (h) by Apex if an Apex Triggering Event (as defined below) shall have occurred.

    For the purposes of this Agreement, a "CYBEX TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Apex or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Cybex its unanimous recommendation in favor of the adoption and approval of this Agreement or the approval of the Apex Merger; (ii) Apex shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Apex in favor of the adoption and approval of this Agreement and the approval of the Apex Merger; (iii) the Board of Directors of Apex fails to reaffirm its unanimous recommendation in favor of the adoption and approval of this Agreement and the approval of the Apex Merger within ten (10) business days after Cybex requests in writing that such recommendation be reaffirmed at any time following the announcement of an Apex Acquisition Proposal; (iv) the Board of Directors of Apex or any committee thereof shall have approved or recommended any Apex Acquisition Proposal; (v) Apex shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Apex Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Apex shall have been commenced by a person unaffiliated with Cybex and Apex shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Apex recommends rejection of such tender or exchange offer; or (vii) Apex shall have breached the provisions of Section 5.4(b) of this Agreement.

    For the purposes of this Agreement, an "APEX TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Cybex or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Apex its unanimous recommendation in favor of the adoption and approval of the Agreement or the approval of the Cybex Merger; (ii) Cybex shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Cybex in favor of the adoption and approval of the Agreement and the approval of the

Cybex Merger; (iii) the Board of Directors of Cybex fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Cybex Merger within ten (10) business days after Apex requests in writing that such recommendation be reaffirmed at any time following the announcement of a Cybex Acquisition Proposal; (iv) the Board of Directors of Cybex or any committee thereof shall have approved or recommended any Cybex Acquisition Proposal; (v) Cybex shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Cybex Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Cybex shall have been commenced by a person unaffiliated with Apex and Cybex shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Cybex recommends rejection of such tender or exchange offer; or (vii) Cybex shall have breached the provisions of Section 5.4(a) of this Agreement.

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

    7.3  FEES AND EXPENSES.

        (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Apex and Cybex shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act.

        (b)  CYBEX PAYMENTS.

           (i) Cybex shall pay to Apex in immediately available funds, within two (2) business days after demand by Apex, an amount equal to $25,000,000 (the "CYBEX TERMINATION FEE") if this Agreement is terminated by Apex pursuant to Section 7.1(h).

           (ii) Cybex shall pay Apex in immediately available funds, within two
       (2) business days after demand by Apex, an amount equal to the Cybex Termination Fee, if this Agreement is terminated by Apex or Cybex pursuant to Section 7.1(b) or Section 7.1(d) as a result of Cybex's failure to obtain the required approvals of the shareholders of Cybex and either of the following shall occur:

               (1) if following the date hereof and prior to the termination of this Agreement, a third party has announced a Cybex Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Cybex Acquisition (as defined below) is consummated; or

               (2) if following the date hereof and prior to the termination of this Agreement, a third party has announced a Cybex Acquisition Proposal and within twelve (12) months following the termination of this Agreement Cybex enters into an agreement or letter of intent providing for a Cybex Acquisition.

           (iii) Cybex acknowledges that the agreements contained in this
       Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Apex would not enter into this Agreement; accordingly, if Cybex fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Apex makes a claim that results in a judgment against Cybex for the amounts set forth in this Section 7.3(b), Cybex shall pay to Apex its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section
       7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "CYBEX ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cybex pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Cybex of assets representing in excess of 50% of the aggregate fair market value of Cybex's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Cybex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Cybex.

        (c)  APEX PAYMENTS.

           (i) Apex shall pay to Cybex in immediately available funds, within two (2) business days after demand by Cybex, an amount equal to $25,000,000 (the "APEX TERMINATION FEE") if this Agreement is terminated by Cybex pursuant to Section 7.1(g).

           (ii) Apex shall pay Cybex in immediately available funds, within two
       (2) business days after demand by Cybex, an amount equal to the Apex Termination Fee, if this Agreement is terminated by Cybex or Apex pursuant to Section 7.1(b) or Section 7.1(d) as a result of Apex's failure to obtain the required approvals of the shareholders of Apex and either of the following shall occur:

               (1) if following the date hereof and prior to the termination of this Agreement, a third party has announced an Apex Acquisition Proposal and within twelve (12) months following the termination of this Agreement an Apex Acquisition (as defined below) is consummated; or

               (2) if following the date hereof and prior to the termination of this Agreement, a third party has announced an Apex Acquisition Proposal and within twelve (12) months following the termination of this Agreement Apex enters into an agreement or letter of intent providing for an Apex Acquisition.

           (iii) Apex acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Cybex would not enter into this Agreement; accordingly, if Apex fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c) and, in order to obtain such payment, Cybex makes a claim that results in a judgment against Apex for the amounts set forth in this Section 7.3(c), Apex shall pay to Cybex its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "APEX ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Apex pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Apex of assets representing in excess of 50% of the aggregate fair market value of Apex's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Apex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Apex.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Apex and Cybex.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cybex and Apex contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

        (a) if to Apex or Apex Sub, to:

           Apex Inc.
           9911 Willows Road N.E.
           Redmond, Washington 98052
           Attention: Mr. Kevin J. Hafer
                    Mr. Barry L. Harmon
                    Samuel F. Saracino, Esq.

           Fax No.: (425) 497-5597

           with copies to:

           Wilson Sonsini Goodrich & Rosati, Professional Corporation 5300 Carillon Point
           Kirkland, Washington 98033
           Attention: Patrick J. Schultheis, Esq.
           Fax No.: (425) 576-5899

        (b) if to Cybex or Cybex Sub, to:

           Cybex Computer Products Corporation
           4991 Corporate Drive
           Huntsville, Alabama 35805
           Attention: Mr. Stephen Thornton
                    Mr. Dusty Pritchett

           Fax No.: (256) 430-4032

           with a copy to:

           Sirote & Permutt, P.C.
           2311 Highland Ave. South
           Birmingham, Alabama 32505
           Attention: John H. Cooper, Esq.
           Fax No.: (205) 930-5101

        (c) if to Newco, to each of the parties at the addresses or facsimile numbers specified in 8.2(a) and 8.2(b).

    8.3  INTERPRETATION; KNOWLEDGE.

        (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF " an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to any matter in question, that the executive officers of Cybex or Apex, as the case may be, have actual knowledge of such matter.

        (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that in no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or
    (B) any change, event, violation, inaccuracy, circumstance or effect that results from (x) the public announcement or pendency of the transactions contemplated hereby, (y) changes affecting the network device industry generally or (z) changes affecting the United States economy generally, constitute a Material Adverse Effect.

        (d) For purposes of this Agreement, "COMMERCIALLY REASONABLE BEST EFFORTS" means the efforts that a prudent person or entity desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use commercially reasonable best efforts under this Agreement does not require the person or entity subject to that obligation to take actions that would result in a Material Adverse Effect on such person or entity or that would materially reduce the benefits to such person or entity of the this Agreement and the Merger.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Cybex Schedules and the Apex Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.11 WAIVER OF JURY TRIAL. EACH OF APEX, CYBEX AND NEWCO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF APEX, CYBEX OR NEWCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

    IN WITNESS WHEREOF, Apex, Cybex and Newco have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

                                                       APEX INC.

                                                       By:  /s/ KEVIN J. HAFER
                                                            -----------------------------------------
                                                            Name: Kevin J. Hafer
                                                            Title: President, Chief Executive Officer
                                                            and Chairman

                                                       CYBEX COMPUTER PRODUCTS CORPORATION

                                                       By:  /s/ STEPHEN F. THORNTON
                                                            -----------------------------------------
                                                            Name: Stephen F. Thornton
                                                            Title: Chairman of the Board, Chief
                                                            Executive Officer and President

                                                       AEGEAN SEA INC.

                                                       By:  /s/ DOYLE C. WEEKS
                                                            -----------------------------------------
                                                            Name: Doyle C. Weeks
                                                            Title: President

                        ****REORGANIZATION AGREEMENT****

                                                                         ANNEX B

                                   March 7, 2000

Board of Directors
Apex Inc.
9911 Willows Road N.E.
Redmond, Washington 98052

Dear Sirs:

    You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Apex Inc. (the "Company") of the Apex Applicable Ratio (as defined below) contemplated by the Agreement and Plan of Reorganization, dated as of March 7, 2000 (the "Agreement"), by and among the Company, Cybex Computer Products Corporation ("Cybex") and Aegean Sea Inc. ("Newco"), which has been formed by the Company solely for the purpose of the transactions contemplated by the Agreement (collectively, the "Transaction"). Pursuant to the Agreement, in order to effect the Transaction (i) Newco will form two new corporations ("Company Sub" and "Cybex Sub," respectively) as wholly-owned subsidiaries of Newco, (ii) Company Sub will merge with and into the Company, with the Company to be the surviving corporation of such merger,
(iii) Cybex Sub will merge with and into Cybex, with Cybex to be the surviving corporation of such merger, and (iv) upon the effectiveness of the Transaction, all of the outstanding shares of capital stock of the Company and all of the outstanding shares of capital stock of Cybex will be converted into shares of common stock of Newco.

    Pursuant to the Agreement, (i) each share of common stock of the Company, no par value ("Company Common Stock"), will be converted, subject to certain exceptions, into the right to receive 1.0905 shares (the "Apex Applicable Ratio") of common stock of Newco, $0.001 par value per share ("Newco Common Stock"); and (ii) each share of common stock of Cybex, $0.001 par value per share ("Cybex Common Stock"), will be converted, subject to certain exceptions, into the right to receive 1.0000 shares of Newco Common Stock.

    In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Cybex, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Cybex for the period beginning January 1, 2000 and ending March 31, 2002, prepared by a nationally recognized research analyst identified by the management of Cybex, and certain financial projections of Cybex for the period beginning April 1, 2002 and ending December 31, 2004 that were based upon the financial projections for such earlier period with guidance from the management of Cybex, in each case as adjusted by the management of the Company, and certain financial projections of the Company for the period beginning January 1, 2000 and ending December 31, 2004 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Cybex with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Cybex and the Company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring or engaging in a business combination with the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us, or identified to us, by the Company and Cybex or their respective representatives or advisors, or that was otherwise reviewed by us and have assumed that the Company is not aware of any information prepared by it, Cybex or their respective representatives or advisors that might be material to our opinion that has not been made available to us. With respect to the financial projections for the Company referred to above, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the

Company as to the future operating and financial performance of the Company. With respect to the projections for Cybex referred to above, we have conducted discussions with certain members of senior management of the Company with respect to such management's views as to the accuracy and reasonableness of such projections for Cybex, we have relied on representations that they reflect the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of Cybex, and have further assumed with your consent the reasonableness thereof and that they do not materially differ from the best currently available estimates and judgments of the management of Cybex as to the future operating and financial performance of Cybex. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters, including that the Transaction will be free of federal tax to the Company and its stockholders, on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Newco Common Stock, Company Common Stock or Cybex Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Apex Applicable Ratio is fair to the holders of the Company Common Stock from a financial point of view.

                                                       Very truly yours,
                                                       DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION

                                                       By   /s/ DANIEL SCHLEIFMAN
                                                            -----------------------------------------
                                                            Daniel Schleifman
                                                            Managing Director

                                                                         ANNEX C

March 7, 2000

Board of Directors
Cybex Computer Products Corporation
4991 Corporate Drive
Huntsville, AL 35805

Members of the Board of Directors:

    You have requested our opinion as to the fairness, from a financial point of view, to the common stockholders of Cybex Computer Products Corporation ("Cybex" or the "Company") of the Cybex Exchange Ratio (as defined below) pursuant to the terms of that certain draft Agreement and Plan of Reorganization, dated as of March 4, 2000 (the "Agreement"), by and among the Company, Apex Inc. ("Apex" or "Transaction Partner") and a newly formed Delaware corporation ("NewCo").

    As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, both Cybex and Apex will become wholly owned subsidiaries of NewCo (the "Transaction"). In the Transaction, each outstanding share of common stock of the Company, par value of $0.001 per share (other than shares held in the treasury of Cybex or by Apex or Newco or their affiliates), will be converted into the right to receive 1.0 share of common stock, $0.001 par value per share, of NewCo (the "Cybex Exchange Ratio"). In addition, each outstanding share of Apex"s common stock, no par value per share, (other than shares held in the treasury of Apex or by Cybex or NewCo or their affiliates) will be converted into the right to receive 1.0905 shares of NewCo common stock. The Transaction will be accounted for as a purchase transaction under generally accepted accounting principles.

    SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company and the Transaction Partner for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    We are acting as lead financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. In addition, the Company has agreed to indemnify SG Cowen for certain liabilities arising out of our engagement. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to the Company and have received customary fees for the rendering of such services.

    In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

    - a draft of the Agreement dated March 4, 2000;

    - certain publicly available information for the Company, including its annual reports filed on Form 10-K for each of the years ended March 31, 1998 and 1999, its quarterly reports filed on Form 10-Q for each of the quarters ended July 2, 1999, October 1, 1999 and December 31, 1999, all reports on Form 8-K filed by the Company during the last two years and certain other relevant historical financial and operating data furnished to SG Cowen by the Company management;

    - certain publicly available information for the Transaction Partner, including its annual reports filed on Form 10-K for each of the years ended December 31, 1997 and 1998, its quarterly

Board of Directors
Cybex Computer Products Corporation
March 7, 2000
Page 2

     reports filed on Form 10-Q for each of the quarters ended April 2, 1999, July 2, 1999 and October 1, 1999, the company press release related to its financial condition and results of operations for the year ended
      December 31, 1999 ("1999 Estimated Financials"), all reports on Form 8-K filed by the company during the last two years and certain other relevant historical financial and operating data furnished to SG Cowen by the Transaction Partner management;

    - certain internal financial analyses, financial forecasts, reports and other information concerning the Company (the "Company Financial Information"), prepared by the management of the Company, and the amounts and timing of the cost savings and related expenses expected to result from the Transaction furnished to us by the management of the Company (the "Expected Synergies");

    - First Call estimates ("First Call Estimates") and financial projections in Wall Street analyst reports ("Wall Street Projections") for each of the Company and Transaction Partner;

    - discussions we have had with certain members of the managements of each of the Company and Transaction Partner concerning the historical and current business operations, financial conditions and prospects of the Company and Transaction Partner, respectively, the Company Financial Information, the Expected Synergies and such other matters we deemed relevant;

    - certain operating results, the reported price and trading histories of the shares of the common stock of the Company and Transaction Partner, respectively, as compared to the operating results, the reported price and trading histories of certain publicly traded companies we deemed relevant;

    - certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

    - certain pro forma financial effects excluding and including goodwill of the Transaction on an accretion/dilution basis; and

    - such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion including an assessment of general economic, market and monetary conditions.

    In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and the Transaction Partner, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Transaction Partner. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have assumed, with your permission, that the actual financial condition and results of operations of the Transaction Partner for the period ending December 31, 1999 will not be substantially different from the 1999 Estimated Financials. We have, with your consent, assumed that the Company Financial Information and description of Expected Synergies which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgment of such management as to the future performance of the Company, and such projections and synergies, and the First Call Estimates

Board of Directors
Cybex Computer Products Corporation
March 7, 2000
Page 3

and Wall Street Projections for each of the Company and the Transaction Partner provide a reasonable basis for our opinion. The Transaction Partner has not provided us with internal financial forecasts or projections concerning the Transaction Partner for us to be able to perform a discounted cash flow analysis.

    We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Transaction Partner, nor have we been furnished with such materials. With respect to all legal matters relating to the Company, we have relied on the advice of legal counsel to the Company. Our services to the Company in connection with the Transaction have included rendering an opinion from a financial point of view with respect to the Cybex Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Additionally, we have not been authorized or requested to, and did not, solicit alternative offers for the Company or its assets, nor have we investigated any other alternative transactions that may be available to the Company.

    For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. You have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization.

    It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder of either Apex or Cybex as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value of the shares of common stock of NewCo actually will be when issued to the Company"s and the Transaction Partner"s stockholders pursuant to the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company"s underlying business decision to effect the Transaction. Furthermore, we express no view as to the price or trading range for shares of the common stock of NewCo following the consummation of the Transaction.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Cybex Exchange Ratio is fair, from a financial point of view, to the common stockholders of Cybex after giving effect to the Transaction.

                                          Very truly yours,

                                          SG COWEN SECURITIES CORPORATION

                                                                         ANNEX D

CHAPTER 23B.13 RCW

                               DISSENTERS' RIGHTS

Sections

23B.13.010  Definitions.
23B.13.020  Right to dissent.
23B.13.030  Dissent by nominees and beneficial owners.
23B.13.200  Notice of dissenters' rights.
23B.13.210  Notice of intent to demand payment.
23B.13.220  Dissenters' notice.
23B.13.230  Duty to demand payment.
23B.13.240  Share restrictions.
23B.13.250  Payment.
23B.13.260  Failure to take action.
23B.13.270  After-acquired shares.
23B.13.280  Procedure if shareholder dissatisfied with payment or offer.
23B.13.300  Court action.
23B.13.310  Court costs and counsel fees.

    RCW 23B.13.010  DEFINITIONS

    As used in this chapter:

    (1) "CORPORATION" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "DISSENTER" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

    (3) "FAIR VALUE," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (4) "INTEREST" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (5) "RECORD SHAREHOLDER" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "BENEFICIAL SHAREHOLDER" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "SHAREHOLDER" means the record shareholder or the beneficial shareholder. [1989 c 165 s 140.]

    RCW 23B.13.020  RIGHT TO DISSENT

    (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party
    (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or
    (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

        (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

    (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

        (a) The proposed corporate action is abandoned or rescinded;

        (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

        (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation. [1991 c 269 s 37; 1989 c 165 s 141.]

    RCW 23B.13.030  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

    (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

        (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1989 c 165 s 142.]

    RCW 23B.13.200  NOTICE OF DISSENTERS' RIGHTS

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

    (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220. [1989 c 165 s 143.]

    RCW 23B.13.210  NOTICE OF INTENT TO DEMAND PAYMENT

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter. [1989 c 165 s 144.]

    RCW 23B.13.220  DISSENTERS' NOTICE

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

    (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

        (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

        (e) Be accompanied by a copy of this chapter. [1989 c 165 s 145.]

    RCW 23B.13.230  DUTY TO DEMAND PAYMENT

    (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

    (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter. [1989 c 165 s 146.]

    RCW 23B.13.240  SHARE RESTRICTIONS

    (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action. [1989 c 165 s 147.]

    RCW 23B.13.250  PAYMENT

    (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

    (2) The payment must be accompanied by:

        (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (b) An explanation of how the corporation estimated the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter' right to demand payment under RCW 23B.13.280; and

        (e) A copy of this chapter. [1989 c 165 s 148.]

    RCW 23B.13.260  FAILURE TO TAKE ACTION

    (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure. [1989 c 165 s 149.]

    RCW 23B.13.270  AFTER-ACQUIRED SHARES

    (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280. [1989 c 165 s 150.]

    RCW 23B.13.280  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

    (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

        (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

        (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

        (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares. [1989 c 165 s 151.]

    RCW 23B.13.300  COURT ACTION

    (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

    (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270. [1989 c 165 s 152.]

    RCW 23B.13.310  COURT COSTS AND COUNSEL FEES

    (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

        (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. [1989 c 165 s 153.]

                                                                         ANNEX E

                                CODE OF ALABAMA
                                   TITLE 10.
                                  CHAPTER 2B.
                                  ARTICLE 13.
                              DISSENTERS' RIGHTS.
                                   DIVISION A
                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

SECTION 10-2B-13.01.  DEFINITIONS.

    (1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

    (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

    (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.02.  RIGHT TO DISSENT.

    (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
    (i) if shareholder approval is required for the merger by
    Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

           (i) Alters or abolishes a preferential right of the shares;

           (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

          (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.03.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

        (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. (Acts 1994, No. 94-245, p. 343, Section 1.)

                                  DIVISION B.
                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

SECTION 10-2B-13.20.  NOTICE OF DISSENTERS' RIGHTS.

    (a) If proposed corporate action creating dissenters' rights under
Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters' rights under
Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.21.  NOTICE OF INTENT TO DEMAND PAYMENT.

    (a) If proposed corporate action creating dissenters' rights under
Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and
(2) must not vote his or her shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.22.  DISSENTERS' NOTICE.

    (a) If proposed corporate action creating dissenters' rights under
Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

    (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

        (1) State where the payment demand must be sent;

        (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

        (5) Be accompanied by a copy of this article. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.23.  DUTY TO DEMAND PAYMENT.

    (a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

    (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

    (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.24.  SHARE RESTRICTIONS.

    (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

    (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

    (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

    (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.25.  OFFER OF PAYMENT.

    (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

        (2) A statement of the corporation's estimate of the fair value of the shares;

        (3) An explanation of how the interest was calculated;

        (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

        (5) A copy of this article.

    (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.26.  FAILURE TO TAKE CORPORATE ACTION.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

    (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under
Section 10-2B-13.22 and repeat the payment demand procedure. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.27.  RESERVED.

SECTION 10-2B-13.28.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF
PAYMENT.

    (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

        (1) The dissenter believes that the amount offered under
    Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

        (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares. (Acts 1994, No. 94-245, p. 343, Section 1.)

                                  DIVISION C.
                         JUDICIAL APPRAISAL OF SHARES.

SECTION 10-2B-13.30.  COURT ACTION.

    (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

    (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

    (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

    (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.31.  COURT COSTS AND COUNSEL FEES.

    (a) The court in an appraisal proceeding commenced under
Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

    (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted. (Acts 1994, No. 94-245, p. 343, Section 1.)

SECTION 10-2B-13.32.  STATUS OF SHARES AFTER PAYMENT.

    Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide. (Acts 1994, No. 94-245, p. 343, Section 1.)

                                                                         ANNEX F

                             APEX VOTING AGREEMENT

    THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of
March   , 2000, among Cybex Computer Products Corporation, an Alabama corporation ("CYBEX"), and the undersigned shareholder (the "SHAREHOLDER") of Apex Inc., a Washington corporation ("APEX").

                                    RECITALS

    A. Apex, Cybex and Aegean Sea Inc., a Delaware corporation ("AEGEAN"), have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex, pursuant to which mergers Cybex and Apex will become wholly-owned subsidiaries of Aegean (all of the foregoing, the "MERGER"). Pursuant to the Merger, all outstanding shares of Common Stock of Cybex and all of the outstanding shares of Common Stock of Apex shall be converted into the right to receive Common Stock of Aegean, as set forth in the Merger Agreement (the "SHARE ISSUANCE");

    B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Apex and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

    C. In consideration of the execution of the Merger Agreement by Cybex, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Apex over which Shareholder has voting power so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

        (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
    Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (c) "SHARES" shall mean: (i) all securities of Apex (including all shares of Apex Common Stock and all options, warrants and other rights to acquire shares of Apex Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Apex (including all additional shares of Apex Common Stock and all additional options, warrants and other rights to acquire shares of Apex Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

        (d) "TRANSFER". A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    2.  TRANSFER OF SHARES.

        (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (with such modifications as Cybex may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

        (b) TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

    3. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of Apex called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Apex, Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Merger, the Merger Agreement and the Share Issuance.

    4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Cybex a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

    5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (i) is the beneficial owner of the shares of Apex Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Apex other than the shares of Apex Common Stock and options and warrants to purchase shares of Common Stock of Apex indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    6. ADDITIONAL DOCUMENTS. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Cybex, to carry out the intent of this Agreement.

    7. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  MISCELLANEOUS.

        (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Cybex shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Cybex upon any such violation, Cybex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Cybex at law or in equity.

        (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Cybex:             Cybex Computer Products Corporation
                         ----------------------------------------------

                         Facsimile:
                         ----------------------------------------------

                         Attention:
                         ----------------------------------------------

With a copy to:          Sirote & Permutt, P.C.
                         2311 Highland Ave. South
                         Birmingham, Alabama 32505
                         Attention: John H. Cooper, Esq.
                         Facsimile: (205) 930-5101

If to Shareholder:       To the address for notice set forth on the
                         signature page hereof.

        (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

        (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h) OFFICERS AND DIRECTORS. To the extent that Shareholder is or becomes (during the term hereof) a director or officer of Apex, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Shareholder by virtue of, any actions taken by Shareholder in his or her capacity as an officer or director of Apex in exercising its rights under the Merger Agreement.

        (i) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

        (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a Shareholder. Such signature in no way affects its obligations as an officer or director of Apex.

CYBEX COMPUTER PRODUCTS                              SHAREHOLDER
  CORPORATION

By:                                                  By:
                                                     Signature

Name:                                                Name:

Title:                                               Title:

                                                     Print Address

                                                     Telephone

                                                     Facsimile No.

                                                     Share beneficially owned:

                                                     Apex Common Shares
                                                     Apex Common Shares
                                                     issuable upon exercise of outstanding
                                                     options or warrants

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   EXHIBIT A
                               IRREVOCABLE PROXY

    The undersigned Shareholder of Apex Inc., a Washington corporation ("APEX"), hereby irrevocably (to the fullest extent permitted by law) appoints Doyle C. Weeks and Stephen F. Thornton and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Apex that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Apex issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Shareholder of Apex as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

    This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Cybex Computer Products Corporation, an Alabama corporation ("CYBEX"), and the undersigned shareholder (the "VOTING AGREEMENT"), and is granted in consideration of Cybex entering into that certain Agreement and Plan and Reorganization (the "MERGER AGREEMENT"), by and between Apex, Cybex and Aegean Sea Inc., a Delaware corporation ("AEGEAN"). The Merger Agreement provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex in accordance with its terms (the "MERGER"). Pursuant to the Merger, all outstanding Common Stock of Cybex and all outstanding Common Stock of Apex shall be converted into the right to receive Comon Stock of Aegean, as set forth in the Merger Agreement (the "SHARE ISSUANCE"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of Apex and in every written consent in lieu of such meeting in favor of approval of the Merger, the Merger Agreement and the Share Issuance.

    The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a shareholder. Such signature in no way affects its obligations as an officer or director of Apex.

    This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

    Dated:
----------------------------, 2000

                                                      Signature of Shareholder:
                                                      ------------------------------------------------

                                                      Print Name of Shareholder:
                                                      ------------------------------------------------

                                                      Shares beneficially owned:

                                                      Apex Common Shares

                                                      Apex Common Shares issuable upon exercise of
                                                      outstanding options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         ANNEX G

                             CYBEX VOTING AGREEMENT

    THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of
March   , 2000, among Apex Inc., a Washington corporation ("APEX"), and the undersigned shareholder (the "SHAREHOLDER") of Cybex Computer Products Corporation, an Alabama corporation ("CYBEX").

                                    RECITALS

    A. Cybex, Apex and Aegean Sea Inc., a Delaware corporation ("AEGEAN") have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex, pursuant to which mergers Cybex and Apex will become wholly-owned subsidiaries of Aegean (all of the foregoing, the "MERGER"). Pursuant to the Merger, all outstanding shares of Common Stock of Cybex and all of the outstanding shares of Common Stock of Apex shall be converted into the right to receive Aegean Common Stock, as set forth in the Merger Agreement;

    B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Cybex and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

    C. In consideration of the execution of the Merger Agreement by Apex, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Cybex over which Shareholder has voting power so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

        (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
    Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (c) "SHARES" shall mean: (i) all securities of Cybex (including all shares of Cybex Common Stock and all options, warrants and other rights to acquire shares of Cybex Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Cybex (including all additional shares of Cybex Common Stock and all additional options, warrants and other rights to acquire shares of Cybex Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

        (d) "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    2.  TRANSFER OF SHARES.

        (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (with such modifications as Apex may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

        (b) TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

    3. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of Cybex called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Cybex, Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of the Merger and the Merger Agreement.

    4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Apex a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

    5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (i) is the beneficial owner of the shares of Cybex Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of Cybex other than the shares of Cybex Common Stock and options and warrants to purchase shares of Common Stock of Cybex indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    6. ADDITIONAL DOCUMENTS. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Apex, to carry out the intent of this Agreement.

    7. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  MISCELLANEOUS.

        (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Apex shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Apex upon any such violation, Apex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Apex at law or in equity.

        (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Apex:          Apex Inc.

                     ------------------------------------

                     ------------------------------------
                     Attention:
                     Facsimile:

With copies to:      Wilson Sonsini Goodrich & Rosati,
                     Professional Corporation
                     5300 Carillon Point
                     Kirkland, Washington 98033-7356
                     Facsimile: (425) 576-5803
                     Attention: Patrick J. Schultheis, Esq.

        If to Shareholder: To the address for notice set forth on the signature page hereof.

        (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

        (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h) OFFICERS AND DIRECTORS. To the extent that Shareholder is or becomes (during the term hereof) a director or officer of Cybex, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Shareholder by virtue of, any actions taken by Shareholder in his or her capacity as an officer or director of Cybex in exercising its rights under the Merger Agreement.

        (i) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

        (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

           [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a shareholder. Such signature in no way affects its obligations as an officer or director of Cybex

APEX INC.                                      STOCKHOLDER

By: ------------------------------------       By: ------------------------------------
                                               Signature

Name: ----------------------------------       Name: ----------------------------------

Title: -----------------------------------     Title: -----------------------------------

                                               ----------------------------------------

                                               ----------------------------------------
                                               Print Address

                                               ----------------------------------------
                                               Telephone

                                               ----------------------------------------
                                               Facsimile No.

                                               Share beneficially owned:

                                               shares of Cybex Common Stock

                                               shares of Cybex Common Stock issuable upon
                                               exercise of outstanding options or warrants

                        [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   EXHIBIT A
                               IRREVOCABLE PROXY

    The undersigned shareholder of Cybex Computer Products Corporation, an Alabama corporation ("CYBEX"), hereby irrevocably (to the fullest extent permitted by law) appoints Samuel F. Saracino and Barry L. Harmon and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Cybex that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Cybex issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Cybex as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

    This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Apex Inc., a Washington corporation ("APEX"), and the undersigned shareholder (the "VOTING AGREEMENT"), and is granted in consideration of Apex entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and between Apex, Cybex and Aegean Sea Inc., a Delaware corporation ("AEGEAN"). The Merger Agreement provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex in accordance with its terms (the "MERGER"). Pursuant to the Merger, all outstanding Common Stock of Cybex and all outstanding Common Stock of Apex shall be converted into the right to receive Aegean Common Stock, as set forth in the Merger Agreement (the "SHARE ISSUANCE"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of Cybex and in every written consent in lieu of such meeting in favor of the Merger and the Merger Agreement.

    The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a shareholder. Such signature in no way affects its obligations as an officer or director of Cybex

    This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ____________, 2000

                           Signature of Shareholder: ____________
                           Print Name of Shareholder: ____________
                           Shares beneficially owned:
                              ___ shares of Cybex Common Stock
                              ___ shares of Cybex Common Stock issuable upon
                           exercise of outstanding options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to the corporation or its stockholders

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

    - under Section 174 of the Delaware General Corporation Law or

    - for any transaction from which the director derived an improper personal benefit.

    As permitted by Section 145 of the Delaware General Corporation Law, the registrant's certificate of incorporation further provides:

    - for mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person

    - that the registrant's obligation to indemnify any person who was or is serving at the registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity must be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity

    - that the registrant must advance to all indemnified parties the expenses (including attorney's fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide the registrant an undertaking to repay such advances if indemnification is determined to be unavailable

    - that the rights conferred in the certificate of incorporation are not exclusive; and

    - that the registrant may not retroactively amend the certification of incorporation provisions relating to indemnity.

    The indemnification provision in the registrant's certificate of incorporation may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       2.1*             Agreement and Plan of Reorganization by and among Apex Inc.,
                        Cybex Computer Products Corporation and Aegean Sea Inc.,
                        dated as of March 8, 2000

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       3.1              Certificate of Incorporation of Aegean Sea

       3.2              Bylaws of Aegean Sea

       4.1#             Specimen Common Stock Certificate

       5.1#             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation, regarding the legality of the securities being issued

       8.1#             Form of Opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation, regarding certain tax issues

       8.2#             Form of Opinion of Sirote & Permutt, P.C. regarding certain tax issues

       9.1*             Form of Voting Agreement, dated March 8, 2000, between Apex
                        Inc. and certain shareholders of Cybex Computer Products
                        Corporation

       9.2*             Form of Voting Agreement, dated March 8, 2000, between Cybex
                        Computer Products Corporation and certain shareholders of
                        Apex Inc.

      10.1# Form of Indemnification Agreement between Aegean Sea and each of its directors and executive officers

      10.2              Employee Stock Plan, incorporated by reference (pursuant to the provisions of Rule 411) to Exhibit No. 10.9 to
                        Registration Statement on Form SB-2 No. 333-17753 of Apex
                        Inc.

      10.2.1            Form of Nonstatutory Stock Option Letter Agreement related to Employee Stock Plan, incorporated by reference (pursuant to the provisions of Rule 411) to Exhibit No. 10.10 to
                        Registration Statement on Form SB-2 No. 333-17753 of Apex
                        Inc.

      10.3              1995 Employee Stock Option Plan, incorporated by reference
                        (pursuant to the provisions of Rule 411) to Exhibit No. 10.3 to Registration Statement No. 33-93124 of Cybex Computer
                        Products Corporation

      10.4 1995 Outside Directors Stock Option Plan, incorporated by reference (pursuant to the provisions of Rule 411) to Exhibit No. 10.4 to Registration Statement No. 33-93124 of
                        Cybex Computer Products Corporation

      10.5              1998 Employee Stock Incentive Plan, incorporated by
                        reference to. Exhibit No. 10.7 (pursuant to the provisions of Rule 411) to Cybex Computer Products Corporation's Annual
                        Report on Form 10-K as filed on June 26, 1998

      10.6              Employee Stock Purchase Plan, incorporated by reference
                        (pursuant to the provisions of Rule 411) to Exhibit No.
                        10.11 to Registration Statement on Form SB-2 No. 333-17753 of Apex Inc.

      10.7              Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and Stephen F. Thornton,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.1 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.8#             Amendment to Employment and Noncompetition Agreement dated as of March 7, 2000 by and among PolyCon Investments, Inc., a Texas corporation d/b/a Cybex Employment Services Co.,
                        Cybex Computer Products Corporation, and Stephen F. Thornton

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.9              Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and Doyle C. Weeks,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.2 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.10#            Amendment to Employment and Noncompetition Agreement dated as of March 7, 2000 by and among PolyCon Investments, Inc., a Texas corporation d/b/a Cybex Employment Services Co.,
                        Cybex Computer Products Corporation, and Doyle C. Weeks

      10.11             Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and Douglas E. Pritchett,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.3 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.12#            Amendment to Employment and Noncompetition Agreement dated as of March 7, 2000 by and among PolyCon Investments, Inc., a Texas corporation d/b/a Cybex Employment Services Co.,
                        Cybex Computer Products Corporation, and Douglas E.
                        Pritchett

      10.13             Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and R. Byron Driver,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.4 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.14             Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and Gary R. Johnson,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.5 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.15             Employment and Noncompetition Agreement dated as of July 1,
                        1999 by and among PolyCon Investments, Inc., a Texas
                        corporation d/b/a Cybex Employment Services Co., Cybex
                        Computer Products Corporation, and Christopher Thomas,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit 10.6 of Cybex Computer Products
                        Corporation's Quarterly Report on Form 10-Q as filed on
                        February 14, 2000

      10.16#            Employment and Noncompetition Agreement dated March 7, 2000 by and between Apex Inc. and Barry L. Harmon

      10.17#            Employment and Noncompetition Agreement dated March 7, 2000 by and between Apex Inc. and C. David Perry

      10.18#            Employment and Noncompetition Agreement dated March 7, 2000 by and between Apex Inc. and Samuel F. Saracino

      10.19             Amendment Agreement dated March 7, 2000 by and between Apex
                        Inc. and Kevin J. Hafer, incorporated by reference (pursuant to the provisions of Rule 411) to Exhibit No. 10.3.3 of
                        Apex's Annual Report on Form 10-K as filed on March 30, 2000

      10.20             Purchase Agreement dated September 19, 1994, by and between
                        Apex Inc. and Compaq Computer Corporation, as amended,
                        incorporated by reference (pursuant to the provisions of
                        Rule 411) to Exhibit No. 10.6.1 to Registration Statement on
                        Form SB-2 No. 333-17753 of Apex Inc. +

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.21             Amendment to Purchase Agreement effective as of August 6,
                        1998, by and between Apex Inc. and Compaq Computer
                        Corporation, incorporated by reference (pursuant to the
                        provisions of Rule 411) to Exhibit No. 10.6.2 to
                        Registration Statement on Form SB-2 No. 333-17753 of Apex
                        Inc. +

      23.1              Consent of PricewaterhouseCoopers, LLP

      23.2              Consent of PricewaterhouseCoopers, LLP

      23.3#             Consent of Sirote & Permutt, P.C. (included in Exhibit 8.2)

      23.4#             Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (included in Exhibit 5.1 and Exhibit 8.1)

      23.5              Consent of Donaldson, Lufkin & Jenrette Securities
                        Corporation

      23.6              Consent of SG Cowen Securities Corporation

      24.1              Power of Attorney (see page II-6)

      99.1              Form of Apex Inc. proxy card

      99.2              Form of Cybex Computer Products Corporation proxy card

      99.3              Consent of Person About to Become a Director--Stephen F.
                        Thornton

      99.4              Consent of Person About to Become a Director--John R. Cooper

------------------------

* Filed as an annex to the joint proxy statement/prospectus constituting part of this registration statement and incorporated herein by reference

+ Confidential treatment has previously been requested for portions of these documents

#  To be filed by amendment

    (b) FINANCIAL STATEMENT SCHEDULES
       Not applicable.

    (c) REPORTS, OPINIONS OR APPRAISALS

       Opinions of Donaldson, Lufkin & Jenrette Securities Corporation and SG Cowen Securities Corporation (attached as Annexes B and C, respectively, to the joint proxy statement/ prospectus filed as part of this registration statement).

ITEM 22. UNDERTAKINGS

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Exchange Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Aegean Sea Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 31st day of March, 2000.

                                                       AEGEAN SEA INC.

                                                       BY:              /S/ DOYLE C. WEEKS
                                                            -----------------------------------------
                                                                    Doyle C. Weeks, PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doyle C. Weeks and Barry L. Harmon and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                     TITLE                      DATE
                   ---------                                     -----                      ----
               /s/ DOYLE C. WEEKS                 President and Director (principal
     --------------------------------------       executive officer)                   March 31, 2000
                 Doyle C. Weeks

                                                  Senior Vice President, Finance,
            /s/ DOUGLAS E. PRITCHETT              Chief Financial Officer and
     --------------------------------------       Treasurer (principal financial and   March 31, 2000
              Douglas E. Pritchett                accounting officer)

              /s/ BARRY L. HARMON                 Senior Vice President, West Coast
     --------------------------------------       Operations, and Director             March 31, 2000
                Barry L. Harmon